Exhibit 10.1

Execution Version

COLLATERAL AGENCY, INTERCREDITOR AND ACCOUNTS AGREEMENT

dated as of May 28, 2025

by and among

REPAUNO FINANCING HOLDCO LLC,
a Delaware limited liability company,

DELAWARE RIVER PARTNERS LLC,
a Delaware limited liability company,

DRP URBAN RENEWAL 1, LLC,
a New Jersey limited liability company,
DRP URBAN RENEWAL 2, LLC,
a New Jersey limited liability company,
DRP URBAN RENEWAL 3, LLC,
a New Jersey limited liability company,
DRP URBAN RENEWAL 4, LLC,
a Delaware limited liability company,
DRP URBAN RENEWAL 5, LLC,
a Delaware limited liability company,

UMB BANK, N.A.,
as the Bond Trustee for the DRP 4 Series 2025 Bonds,

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as the Administrative Agent for the Taxable Term Loan,

UMB BANK, N.A.,
as the Collateral Agent

and

each REPAUNO ENTITY (as defined herein) and SECURED PARTY (as defined herein) from time to time party hereto,

UMB BANK, N.A.,
as the Account Bank

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Exhibits

Exhibit A	Definitions and Rules of Interpretation

Exhibit B	Form of Funds Transfer Certificate

Exhibit C	Accounts

Exhibit D	Form of Incumbency Certificate

Exhibit E	Form of Distribution Release Certificate

Exhibit F	Form of Accession Agreement

Exhibit G	Form of Reaffirmation Agreement

Exhibit H	Form of Mortgage Modification Certificate

Exhibit I	Form of Construction Account Withdrawal Certificate

Exhibit J	Form of Technical Advisor Certificate

Exhibit K	Form of Equity Transfer Certificate

Exhibit L	Form of Collateral Assignment of Material Project Contracts

Attachments

Attachment A	Closing Date Permitted Indebtedness

Attachment B	Material Project Contracts

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COLLATERAL AGENCY, INTERCREDITOR AND ACCOUNTS AGREEMENT

This COLLATERAL AGENCY, INTERCREDITOR AND ACCOUNTS AGREEMENT (this “Agreement” or the “Collateral Agency Agreement”), dated as of May 28, 2025 is made by and among Repauno Financing Holdco LLC, a Delaware limited liability company (“Repauno Holdco”), Delaware River Partners LLC, a Delaware limited liability company (“DRP” and, together with Repauno Holdco, the “Pledgors”); DRP Urban Renewal 1, LLC, a New Jersey limited liability company (“DRP 1”); DRP Urban Renewal 2, LLC, a New Jersey limited liability company (“DRP 2”); DRP Urban Renewal 3, LLC, a New Jersey limited liability company (“DRP 3”); DRP Urban Renewal 4, LLC, a Delaware limited liability company (“DRP 4”); DRP Urban Renewal 5, LLC, a Delaware limited liability company (“DRP 5”, and collectively with DRP, DRP 1, DRP 2, DRP 3, DRP 4, and each other entity other than DRP that is, as of the date hereof, or thereafter becomes, a direct or indirect subsidiary of either of the Pledgors, the “Repauno Entities”; and the Repauno Entities, collectively with Repauno Holdco, the “Repauno Group”, and each a “Repauno Group Member”); UMB Bank, N.A., in its capacity as the Bond Trustee on behalf of the Owners of the DRP 4 Series 2025 Bonds; UMB Bank, N.A., in its capacity as collateral agent on behalf of itself and the Secured Parties (in such capacity, together with any permitted successors and assigns, the “Collateral Agent”), UMB Bank, N.A., in its capacity as securities intermediary and account bank (in such capacities, together with any permitted successors and assigns, the “Account Bank”), Deutsche Bank Trust Company Americas, as the Administrative Agent for the Taxable Term Loan, and each other Secured Party that is, as of the date hereof, or thereafter becomes, a party hereto. All capitalized terms used herein but not otherwise defined herein shall have the respective meanings given to such terms in Exhibit A. The rules of interpretation set forth in Exhibit A hereto shall apply to this Agreement.

RECITALS

A.          WHEREAS, each Repauno Entity is authorized by law and deems it desirable to enter into this Agreement for the purpose of providing for the issuance from time to time of Secured Obligations in connection with the lawful and proper purposes of the Repauno Entities;

B.          WHEREAS, pursuant to the Security Agreement and certain other Security Documents, each Repauno Entity has granted a first-priority security interest in, to and under the Collateral (subject to Permitted Security Interests) as security for the payment and performance of all Secured Obligations in accordance with such Security Documents.

C.         WHEREAS, pursuant to the Pledge Agreement, each Pledgor has granted a first-priority security interest in, to and under the Pledged Collateral (subject to Permitted Security Interests) as security for the payment and performance of all Secured Obligations in accordance with the Pledge Agreement.

D.         WHEREAS, each Repauno Entity may from time to time incur other Secured Obligations pursuant to and under the Secured Obligation Documents (as defined herein) applicable to such Repauno Entity and, subject to the terms and conditions set forth in Section 7.06, the Secured Parties under such Secured Obligation Documents may accede to and have the benefits and obligations of this Agreement and the other Security Documents.

E.           WHEREAS, the parties hereto desire to appoint UMB Bank, N.A., as Collateral Agent and Account Bank, and UMB Bank, N.A. accepts such appointment as Collateral Agent and Account Bank on the terms and with the duties to be performed as provided herein and in the Security Documents.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DELIVERY OF FINANCING DOCUMENTS

Section 1.01         Delivery of Financing Documents. True and correct copies of the applicable Financing Documents required to be delivered on each Closing Date shall, on such Closing Date, be furnished to the Collateral Agent by the Repauno Entities. True and correct copies of (a) the Financing Documents required to be delivered on the Closing Date for the DRP 4 Series 2025 Bonds, and (b) the Financing Documents required to be delivered on the Closing Date for the Taxable Term Loan, have been furnished in accordance with this Section 1.01.

ARTICLE II
THE COLLATERAL AGENT

Section 2.01          Appointment.

(a)          The Secured Debt Representatives (on behalf of the Secured Parties) hereby appoint UMB Bank, N.A. as collateral agent for the benefit of the Secured Parties with respect to the Security Interests on the Collateral and the rights and remedies granted pursuant to the Security Documents. The Secured Parties authorize and direct the Collateral Agent to enter into the Financing Documents to which the Collateral Agent is a party.

(b)           UMB Bank, N.A. accepts such appointment and agrees to act as Collateral Agent in accordance herewith.

(c)          The Secured Debt Representatives hereby authorize and direct the Collateral Agent to act in accordance with the terms of this Agreement notwithstanding any contrary provision in the other Security Documents or the other Secured Obligation Documents with respect to Enforcement Actions, the application of any Collateral or proceeds thereof and matters set forth in Section 2.04 below.

(d)         The Secured Debt Representatives hereby authorize and direct the Collateral Agent to act in accordance with the terms of any Permitted Subordinated Debt with respect to:

(i)          actions that may be taken at any general meeting of creditors of any Repauno Group Member in the event of any liquidation, reorganization, dissolution, winding up or composition or readjustment of any Repauno Group Member or any Repauno Group Member’s interests (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, receivership proceedings, or upon a general assignment for the benefit of any Repauno Group Member’s creditors or any other marshalling of the assets and liabilities of any Repauno Group Member, or otherwise), if all Bond Obligations, all Taxable Term Loan Obligations and all other Additional Senior Secured Indebtedness have not been paid in full at such time;

(ii)          such actions as the Collateral Agent (acting at the direction of the Secured Debt Representatives of the Required Secured Creditors) may deem necessary for the enforcement of the subordination provisions contained in such Permitted Subordinated Debt; and

(iii)          turnover of payments.

(e)          Subject to the terms herein, the Collateral Agent hereby accepts and agrees to, and each Repauno Group Member hereby acknowledges and consents to, the foregoing authorization and direction of the Secured Debt Representatives.

Section 2.02          Duties and Responsibilities.

(a)          The Collateral Agent agrees to administer this Agreement and the other Security Documents to which it is a party as Collateral Agent and to perform its duties and obligations as the Collateral Agent hereunder in accordance with the terms hereof. The Collateral Agent shall have no duties or responsibilities except those expressly set forth herein or in the other Security Documents to which it is a party as the Collateral Agent, and no duties or responsibilities shall be inferred or implied against the Collateral Agent and no implied covenants or obligations shall be read into this Agreement or any such other Security Documents against the Collateral Agent. After any Secured Obligation Event of Default, the Collateral Agent shall be entitled to enforce this Agreement and to act as the disbursing and collecting agent for the Secured Parties with respect to all payments and collections arising in connection with the Financing Documents, and among other remedies, to foreclosure upon, collect and dispose of the Collateral and to apply the proceeds therefrom, for the benefit of the Secured Parties, as provided herein.

(b)          The Collateral Agent shall not be required to exercise any discretion or take any action in its discretion, but shall only be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Secured Creditors (or, where expressly required by the terms of the Secured Obligation Documents, such other proportion of the holders of Secured Obligations) and upon receipt of indemnity from the Repauno Group or the other Secured Parties reasonably satisfactory to the Collateral Agent, if requested, such instructions shall be binding upon the Collateral Agent and each of the Secured Parties; provided, however, that the Collateral Agent shall not be required to take any action which is contrary to any provision hereof, any provision of the other Security Documents or applicable Law.

(c)          Notwithstanding any other provision of the Security Documents, in no event shall the Collateral Agent be required to foreclose on, or take possession of, the Collateral, if, in the reasonable judgment of the Collateral Agent, such action would be in violation of any applicable Law, rule or regulation pertaining thereto, or if the Collateral Agent reasonably believes that such action would result in the incurrence of liability by the Collateral Agent for which it is not fully indemnified by the Repauno Group to the extent required by this Agreement, including pursuant to Sections 2.10 and 11.02 of this Agreement, by application of the Collateral pursuant to this Agreement, or by the Secured Parties.

(d)         The Collateral Agent shall not be responsible to the Secured Parties for (i) any recitals, statements, representations or warranties by any Repauno Group Member or any of the Secured Parties (other than its own, in its capacity as a Secured Party) contained in this Agreement or the other Secured Obligation Documents, or any certificate or other document delivered by any Repauno Group Member or any of the Secured Parties thereunder, (ii) the value, validity, effectiveness, genuineness, enforceability (other than as to the Collateral Agent with respect to such documents to which the Collateral Agent is a party) or, except as may otherwise be required by law, sufficiency of this Agreement or any other document referred to or provided for herein or therein or of the Collateral held by the Collateral Agent hereunder, (iii) the performance or observance by any Repauno Group Member or any of the Secured Parties (other than as to itself) of any of their respective agreements contained herein or therein, nor shall the Collateral Agent be liable because of the invalidity or unenforceability of any provisions of this Agreement (other than as to itself), or (iv) the validity, perfection, priority or enforceability of the Security Interests (including filings related thereto) on any of the Collateral, the validity of the title of any Repauno Group Member, as applicable, to the Collateral, insuring the Collateral or the payment of Taxes, charges, assessments or Security Interests on the Collateral or otherwise as to the maintenance of the Collateral.

(e)          The Collateral Agent may at any time request instructions from the Required Secured Creditors as to a course of action to be taken by it hereunder and under any of the Security Documents or in connection herewith and therewith or any other matters relating hereto and thereto, and the Collateral Agent shall be fully justified in failing or refusing to take any such action (unless such action is expressly provided for under the Security Documents) if it shall not have received such written instruction and if requested, indemnity from the Repauno Group or the other Secured Parties reasonably satisfactory to it. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim or confer any rights on any other party hereto.

(f)           Neither the Collateral Agent, the Account Bank nor any of their directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except that the Collateral Agent and Account Bank shall be liable for its or their own gross negligence, bad faith or willful misconduct.

(g)         The Collateral Agent shall not be responsible for and makes no representation as to the validity, legality, enforceability, sufficiency or adequacy of any Bond Indenture, the Bonds or the Security Documents or the Collateral covered thereby, and it shall not be accountable for any Repauno Entity’s use of any Bonds, the proceeds from any Bonds, or any money paid to any Repauno Entity pursuant to the provisions hereof, and the Collateral Agent shall not be responsible for any statement of any Repauno Entity, as applicable, in any Bond Indenture, the Security Documents or any document issued in connection with the sale of any Bonds, or any statement in any Bonds, other than, with respect to the applicable Bond Trustee, its respective certificate of authentication. Neither any Bond Trustee nor the Collateral Agent make any representations with respect to the effectiveness or adequacy of this Agreement.

Section 2.03          Authorization. The Secured Debt Representatives (on behalf of the Secured Parties), hereby authorize the Collateral Agent to (a) execute, deliver and perform in such capacity under this Agreement and each other Secured Obligation Document to which the Collateral Agent is or is intended to be a party, (b) exercise and enforce any and all rights, powers and remedies provided to the Collateral Agent or to any of the Secured Parties by this Agreement, any other Secured Obligation Document, any applicable Law, or any other document, instrument, or agreement, and (c) take any other action authorized under this Agreement and any other Secured Obligation Document to which the Collateral Agent is a party.

Section 2.04          Administrative Actions. The Collateral Agent may, but shall not be obligated (unless directed in accordance with this Agreement or any other Secured Obligation Document to take a specific action) to, take such action as it deems necessary to perfect or continue the perfection of the Security Interests on the Collateral held for the benefit of the Secured Parties. The Collateral Agent shall not release, share or subordinate any of the Collateral held for the benefit of the Secured Parties, or any Security Interests in the Collateral held for the benefit of the Secured Parties, except: (a) subject to Section 13.02, upon written direction of the Secured Debt Representatives representing at least the Required Secured Creditors (acting on behalf of the Secured Parties in accordance with the terms of the Secured Obligation Documents); (b) upon Payment in Full, as certified to the Collateral Agent by all of the Secured Debt Representatives (acting in accordance with the terms of the Secured Obligation Documents); (c) for Collateral consisting of a debt instrument if the indebtedness evidenced thereby has been paid in full, as certified to the Collateral Agent by the applicable Secured Debt Representative (acting in accordance with the Secured Obligation Documents); (d) upon receipt of a certificate of the applicable Repauno Group Member certifying that such release, sharing or subordination is expressly permitted under the Secured Obligation Documents; or (e) upon receipt of a certificate of the applicable Repauno Group Member certifying such Collateral has become an Excluded Asset (as defined in the Security Agreement), or certifying that such Collateral is to become an Excluded Asset (as defined in the Security Agreement) and the prior or simultaneous release, sharing or subordination of such Collateral or the Security Interests therein is necessary in connection therewith. Upon the written request by the Collateral Agent, the applicable Repauno Group Member, at any time: the Secured Debt Representatives of the Required Secured Creditors will confirm in writing the Collateral Agent’s authority to release, share or subordinate particular types or items of Collateral pursuant to this Section and the Secured Debt Representatives hereby agree to provide such confirmations (provided with respect to the Bond Trustee, the Bond Trustee shall only be obligated to provide such confirmation if directed by the Majority Holders (as defined in the applicable Bond Indenture)). The Collateral Agent shall execute and deliver such documents and instruments as the applicable Repauno Group Member may request to evidence such release, sharing or subordination permitted above, including any subordination and non-disturbance agreements and reciprocal easement agreements.

Section 2.05          Determination of Amounts and Secured Obligations. Upon the written request of the Collateral Agent or any Repauno Entity: the Secured Debt Representatives (on behalf of the Secured Parties) and any Additional Senior Unsecured Indebtedness Holders (or their designated agent) shall promptly deliver to the Collateral Agent (with a copy to each Secured Party and Additional Senior Unsecured Indebtedness Holder, if any) a certificate, dated the date of delivery thereof and signed by such party, as to (a) the identity and address of such Secured Party or Additional Senior Unsecured Indebtedness Holder (provided, for the avoidance of doubt, in the case of any Bond Trustee, such Bond Trustee shall only be required to provide the names and addresses of the registered owner of the applicable Bonds), (b) the principal amount of the Financing Obligations then outstanding held by such Secured Party or Additional Senior Unsecured Indebtedness Holder, (c) in the case of any such certificate being delivered in contemplation of the application of amounts received by the Collateral Agent in respect of the Collateral pursuant to Article IX hereof, the amount of interest on the Financing Obligations owing and any other amounts in respect of the Financing Obligations owing to such Secured Party or Additional Senior Unsecured Indebtedness Holder, as the case may be (in the case of any such other amounts, accompanied by appropriate evidence thereof), or (d) in the event any of the Financing Obligations shall have become or been declared to be due and payable, the principal amount of such Financing Obligations then due and payable to such Secured Party or Additional Senior Unsecured Indebtedness Holder, as the case may be (to the extent that such information is different from that provided in clause (b) above). The Collateral Agent shall be entitled to rely on certifications received by it from any Secured Debt Representative for the purposes of determining the amount of the Secured Obligations then outstanding held by such Secured Party in accordance with the preceding sentence and from any agent designated as such by any Additional Senior Unsecured Indebtedness Holder for purposes of determining the then outstanding amount of Additional Senior Unsecured Indebtedness held by such Additional Senior Unsecured Indebtedness Holder (in each case, which certificates shall be given substantially contemporaneously with the corresponding action (as permitted by this Agreement) being taken); provided that in the absence of the Collateral Agent’s receipt of any certification requested by it pursuant to this section, the Collateral Agent shall be entitled (but not obligated) to take such action if the Collateral Agent shall have sufficient knowledge to make any determination required to be made in connection with such action.

Section 2.06         Employment of Agents. The Collateral Agent may, at the Repauno Group’s reasonable cost and expense, employ or retain such agents, counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining, administering and discharging its rights and duties hereunder and under the other Security Documents. In the absence of the Collateral Agent’s gross negligence, bad faith or willful misconduct in employing or retaining any such counsel, accountants, appraisers, experts or advisors, the Collateral Agent may act and rely, and shall be protected in acting and relying, in good faith, on the opinion or advice of or information obtained from any such counsel, accountant, appraiser or other expert or advisor, whether retained or employed by any Repauno Group Member for the benefit of the Collateral Agent, or by the Collateral Agent, in relation to any matter arising in the administration hereof or in the determination or discharging of its rights and duties hereunder, and shall not be responsible for any act or omission on the part of any of them or for acting or relying in good faith on the opinion or advice or information obtained from such expert or advisor. In addition, subject to Section 2.02(f), the Collateral Agent shall not be liable for any acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians appointed with due care.

Section 2.07          Reliance of Collateral Agent. In connection with the performance of its duties hereunder, the Collateral Agent shall be entitled to rely conclusively upon, and shall be fully protected in acting or refraining from acting if the action or non-action (as applicable) is in accordance with, any written certification, notice, instrument, opinion, request, consent, order, approval, direction or other written communication (including any thereof by facsimile or electronic communication or signature) of a Secured Debt Representative (including, but not limited to, instructions under Section 2.02(e) hereof), any Repauno Group Member or any Secured Party (in each case, to the extent such Person is entitled to issue such instruction or other communication to the Collateral Agent pursuant to this Agreement), that the Collateral Agent in good faith reasonably believes to be genuine and to have been signed or sent by or on behalf of the proper Person or Persons, and it shall be entitled to rely conclusively upon the due execution, validity and effectiveness, and the truth, correctness and acceptability of, any provisions contained therein. The Collateral Agent shall not have any responsibility to make any investigation into the facts or matters stated in any notice, certificate, instrument, demand, request, direction, instruction, or other communication furnished to it. Whenever this Agreement specifies that any instruction or consent by a Secured Debt Representative is to be given in accordance with the terms of the applicable Secured Obligation Documents, the Collateral Agent shall be entitled to rely upon any such instruction or consent by such Secured Debt Representative (which instruction or consent need not state that it is given in accordance with the terms of the applicable Secured Obligation Documents), and the Collateral Agent may presume without investigation that any such instruction or consent by such Secured Debt Representative has been given in accordance with the terms of the applicable Secured Obligation Documents.

Section 2.08          Non-Reliance on Collateral Agent. Each of the Repauno Group Members and each of the Secured Debt Representatives hereby expressly acknowledge that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Collateral Agent hereafter taken shall be deemed to constitute any representation or warranty by the Collateral Agent to any other Secured Party or any Repauno Group Member. Except for any notices, reports and other documents expressly required to be furnished to the other Secured Parties by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or other), prospects or creditworthiness of any Repauno Group Member or any other Person that may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates. UMB Bank, N.A. is entering into this Agreement and the other Security Documents solely in its capacities as Collateral Agent and as Account Bank and not in its individual capacity and in no case shall UMB Bank, N.A. (or any Person acting as successor, Collateral Agent or Account Bank under this Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations of any Repauno Group Member, hereunder or thereunder, all such liability, if any, being expressly waived by the parties hereto and any person claiming by, through or under such party. Each Bond Trustee is entering into this Agreement and the applicable other Security Documents solely in its capacity as a Bond Trustee for the benefit of the Owners of the applicable Bonds and not in its individual capacity, and in no case shall any Bond Trustee be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations of any Repauno Group Member, hereunder or thereunder, all such liability, if any, being expressly waived by the parties hereto and any person claiming by, through or under such party. The Taxable Term Loan Administrative Agent is entering into this Agreement and the applicable other Security Documents solely in its capacity as the administrative agent for the lenders of the Taxable Term Loan. This Section 2.08 shall survive the payment of all Secured Obligations payable to the Secured Parties. Except when the Collateral Agent has been directed to do so in writing by the Required Secured Creditors (or, where expressly required by the terms of the Secured Obligation Documents, such other proportion of the holders of Secured Obligations), nothing herein shall require the Collateral Agent to file financing statements or to monitor or verify the filing of financing statements (or amendments thereto) and the information contained therein.

Section 2.09          Collateral Agent in Individual Capacity. The Agent Bank and its Affiliates may make loans to, issue letters of credit in favor of, accept deposits from and generally engage in any kind of business with any Repauno Entity and its respective Affiliates as though the Agent Bank were not the Collateral Agent hereunder and under the Security Documents. With respect to Secured Obligations made or renewed by it in its individual capacity, if any, the Agent Bank in its individual capacity shall have the same rights and powers under this Agreement and the Secured Obligation Documents as any other Secured Party and may exercise the same as though it were not the Collateral Agent, and the term “Secured Party” shall include the Agent Bank in its individual capacity.

Section 2.10        Collateral Agent Under No Obligation. None of the provisions of the Security Documents shall be construed to require the Collateral Agent to expend or risk its own funds or otherwise to incur any personal liability, financial or otherwise, in the performance of any of its duties hereunder or thereunder, except that the Collateral Agent shall bear its own ordinary course business expenses (to the extent not covered by the fees and expenses expressly set forth in the UMB Fee Schedule attached hereto). The Collateral Agent shall be under no obligation to perform any duty or exercise any of the rights or powers vested in it by the Secured Obligation Documents unless the Collateral Agent shall have been offered security or indemnity from the Repauno Group or the other Secured Parties reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in performing such duty or exercising such rights or powers (including interest thereon from the time incurred until reimbursed).

Section 2.11          Resignation and Removal; Successor Collateral Agent; Individual Collateral Agent.

(a)        The Collateral Agent may resign at any time by giving at least sixty (60) days’ prior written notice thereof to the Secured Debt Representatives and the Repauno Group, and the Collateral Agent may be removed at any time with or without cause by the Required Secured Creditors upon thirty (30) days’ written notice thereof to the Collateral Agent, the Secured Debt Representatives and the Repauno Group, in any case such resignation or removal to be effective only upon the appointment and acceptance of a successor Collateral Agent as provided below. In connection with any such resignation or removal, the Required Secured Creditors shall have the right to appoint a successor collateral agent that, so long as no Secured Obligation Event of Default has occurred and is continuing, shall be reasonably acceptable to the Repauno Group. If no successor Collateral Agent shall have been so appointed by the Required Secured Creditors prior to the effective date of the resignation or removal of the Collateral Agent, then the Collateral Agent may, on behalf of the Secured Parties, apply to a court of competent jurisdiction (with notice to the Secured Debt Representatives and the Repauno Group) for the appointment of a successor Collateral Agent. Any successor Collateral Agent shall be a bank organized under the laws of the U.S. or any state thereof that has an office in the State of New York, the appointment of which bank as Collateral Agent will not cause any of the parties hereto or their respective Affiliates to be in contravention of applicable Law, and which agrees to administer the Collateral in accordance with the terms hereof and of the other Security Documents and at the time of appointment and acceptance shall have a total capital stock and unimpaired surplus of not less than $500,000,000 and, so long as no Secured Obligation Event of Default has occurred and is continuing, shall be reasonably acceptable to the Repauno Group. UMB Bank, N.A. hereby represents and confirms that it meets the qualifications provided in the preceding sentence. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, obligations and duties of the retiring or removed Collateral Agent, and the retiring or removed Collateral Agent shall be discharged from its duties and responsibilities hereunder. After any retiring or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement (including Sections 2.14, 10.01 and 10.02) shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent hereunder.

(b)          If at any time the Collateral Agent shall determine that it shall be necessary or appropriate under applicable Law, or in order to permit the taking of any action that is required or permitted to be taken hereunder, the Collateral Agent and the Repauno Group Members (with written notice to the Secured Debt Representatives) shall execute and deliver all instruments necessary to appoint any Person that meets the requirements for a successor Collateral Agent as set forth in Section 2.11(a) relating to (i) non-contravention of applicable Law, and (ii) agreeing to the terms on which the Collateral will be managed, as a Co-Collateral Agent (“Co-Collateral Agent”) or, if such Person meets all the requirements set forth in Section 2.11(a) above, as substitute Collateral Agent, with respect to all or any portion of the Collateral, in any case with such powers, rights, duties, obligations and immunities conferred upon the Collateral Agent hereunder as may be specified therein. If any Repauno Group Member shall nevertheless refuse to join in the execution of any such instrument within ten (10) Business Days of any written request therefor by the Collateral Agent or if any Secured Obligation Event of Default shall have occurred and is continuing, the Collateral Agent may act under (and in accordance with) the foregoing provisions without the concurrence of such Repauno Group Member; and each Repauno Group Member hereby irrevocably makes, constitutes and appoints the Collateral Agent as the agent and attorney-in-fact for such Repauno Group Member to act for it for the limited purpose of performing such Repauno Group Member’s obligations under the provisions of (and in accordance with) this paragraph (b) (such power being coupled with an interest and irrevocable).

Every Co-Collateral Agent shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)           all rights and powers conferred or imposed upon the Collateral Agent may be conferred or imposed upon and may be exercised or performed by such Co-Collateral Agent as specified in the instrument appointing such Co-Collateral Agent;

(ii)          no Collateral Agent shall be personally liable by reason of any act or omission of any other Collateral Agent or Co-Collateral Agent hereunder; and

(iii)          a Co-Collateral Agent shall not be required to meet the conditions of eligibility under Section 2.11(a) if such Co-Collateral Agent holds only an insubstantial amount of the Collateral, as determined by the Required Secured Creditors.

Section 2.12          Books and Records; Reports.

(a)          The Collateral Agent shall at all times keep, or cause to be kept, proper books of record and account in which complete and accurate entries shall be made of all transactions relating to the Financing Obligations, Project Revenues and all Project Accounts (other than any Operating Account, the Equity Funded Account and any Collection Account) established pursuant to this Agreement. Such books of record and accounts shall be available for inspection (or the receipt of copies of such books or excerpts thereof) by the Secured Parties, or their agents or representatives duly authorized in writing, at reasonable hours and under reasonable circumstances and upon reasonable prior written request. Any costs, fees or expenses of such inspections or copies shall be paid to the Collateral Agent, Dissemination Agent, the applicable Bond Trustee, or any other applicable Secured Debt Representative by the applicable Repauno Entity. The Collateral Agent shall provide the applicable Repauno Entity with written notice of any such inspection or copy request.

(b)          Within fifteen (15) days after the end of each month, the Collateral Agent shall furnish to the Secured Debt Representatives and the applicable Repauno Entity, a report that shall set forth in reasonable detail the account balances, receipts, disbursements, transfers, investment transactions and accruals for each of the Project Accounts (other than any Operating Account, the Equity Funded Account and any Collection Account) during such month. The requirements of this Section 2.12 shall be performed by the Collateral Agent by granting the Secured Debt Representatives and the applicable Repauno Entity online, read-only access to the Project Accounts.

(c)          The Collateral Agent shall maintain records of all receipts, disbursements, and investments of funds with respect to the Project Accounts (other than any Operating Account, the Equity Funded Account and any Collection Account) until the fifth anniversary of the date on which all of the Secured Obligations shall have been Paid in Full.

Section 2.13          Authorization of Collateral Agent to Recover Compensation, Fees and Expenses. To the extent that any Repauno Group Member fails to pay any amount required to be paid by it to the Collateral Agent pursuant to Sections 11.01 and 11.02 hereof (and the Collateral Agent has not otherwise been paid such amount either in accordance with the terms hereof or otherwise), the Collateral Agent is hereby authorized to transfer funds to reimburse itself for such amounts out of the following accounts in the following order of priority: (a) the Equity Lock-Up Account, (b) the Revenue Account, and (c) to the extent permitted by the Secured Obligation Documents and applicable Law (including the Code), the Construction Account; provided that, following the Collateral Agent’s receipt of any written notice from any Repauno Entity that a transfer would adversely affect the exclusion from gross income, for federal income tax purposes, of the interest on any Secured Obligations (whether such Secured Obligations are then outstanding, or have been paid in full), then the Collateral Agent shall not be authorized to transfer funds from the Construction Account pursuant to this Section 2.13; provided that the Collateral Agent shall notify DRP in writing at least 3 Business Days in advance of transferring funds from the Construction Account in accordance with this Section 2.13. The provisions of this Section 2.13 shall survive the termination of the Secured Obligation Documents and the resignation or removal of the Collateral Agent.

Section 2.14          No Consequential Damages. In no event shall the Collateral Agent or the Account Bank be liable under or in connection with the Secured Obligation Documents or the other Transaction Documents for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Collateral Agent or Account Bank has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

Section 2.15         Force Majeure. In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, pandemics, epidemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services not within the Collateral Agent’s control, the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Collateral Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 2.16          Additional Protections. The rights, privileges, protections and benefits given to the Collateral Agent or the Account Bank, as the case may be, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other Person employed to act hereunder by the Collateral Agent or the Account Bank, as the case may be, including any Bond Trustee and any Co-Collateral Agent, provided, in the case of a Co-Collateral Agent or successor Collateral Agent or Account Bank, such Person has been appointed to that capacity in accordance with this Agreement.

Section 2.17          No Liability for Clean-up of Hazardous Materials. In the event that the Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. Section 9601, et seq., or otherwise cause the Collateral Agent to incur liability for environmental conditions or the remediation thereof under CERCLA or any other federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, to either resign as the Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Except for such claims or actions arising directly from the gross negligence, bad faith or willful misconduct of the Collateral Agent, the Collateral Agent shall not be liable to any Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or liable, by reason of such actions and conduct as aforesaid, relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time after any foreclosure on the Collateral (or a transfer in lieu of foreclosure) upon the exercise of remedies in accordance with the Security Documents it is necessary or advisable for the Facilities or any part thereof to be possessed, owned, operated or managed by any Person (including the Collateral Agent) other than any Repauno Group Member, the Required Secured Creditors shall appoint an appropriately qualified Person (excluding the Collateral Agent) to possess, own, operate or manage, as the case may be, the Facilities or any part thereof.

Section 2.18          Merger of the Collateral Agent. Any corporation or company into which the Collateral Agent shall be merged, or with which it shall be consolidated, or any corporation or company resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall be the Collateral Agent under this Agreement, without the execution or filing of any paper or any further act on the part of the parties hereto, provided that such resulting corporation or company shall meet the requirements of Section 2.11(a). Upon the occurrence of any such event the Collateral Agent shall promptly provide written notice thereof to the Repauno Group and the Secured Debt Representatives.

Section 2.19        Transfer to an Affiliate. In addition to any rights it may have under Section 2.18 hereof or under any other provision of this Agreement or any other Secured Obligation Documents, each of the Collateral Agent and the Account Bank may assign or transfer its rights under this Agreement and the other Security Documents to any of its Affiliates that meets the requirements of Section 2.11(a), subject to the prior written consent of the Repauno Group and Required Secured Creditors.

Section 2.20          Subordination of Lien; Waiver of Set-Off. In the event that the Agent Bank in its individual capacity has or subsequently obtains by agreement, operation of law or otherwise a Security Interest in any Project Account, the Agent Bank agrees that such Security Interest shall (except to the extent provided in the last sentence of this Section 2.20) be subordinate in all respects to the Security Interests for the benefit of the Secured Parties. The financial assets standing to the credit of the Project Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than (a) in accordance with judicial or arbitral order or (b) for the benefit of the Secured Parties to secure Secured Obligations (except to the extent of returned items and chargebacks either for uncollected checks or other items of payment and transfers previously credited to one or more of the Project Accounts, and each applicable Repauno Entity hereby authorizes the Agent Bank to debit the applicable Project Account for such amounts).

Section 2.21          Additional Project Accounts and Other Bank and Securities Accounts. Upon (a) the establishment of any Operating Account, the Equity Funded Account and any Collection Account, and (b) any changes in the account number or other identifying attributes of any Project Account or such other bank or securities account, and at any other time and from time to time when requested by the Collateral Agent or any of the Secured Debt Representatives (on behalf of and for the benefit of the Secured Parties), the applicable Repauno Entity shall execute and deliver to the Collateral Agent, for the benefit and on behalf of the Secured Parties, as security for the Secured Obligations, such amendments or supplements to this Agreement and any securities account control agreements or other documents as are necessary or reasonably appropriate, or as are so reasonably requested by the Collateral Agent (on behalf of and for the benefit of the Secured Parties), as applicable, to create and perfect by control a first-priority perfected security interest (subject only to Permitted Security Interests) in favor of the Collateral Agent over such Repauno Entity’s right, title and interest in and to such Project Account, such Operating Account, the Equity Funded Account or such Collection Account, as the case may be, from time to time for the benefit and on behalf of the Secured Parties as security for the Secured Obligations; provided, that no such amendments, supplements or other documents shall restrict the full access and signing authority of the applicable Repauno Entity with respect to any Operating Account, the Equity Funded Account and any Collection Account, except during the period that a Secured Obligation Event of Default has occurred and is continuing.

Section 2.22          Other Agreements. Neither the Collateral Agent nor any Repauno Entity has entered or will enter into any agreement with respect to any Project Account or any other Collateral that is in contravention with the terms of this Agreement or any other Security Document.

Section 2.23          Notice of Adverse Claims. The Collateral Agent hereby represents (as to itself only) that, except for the claims and interests of the Secured Parties and the Repauno Entities in each of the applicable Project Accounts, the Collateral Agent (a) as of each Closing Date, has no actual knowledge of, and has received no written notice of any claim to, or interest in, any Project Account, and (b) as of each date on which any Project Account is established pursuant to this Agreement, has no actual knowledge of, and has received no notice of, any claim to, or interest in, any Project Account. If any Person asserts any Security Interest (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Project Account, the Collateral Agent, upon obtaining written notice thereof, will notify the Secured Debt Representatives and the applicable Repauno Entity within two (2) Business Days of such notice thereof.

ARTICLE III
REPAUNO REMAINS LIABLE

Anything herein to the contrary notwithstanding, (a) each Repauno Group Member shall remain liable under its contracts and agreements (including the Financing Obligation Documents) to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Repauno Group Member from any of its duties or obligations under its contracts and agreements, and (c) neither the Collateral Agent nor any of the other Secured Parties shall have any obligation or liability under the contracts and agreements of any Repauno Group Member by reason of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Repauno Group Member thereunder or to take any action to collect or enforce any claim for payment assigned thereunder. Notwithstanding the foregoing, if any Repauno Group Member fails to perform any agreement, obligation or duty of such Repauno Group Member contained herein relating to the perfection or preservation of the Collateral, the Collateral Agent may (but shall not be obligated to) itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Repauno Group Member under Article VII hereof.

ARTICLE IV
REASONABLE CARE

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral for the benefit of the Secured Parties and shall not impose any duty upon it to exercise any such powers unless otherwise expressly provided. Except for the safe custody and preservation of the Collateral in its possession and the accounting for monies actually received, invested and disbursed by it hereunder, the Collateral Agent shall have no other duty as to the Collateral, whether or not the Collateral Agent or any of the other Secured Parties has or is deemed to have knowledge of any matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to the Collateral. The Collateral Agent hereby agrees to exercise reasonable care in respect of the custody and preservation of the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

ARTICLE V
THE PROJECT ACCOUNTS

Section 5.01          Establishment of Project Accounts.

(a)         The Account Bank is hereby directed to create and establish the following Project Accounts (inclusive of any sub-account (which may include a separate internal ledger) thereof) at the Account Bank (the Project Accounts set forth in clauses (i) through (ix), collectively, the “Securities Accounts”):

(i)           an account entitled “Repauno Revenue” as further described on Exhibit C hereto (the “Revenue Account”), and, within the Revenue Account:

 (A)      a sub-account entitled “Repauno Rev-Int Bonds” as further described on Exhibit C hereto (the “Bonds Interest Sub-Account”);

 (B)        a sub-account entitled “Repauno Rev-Princ Bonds” as further described on Exhibit C hereto (the “Bonds Principal Sub-Account”);

 (C)          a sub-account entitled “Repauno Rev-Princ Taxable Debt” as further described on Exhibit C hereto (the “Taxable Debt Principal Sub-Account”);

 (D)        a sub-account entitled “Repauno Rev-Int Taxable Debt” as further described on Exhibit C hereto (the “Taxable Debt Interest Sub-Account”);

(ii)            an account entitled “Repauno Loss Proceeds” as further described on Exhibit C hereto (the “Loss Proceeds Account”);

(iii)          an account entitled “Repauno Construction” as further described on Exhibit C hereto (the “Construction Account”), and, within the Construction Account:

  (A)        a sub-account entitled “Repauno Const-Debt Proceeds” as further described on Exhibit C hereto (the “Debt Proceeds Sub-Account”), and, within the Debt Proceeds Sub-Account:

a.	a sub-account entitled “Repauno DRP 4 Series 2025 DWFBs Proceeds” described on Exhibit C hereto (the “DRP 4 Series 2025 Debt Proceeds Sub-Account”);

b.
a sub-account entitled “Repauno DRP 4 Series 2025 DWFBs Proceeds – Capital Contingency Reserve” described on Exhibit C hereto (the “DRP 4 Series 2025 Debt Proceeds Capital Contingency Reserve Sub-Account”);

c.	a sub-account entitled “Repauno DRP Tax-Exempt Funded Interest” described on Exhibit C hereto (the “Tax-Exempt Funded Interest Sub-Account”);

d.	a sub-account entitled “Repauno DRP Taxable Funded Interest Account” described on Exhibit C hereto (the “Taxable Funded Interest Sub-Account”);

e.	a sub-account entitled “Repauno Costs of Issuance Account” described on Exhibit C hereto (the “Costs of Issuance Sub-Account”);

f.	a sub-account entitled “Repauno DRP Taxable Debt Proceeds” described on Exhibit C hereto (the “DRP Taxable Debt Proceeds Sub-Account”);

  (B)       a sub-account entitled “Repauno Const-Equity Contribution” as further described on Exhibit C hereto (the “Equity Contribution Sub-Account”); and

 (C)          a sub-account entitled “Repauno Const-Other Proceeds” as further described on Exhibit C hereto (the “Other Proceeds Sub-Account”);

(iv)         an account entitled “Repauno Debt Service Reserve” as further described on Exhibit C hereto (the “Debt Service Reserve Account”), and, within the Debt Service Reserve Account:

 (A)         a sub-account entitled “Repauno DRP 4 Series 2025 Bonds Debt Service Reserve” as further described on Exhibit C hereto (the “DRP 4 Series 2025 Bonds Debt Service Reserve Sub-Account”);

  (B)          a sub-account entitled “Repauno Taxable Term Loan Debt Service Reserve” as further described on Exhibit C hereto (the “Taxable Term Loan Debt Service Reserve Sub-Account”);

(v)          an account entitled “Repauno Repair Replace Rsv” as further described on Exhibit C hereto (the “Repair and Replacement Reserve Account”), and within the Repair and Replacement Reserve Account, a sub-account entitled “Repauno R+R MMR Non Completed Work” as further described on Exhibit C hereto (the “Non-Completed Work Sub-Account”);

 (vi)         an account entitled “Repauno Ramp- Up and Project Operating Rsv” as further described on Exhibit C hereto (the “Ramp-Up and Project Operating Reserve Account”);

 (vii)      an account entitled “Repauno Mandatory Prepayment” as further described on Exhibit C hereto (the “Mandatory Prepayment Account”), and, within the Mandatory Prepayment Account:

 (A)          a sub-account entitled “Repauno DRP 4 Series 2025 Bonds Mand Prepay” as further described on Exhibit C hereto (the “DRP 4 Series 2025 Bonds Mandatory Prepayment Sub-Account”);

 (B)          a sub-account entitled “Repauno DRP Taxable Term Loan Mand Prepay” as further described on Exhibit C hereto (the “Taxable Term Loan Mandatory Prepayment Sub-Account”);

(viii)        an account entitled “Repauno Capital Projects” as further described on Exhibit C hereto (the “Capital Projects Account”); and

(ix)          an account entitled “Repauno Equity Lock-Up” as further described on Exhibit C hereto (the “Equity Lock-Up Account”).

Each such Project Account shall be identified in the manner set forth in Exhibit C attached hereto. To the extent that any Repauno Entity requests the deposit of funds therein, the Revenue Account shall include the sub-accounts (each of which shall be a separately identified account with a separate and distinct name and account number) described in Section 5.02(c). Notwithstanding anything herein to the contrary and except upon and during the continuance of a Secured Obligation Event of Default, upon the written instruction of any Repauno Entity, the Collateral Agent may from time to time hereafter direct the Account Bank to establish and maintain sub-accounts within the Project Accounts for the purposes and the term specified in any such request and providing for deposits and withdrawals in those circumstances expressly provided for in any such instruction; provided, however that no Repauno Entity shall be permitted to create any such sub-account in contravention of the purposes for which the applicable Project Account was established. Furthermore, in accordance with this Agreement and except upon and during the continuance of a Secured Obligation Event of Default, upon the written instruction of the applicable Repauno Entity in accordance with the applicable Additional Senior Secured Indebtedness Documents, such Repauno Entity may from time to time hereafter direct the Account Bank to establish and maintain additional Project Accounts or sub-accounts within any Project Account, and each such account shall be considered a Project Account for the purposes and the term specified in any such request and providing for deposits and withdrawals in those circumstances expressly provided for in any such instruction.

(b)          DRP hereby confirms that, on or prior to the date of this Agreement, the Main Operating Accounts and the Equity Funded Account were established with the Deposit Account Bank, and each such account has been and shall be maintained in the name of a Repauno Entity and is and shall remain subject to an Account Control Agreement. Each Repauno Entity may from time to time establish additional Operating Accounts for the purposes set forth in Section 5.13(a). Even though established at the Deposit Account Bank, each Operating Account, the Equity Funded Account and each Collection Account shall also constitute a Project Account.

(c)          All of the Project Accounts shall be under the control of the Collateral Agent (in the case of any Operating Account, the Equity Funded Account and any Collection Account, at the Deposit Account Bank subject to the control of the Collateral Agent to direct the Deposit Account Bank pursuant to the Account Control Agreements) and, except as expressly provided herein (including in Section 5.13) (and in the case of any Operating Account, the Equity Funded Account and any Collection Account, except as expressly provided in the Account Control Agreements), no Repauno Entity shall have any right to withdraw funds from any Project Account. Each applicable Repauno Entity hereby irrevocably authorizes the Account Bank to credit funds to or deposit funds in, and to withdraw and transfer funds from, each Project Account in accordance with the terms of this Agreement and the Account Bank hereby agrees to credit funds to or deposit funds in, and to withdraw and transfer funds from each Project Account in accordance with the terms of this Agreement (and in the case of any Operating Account, the Equity Funded Account and any Collection Account, in accordance with the terms of the Account Control Agreements). The Project Accounts shall be maintained at all times in New York, New York with the Account Bank or, in the case of any Operating Account, the Equity Funded Account and any Collection Account, at the Deposit Account Bank.

(d)          Each Repauno Entity may establish a distribution account (the “Distribution Account”) with the Deposit Account Bank, and such account shall be maintained in the name of such Repauno Entity. The Distribution Account shall not constitute a Project Account and shall not constitute Collateral.

Section 5.02          Revenue Account.

(a)          Except for amounts to be deposited in other Project Accounts in accordance with this Agreement, all Project Revenues will be deposited into the Revenue Account. To facilitate the collection of Project Revenues, the Repauno Entities may establish one or more Collection Accounts at the Deposit Account Bank that are subject to an Account Control Agreement and into which Project Revenues are received by the applicable Repauno Entity and promptly deposited into the Revenue Account. Additionally, each Repauno Entity will promptly deposit, on a weekly basis, or cause to be deposited into the Revenue Account all other amounts received by and for the account of such Repauno Entity from any source whatsoever, the application of which is not otherwise specified in this Agreement. Pending such deposit, each such Repauno Entity will hold all such amounts coming into its possession in trust for the benefit of the Secured Parties.

(b)          Subject to Section 5.16 hereof, including the delivery of a Funds Transfer Certificate by the applicable Repauno Entity to the Collateral Agent and subject to Section 9.08 hereof, the Collateral Agent shall make the following withdrawals, transfers and payments from the Revenue Account and the sub-accounts therein in the amounts, at the times and only for the purposes specified below at the request of such Repauno Entity in the amounts and at the times as set forth in a Funds Transfer Certificate (substantially in the form attached hereto as Exhibit B) in the following order of priority (it being agreed that no amount shall be withdrawn on any date pursuant to any clause below until amounts sufficient as of that date (to the extent applicable) for all the purposes specified under the prior clauses shall have been withdrawn or set aside):

First, on each Transfer Date, pro rata to the Agents, the Secured Creditors (including the Taxable Term Loan Administrative Agent), any Issuer (only to the extent of its Reserved Rights, as defined in the applicable Bond Indenture), and any Nationally Recognized Rating Agency then rating any of the Secured Obligations, as applicable, (x) fees and expenses (including any fees payable under the Financing Obligations Documents in respect of the Taxable Term Loan), and (y) any Administration Expenses (as defined in the applicable Issuer Lease Agreement), of such parties then due and payable (or becoming due and payable prior to the next Transfer Date) by any Repauno Entity;

Second, on each Transfer Date, pro rata to any payments then due and payable (or becoming due and payable prior to the next Transfer Date) by each applicable Repauno Entity to the Rebate Funds;

Third, on each Transfer Date, after application of any remaining available funds in the Construction Account (or other amounts available therefor), an amount for the payment of Project Costs due and payable on such Transfer Date as set forth in the Funds Transfer Certificate (or becoming due and payable prior to the next Transfer Date (as reasonably estimated by DRP in good faith));

Fourth, on each Transfer Date, to the applicable Operating Account(s) designated by the applicable Repauno Entity in the Funds Transfer Certificate, an amount equal to, together with amounts then on deposit in the Operating Accounts, the projected O&M Expenditures for the period ending on the immediately succeeding Transfer Date as set forth in the Funds Transfer Certificate; provided that O&M Expenditures for Major Maintenance will be included in such amount solely to the extent that (i) any such costs are currently due or are projected to become due prior to the next Transfer Date and (ii) amounts on deposit in the Repair and Replacement Reserve Account are insufficient to pay such costs;

Fifth, on each Transfer Date, pro rata, for the payment of interest on the Senior Indebtedness and any Purchase Money Debt as follows: (i) to the Bonds Interest Sub-Account, an amount equal to one-sixth (1/6) of the amount of interest payable on the Bonds on the next Interest Payment Date; provided that no such transfers to the Bonds Interest Sub-Account shall be required to be made until the amounts in the Tax-Exempt Funded Interest Sub-Account have been depleted, (ii) to the Taxable Debt Interest Sub-Account, (A) an amount equal to one-sixth (1/6) of the amount of interest payable on the Taxable Term Loan on the next Interest Payment Date or (B) in the case of any Transfer Date immediately preceding any other date interest payments are required to be made under the Financing Obligation Documents in respect of the Taxable Term Loans, an amount equal to the total amount of interest due on such date interest payments are required to be made (taking into account any amounts previously deposited into the Taxable Debt Interest Sub-Account pursuant to sub-paragraph (ii)(A) above); provided that no such transfers to the Taxable Debt Interest Sub-Account shall be required to be made until the amounts in the Taxable Funded Interest Sub-Account have been depleted, (iii) to the applicable interest account established hereunder for other Additional Senior Indebtedness and Purchase Money Debt, if any, an amount equal to the amount of interest and any Ordinary Course Settlement Payments related to such Senior Indebtedness or Purchase Money Debt due on the next Interest Payment Date divided by the total number of months between Interest Payment Dates for such Additional Senior Indebtedness or Purchase Money Debt as set forth in the applicable Additional Senior Indebtedness Documents or, for Purchase Money Debt, the related financing documents, and (iv) to the applicable Swap Bank, if any, an amount equal to the amount of any Ordinary Course Settlement Payments related to any Permitted Senior Commodity Swap due on or before the Transfer Date pursuant to the applicable Permitted Swap Agreement; plus, in each case any deficiency from a prior Transfer Date; provided that the deposit on the Transfer Date occurring immediately before each Interest Payment Date will equal the amount required (taking into account the amounts then on deposit in the applicable interest payment account established hereunder and any applicable interest payment account established under the other Additional Senior Indebtedness Documents or, for Purchase Money Debt, the related financing documents) to pay the interest and any Ordinary Course Settlement Payments related to such Senior Indebtedness or Purchase Money Debt due on such Interest Payment Date; provided, further that on the Transfer Date immediately preceding each Interest Payment Date (after giving effect to the transfers contemplated above in this clause Fifth), amounts on deposit in the Bonds Interest Sub-Accounts shall be transferred to the Interest Account, amounts on deposit in the Taxable Debt Interest Sub-Account shall be transferred in accordance with the Financing Documents for the Taxable Term Loan and amounts on deposit in any other interest account for Additional Senior Indebtedness and any Purchase Money Debt established hereunder shall be transferred in accordance with the applicable Additional Senior Indebtedness Documents or, for Purchase Money Debt, the related financing documents, in each case, for the payment of interest and any Ordinary Course Settlement Payments related to such Senior Indebtedness or Purchase Money Debt due on the applicable Senior Indebtedness or Purchase Money Debt on the next Interest Payment Date;

Sixth, on each Transfer Date, pro rata, for the payment of principal on the Senior Indebtedness and any Purchase Money Debt as follows: (i) with respect to any Bonds, deposits shall be made to the Bonds Principal Sub-Account under this clause Sixth on each Transfer Date occurring within twelve (12) months prior to any Principal Payment Date in an amount equal to one-twelfth (1/12) of the amount of principal due on such Principal Payment Date and (ii) to the Taxable Debt Principal Sub-Account and any other principal payment account established hereunder for other Additional Senior Indebtedness and Purchase Money Debt, if any, the amount of principal required to be deposited into, (A) the Taxable Debt Principal Sub-Account or such other principal payment account created for the Taxable Term Loan (as set forth in the Financing Documents applicable to the Taxable Term Loan), or (B) any other principal payment account established hereunder for such Additional Senior Indebtedness or such Purchase Money Debt as set forth in the Financing Documents applicable to the Additional Senior Indebtedness Documents or, with respect to any Purchase Money Debt, the related financing documents thereof; plus, in each case, any deficiency from a prior Transfer Date; provided, that (1) with respect to any Bonds, the deposit on the Transfer Date occurring immediately before each Principal Payment Date will equal the amount required to pay the principal payment due on such Principal Payment Date for such Bonds (in all cases taking into account the amount then on deposit in the Bonds Principal Sub-Account and the Principal Account), (2) with respect to the Taxable Term Loan, the deposit on the Transfer Date occurring immediately before each Principal Payment Date will equal the amount required to pay the full principal payment due on such Principal Payment Date for the Taxable Term Loan (taking into account the amount then on deposit in the Taxable Debt Principal Sub-Account), (3) if applicable, with respect to any Additional Senior Indebtedness and any Purchase Money Debt, the deposit on the Transfer Date occurring immediately before each Principal Payment Date will equal the amount required to pay the principal payment due on such Principal Payment Date for the applicable Additional Senior Indebtedness or Purchase Money Debt, including in the case of any Permitted Swap Agreement related to such Senior Indebtedness or Purchase Money Debt, Swap Termination Payments (taking into account the amounts then on deposit in any principal payment sub-account established hereunder or under the applicable Additional Senior Indebtedness Documents or, with respect to any Purchase Money Debt, the related financing documents, for the payment of principal on such Additional Senior Indebtedness or Purchase Money Debt), and (4) if applicable, with respect to any Permitted Senior Commodity Swap, on the Transfer Date occurring immediately before a Swap Termination Payment due date under the applicable Permitted Swap Agreement, to the applicable Swap Bank, an amount equal to the amount required to pay such Swap Termination Payment due on such due date pursuant to the applicable Permitted Swap Agreement; provided, further that on each Transfer Date immediately preceding a Principal Payment Date (after giving effect to the transfers contemplated above in this clause Sixth), (I) amounts on deposit in the Bonds Principal Sub-Account (if any) shall be transferred to the Principal Account, (II) amounts on deposit in the Taxable Debt Principal Sub-Account (if any) shall be transferred in accordance with the Financing Documents for the Taxable Term Loan, and (III) amounts on deposit in any other principal account for Additional Senior Indebtedness and any Purchase Money Debt established hereunder shall be transferred in accordance with the applicable Additional Senior Indebtedness Documents or, with respect to any Purchase Money Debt, the related financing documents, in each case, for the payment of principal due on the applicable Senior Indebtedness or Purchase Money Debt on the next Principal Payment Date, including in the case of any Permitted Swap Agreement related to such Senior Indebtedness or Purchase Money Debt, Swap Termination Payments;

Seventh, on each Transfer Date, pro rata, to the DRP 4 Series 2025 Bonds Debt Service Reserve Sub-Account, Taxable Term Loan Debt Service Reserve Sub-Account and each other sub-account of the Debt Service Reserve Account that is created and established after the date of this Agreement in connection with the issuance or incurrence by any Repauno Entity of Additional Senior Secured Indebtedness, in an amount to the extent necessary to fund such accounts so that the aggregate balance therein (taking into account the amount available for drawing under any Qualified Reserve Account Credit Instrument provided with respect thereto) equals the Debt Service Reserve Requirement then in effect for each such sub-account for the immediately preceding Calculation Date;

Eighth, on each Transfer Date beginning after the earliest Substantial Completion Date of any Project (but in any event, not before December 31, 2025), to the Repair and Replacement Reserve Account in an amount to the extent necessary to fund such account so that the aggregate balance therein, when added to any Draw Availability not allocated to any other account, equals the applicable Repair and Replacement Reserve Required Balance in-effect on such date;

Ninth, on each Transfer Date, to the Ramp-Up and Project Operating Reserve Account in an amount to the extent necessary to fund such accounts so that the aggregate balance therein, when added to any Draw Availability not allocated to any other account, equals the applicable Project Operating Reserve Requirement in-effect on such date;

Tenth, on each Transfer Date, pro rata to pay debt service due or becoming due prior to the next Transfer Date on any Indebtedness or under any Permitted Swap Agreements permitted under the Secured Obligation Documents (other than the Indebtedness or Permitted Swap Agreements serviced pursuant to another clause of this Flow of Funds), in each case comprised of interest, fees, principal and premium, if any, in respect of such Indebtedness or Ordinary Course Settlement Payments or Swap Termination Payments, as applicable, in respect of such Permitted Swap Agreements;

Eleventh, within the 15-day period commencing on each Distribution Date, but only with respect to funds remaining on deposit in the Revenue Account after application pursuant to the above clauses on the most recent Transfer Date, pro rata to pay any interest on any Permitted Subordinated Debt (whether due and payable, or becoming due and payable prior to the next Transfer Date), so long as the Restricted Payment Conditions are satisfied as of the applicable Distribution Date, as confirmed in a Distribution Release Certificate (substantially in the form attached hereto as Exhibit E) signed by a Responsible Officer of the applicable Repauno Entity and attached to the Funds Transfer Certificate and delivered to the Collateral Agent;

Twelfth, within the 15-day period commencing on each Distribution Date, but only with respect to funds remaining on deposit in the Revenue Account after application pursuant to the above clauses on the most recent Transfer Date, pro rata to pay any principal payment then due (or expected to be due prior to the next Transfer Date) on any Permitted Subordinated Debt, so long as the Restricted Payment Conditions are satisfied as of the applicable Distribution Date, as confirmed in a Distribution Release Certificate signed by a Responsible Officer of the applicable Repauno Entity and attached to the Funds Transfer Certificate and delivered to the Collateral Agent;

Thirteenth, on each Transfer Date, at the applicable Repauno Entity’s option, on a pro rata basis, (A) for repayment of the Bonds by lot, such amounts as such Repauno Entity will deem appropriate to optionally prepay such then Outstanding Bonds in whole or in part in accordance with the applicable Bond Indenture, (B) for repayment of the Taxable Term Loan, such amounts as the applicable Repauno Entity will deem appropriate to optionally prepay such then outstanding Taxable Term Loan Obligations in whole or in part in accordance with the applicable Financing Obligation Document or (C) to make any other optional prepayments or optional redemptions, as the case may be, as permitted under any Secured Obligation Documents, together with any interest or premium payable in connection with such prepayment or redemption and any related Swap Termination Payments in connection with such prepayment or redemption; and

Fourteenth, within the 15-day period commencing on each Distribution Date, but only with respect to funds remaining on deposit in the Revenue Account after application pursuant to the above clauses on the most recent Transfer Date, (A) so long as the Restricted Payment Conditions are satisfied as of the applicable Distribution Date, as confirmed in a Distribution Release Certificate signed by a Responsible Officer of the applicable Repauno Entity and attached to the Funds Transfer Certificate and delivered to the Collateral Agent, at the applicable Repauno Entity’s option (i) for repayment of any amount of such Repauno Entity’s Permitted Subordinated Debt or (ii) to the Distribution Account, or (B) if such Restricted Payment Conditions are not satisfied as of such Distribution Date, then such funds shall be transferred to the Equity Lock-Up Account during such 15-day period (in either case, in an amount not to exceed the amounts on deposit in the Revenue Account as of the immediately preceding Transfer Date). Funds shall not be transferred from the Revenue Account to the Distribution Account or the Equity Lock-Up Account at any time other than in accordance with this clause Fourteenth.

(c)          If any Repauno Entity receives a payment in respect of the actual or estimated loss of such Repauno Entity’s future Project Revenues, such Repauno Entity shall transfer such amount to the Account Bank and direct the Collateral Agent and Account Bank to deposit such into a sub-account of the Revenue Account to be established upon written instruction to the Collateral Agent and Account Bank for such purpose; provided, that prior to such deposit, such Repauno Entity will provide to the Collateral Agent (for subsequent dissemination to the Secured Parties) a calculation in reasonable detail showing the future years for which such amount would have been paid as compensation in respect of the loss of Project Revenues. In the event that such amount is deposited into such sub-account, as of the commencement of each year for which such compensation would have been paid, at such Repauno Entity’s written request, the portion thereof that such Repauno Entity determines constitutes a payment for the loss of Project Revenues for each Fiscal Quarter during such year, together with interest or other earnings accrued thereon from the date of deposit, will be transferred from such sub-account to the Revenue Account and applied in accordance with clause (b) above during such Fiscal Quarter, and any such amounts shall be considered Project Revenues for purposes of clause (b) above and calculation of the Total DSCR. The amounts deposited in such sub-account shall not be deemed to be on deposit in the Revenue Account until so transferred from such sub-account.

(d)          To the extent that (i) on any Transfer Date amounts on deposit in any sub-account of the Debt Service Reserve Account are in excess of the applicable Debt Service Reserve Requirement such amounts will be transferred to the Revenue Account and, (A) with respect to the DRP 4 Series 2025 Bonds Debt Service Reserve Sub-Account, transferred to the appropriate sub-account and used to pay debt service on the DRP 4 Series 2025 Bonds or Qualified Costs of the Project and (B) with respect to the Taxable Term Loan Debt Service Reserve Sub-Account, transferred to the appropriate sub-account and used to pay debt service on the Taxable Term Loans, or (ii) on any Transfer Date amounts on deposit in the Repair and Replacement Reserve Account or the Ramp-Up and Project Operating Reserve Account, when added to any Draw Availability not allocated to any other account, are in excess of the applicable Repair and Replacement Reserve Required Balance or the applicable Project Operating Reserve Requirement, as the case may be, upon direction by the applicable Repauno Entity, such excess amounts are to be deposited into the Revenue Account.

(e)           Insufficient Amounts.

  (i)        In accordance with Section 5.11(d), to the extent there are insufficient amounts in the Revenue Account to make the transfers required by any or all of clauses First through Ninth of Section 5.02(b) on any Transfer Date, amounts shall be transferred by the Collateral Agent (without the requirement of a Funds Transfer Certificate and without any further direction of any Repauno Entity) from the Equity Lock-Up Account to the Revenue Account in an amount up to the amount of such shortfall and applied in the priority set forth in Section 5.02(b).

  (ii)         In accordance with Sections 5.05(d) and (e), 5.06(f), 5.07 and 5.08, to the extent, after application of the funds available pursuant to clause (i) of this Section 5.02(e), there are insufficient amounts in the Revenue Account to make the transfers required by clauses Fifth or Sixth of Section 5.02(b) on any Transfer Date, amounts shall be transferred by the Collateral Agent (without the requirement of a Funds Transfer Certificate and without any further direction of any Repauno Entity) from the following accounts in the following priority to the Revenue Account in an amount up to the amount of such shortfall and applied in the priority set forth in Section 5.02(b): first, the Ramp-Up and Project Operating Reserve Account; second, the Repair and Replacement Reserve Account and third the applicable sub-account of the Debt Service Reserve Account; provided that any unused Revolver Availability may be used to satisfy such shortfall in whole or in part.

Section 5.03          Loss Proceeds Account.

(a)          All Loss Proceeds received by any Repauno Entity or to its order are to be paid directly into the Loss Proceeds Account. Except as provided by Sections 5.16(d) and 9.08, if a Loss Event occurs, amounts on deposit in the Loss Proceeds Account will be withdrawn and paid to the applicable Repauno Entity to be applied to Restore the Facilities or any portion thereof at and in accordance with the written direction of such Repauno Entity, except that, to the extent that such Repauno Entity determines (A) such proceeds exceed the amount required to Restore the Facilities or any portion thereof to the condition existing prior to the Loss Event or (B) the affected property cannot be Restored to permit operation of the Facilities on a Commercially Feasible Basis, such Repauno Entity shall deliver to the Collateral Agent of a certificate signed by a Responsible Officer of such Repauno Entity certifying to the foregoing and directing that such proceeds be applied pro rata to the applicable sub-account of the Mandatory Prepayment Account in accordance with the Secured Obligation Documents to cause the extraordinary mandatory redemption of the applicable Secured Obligations, and, in the case of any remaining moneys thereafter, to the prepayment of any other Senior Indebtedness in accordance with the applicable Financing Obligation Documents, and thereafter, to the Revenue Account.

(b)          If an amount of any insurance claim on deposit in or credited to the Loss Proceeds Account has been paid out of moneys withdrawn from the Revenue Account in accordance with Section 5.02, then the applicable Repauno Entity may direct the Collateral Agent to cause the transfer of moneys representing the proceeds of the claim in the Loss Proceeds Account to the Revenue Account.

Section 5.04          Construction Account.

(a)          The Collateral Agent acting at the written direction of the applicable Repauno Entity shall transfer (and such Repauno Entity shall cause to be deposited) into the applicable sub-account in accordance with the corresponding Funds Flow Memorandum within the Debt Proceeds Sub-Account of the Construction Account all net proceeds of any Bonds, other than as set forth in clause (c) below (including but not limited to, the netting of any amounts as set forth in the applicable Flow of Funds Memorandum against the proceeds of such Bonds). The Collateral Agent acting at the written direction of the applicable Repauno Entity shall transfer (and such Repauno Entity shall cause to be deposited) all net proceeds of the Taxable Term Loan into the applicable sub-account in accordance with the corresponding Funds Flow Memorandum within the Debt Proceeds Sub-Account of the Construction Account (and as required by the Financing Documents applicable to the Taxable Term Loan) and shall therefrom immediately transfer a portion of the proceeds of the Taxable Term Loan (i) to repay the Existing Revolving Credit Agreement, (ii) to any direct or indirect parent company of a Repauno Entity solely to be used to repay Indebtedness under the Existing Barclays Credit Agreement and (iii) to pay fees and expenses, in each case, in accordance with the Funds Flow Memorandum. Each applicable Repauno Entity shall direct net proceeds of Additional Equity Contributions, Additional Senior Indebtedness and Permitted Subordinated Debt, in each case issued to finance a portion of Project Costs prior to the Final Substantial Completion Date applicable to such Repauno Entity’s Project, to be deposited into the Other Proceeds Sub-Account or into a separate sub-account of the Construction Account (as confirmed by the applicable Repauno Entity) in accordance with the Financing Obligation Documents and, subject to Sections 5.16(d) and 9.08 herein, shall be disbursed in accordance with Section 5.04(e) herein.

(b)          Each Repauno Entity will be entitled to instruct the Account Bank to open new sub-accounts of the Construction Account by providing to the Collateral Agent and Account Bank instructions in respect of the same for the purpose of depositing the proceeds of any Additional Senior Indebtedness issued to finance a portion of the Project Costs and permitted to be incurred by the Financing Obligation Documents as set forth in Section 5.04(a), including any proceeds from the Additional Bonds issued in respect of Additional Senior Indebtedness from time to time in accordance with the applicable Bond Indenture.

(c)

 (i)         The proceeds of any Bonds (except as set forth above), net of amounts used to pay certain Costs of Issuance (which shall be deposited into the Costs of Issuance Sub-Account) and fund certain deposits on each Closing Date required hereunder and under the applicable Bond Indenture and after application in accordance with the applicable Bond Indenture, will be deposited on the date of issuance of such Bonds into the applicable sub-account of the Debt Proceeds Sub-Account in accordance with Section 5.04(a). Funds from the proceeds of any Bonds on deposit in the applicable sub-account of the Debt Proceeds Sub-Account will be disbursed upon receipt of and in accordance with a Construction Account Withdrawal Certificate to pay, or reimburse for a prior payment of, Project Costs as permitted by Law, including the Code; provided, however, that (A) such funds may also be used to pay interest on the applicable Bonds upon written request of the applicable Bond Trustee solely after all funds available for such payments in the Tax-Exempt Funded Interest Sub-Account have been used and (B) funds on deposit in the DRP Taxable Debt Proceeds Sub-Account may be used to pay interest on the Taxable Term Loan upon written request of the Taxable Term Loan Administrative Agent solely after all funds available for such payments in the Taxable Funded Interest Sub-Account have been used; and provided, further, however that no Repauno Entity may direct the Collateral Agent to disburse funds from the proceeds of any Bonds on deposit in the applicable sub-account of the Debt Proceeds Sub-Account to pay for or reimburse Project Costs that are not Qualified Costs unless the applicable Repauno Entity shall have provided to the Collateral Agent and the applicable Bond Trustee an opinion of Bond Counsel to the effect that use of such funds to pay for or reimburse Project Costs that are not Qualified Costs will not adversely affect the exclusion of interest on any Bonds from gross income of the Owners thereof.

 (ii)        The DRP 4 Series 2025 Debt Proceeds Sub-Account and the DRP 4 Series 2025 Debt Proceeds Capital Contingency Reserve Sub-Account have been established solely for the benefit of the Owners of the DRP 4 Series 2025 Bonds outstanding pursuant to the Series 2025 Indenture and will be held by the Collateral Agent, and the Security Interest therein maintained, for the exclusive benefit of only such Owners and shall not be available to any Owners of any other Bonds or any Additional Senior Indebtedness Holders, or any other Secured Party or any other Person. Amounts in the DRP 4 Series 2025 Debt Proceeds Capital Contingency Reserve Sub-Account shall be used to pay Project Costs that are Qualified Costs for the Project of DRP 4 only after amounts within the DRP 4 Series 2025 Debt Proceeds Sub-Account have been disbursed in accordance with the terms of this Section 5.04.

 (iii)        Each other sub-account of the Debt Proceeds Sub-Account that is established in accordance with the requirements of any other Bond Indenture or any Additional Senior Secured Indebtedness Documents shall be established solely for the benefit of the specific Owners of such Bonds under such Bond Indenture or the specific Additional Senior Secured Indebtedness Holders under such Additional Senior Secured Indebtedness Documents, and held by the Collateral Agent, and the Security Interest therein maintained, for the exclusive benefit of only the Owners of such Bonds or such Additional Senior Secured Indebtedness Holders, and shall not be available to the Owners of the DRP 4 Series 2025 Bonds, any other Secured Party or any other Person.

(d)          Notwithstanding anything herein to the contrary, each Repauno Entity will be entitled to direct the Collateral Agent pursuant to an Equity Transfer Certificate (substantially in the form attached hereto as Exhibit K) from time to time to transfer funds between and among the Equity Contribution Sub-Account and the Other Proceeds Sub-Account, solely to the extent (A) such funds constitute proceeds of an Additional Equity Contribution or proceeds of Additional Senior Indebtedness or Permitted Subordinated Debt and (B) such transfers are otherwise in compliance with any applicable Financing Obligation Documents, as certified by the applicable Repauno Entity in the Equity Transfer Certificate. The delivery of the Equity Transfer Certificate shall constitute conclusive evidence upon which the Account Bank and the Collateral Agent may rely that such transfer is permitted.

(e)          Subject to Sections 5.16(d) and 9.08 hereof, each Repauno Entity will request pursuant to a Construction Account Withdrawal Certificate disbursements of moneys on deposit in the Construction Account, including the applicable sub-accounts of the Debt Proceeds Sub-Account, the Equity Contribution Sub-Account and the Other Proceeds Sub-Account as set forth in this paragraph (e); provided, however, that if the funds on deposit in the Construction Account are the proceeds of Additional Senior Indebtedness (including any Revolving Facility), the applicable Repauno Entity shall not be required to satisfy the conditions in subclauses (ii), (iii) or (ix) of this paragraph (e) for disbursement of such funds. Amounts in the Construction Account will be transferred by the Collateral Agent as directed in the applicable Construction Account Withdrawal Certificate to pay for or reimburse Project Costs not later than the second (2nd) Business Day prior to the proposed date of disbursement (or such shorter period prior to the applicable Closing Date as is acceptable to the Collateral Agent with respect to disbursements on such Closing Date). The delivery of the Construction Account Withdrawal Certificate shall conclusively evidence the satisfaction of all conditions precedent to the disbursement in this Agreement, including the below conditions (and the Collateral Agent and Account Bank may rely upon such Construction Account Withdrawal Certificate and in no event shall the Collateral Agent or Account Bank be required to confirm the satisfaction of any such conditions or to review any documentation accompanying a Construction Account Withdrawal Certificate):

  (i)           [reserved];

  (ii)         delivery to the Collateral Agent of a duly executed certificate from the applicable Repauno Entity, stating that (A) for any amount requested pursuant to such Construction Account Withdrawal Certificate, the work on the applicable Project performed as of the date of such Construction Account Withdrawal Certificate has been performed generally consistent with the terms of the Transaction Documents and such amount does not exceed the amount of Project Costs then due and payable or which are due and payable within 30 days of the requested disbursement date, and (B) the Substantial Completion Date for the applicable Project is reasonably expected to be achieved on or prior to the Substantial Completion Deadline for such Project (and, in the case of disbursements to fund such Project, also stating that substantial completion is reasonably expected to be achieved with funds on deposit in the Construction Account together with cash on-hand or available from committed sources); provided, however, that upon a determination that the Substantial Completion Date for such Project will not occur on or before the Substantial Completion Deadline for such Project, a draw from the Construction Account will be allowed so long as either (A) the Technical Advisor is satisfied that the applicable Repauno Entity’s remediation plan demonstrates that the applicable Substantial Completion Date can be achieved on or before the applicable Extended Substantial Completion Deadline, which satisfaction, in either case, must be evidenced by certification thereof in the Technical Advisor Certificate, or (B) the Technical Advisor is reasonably satisfied that the applicable Repauno Entity is able to satisfy its obligations to customers in all material respects under then-existing commercial contracts using assets or equipment previously constructed, and in commercial operation (with respect to the applicable Project), which reasonable satisfaction must be evidenced by certification thereof in the Technical Advisor Certificate; provided further, that none of the foregoing requirements of this clause (ii) will apply to Project Costs constituting the payment of interest on the Bonds, the Taxable Term Loan or any Additional Senior Indebtedness or the Costs of Issuance of Bonds or any Additional Senior Indebtedness that are otherwise being paid in accordance with the Financing Obligation Documents;

 (iii)         the amounts requested pursuant to the Construction Account Withdrawal Certificate for the payment or reimbursement of Project Costs have been incurred in connection with the planning, design, developing, equipping, renovating, financing and construction and placing into service of the applicable Project, shall be applied to pay or reimburse Project Costs, are a proper charge against the applicable sub-account from which such amounts are being drawn and have not been the basis for a prior requisition that has been paid;

  (iv)        all amounts previously drawn for the payment or reimbursement of Project Costs through the procedures set forth in Section 5.04 of this Agreement have been fully applied and have been applied solely to pay or reimburse Project Costs;

  (v)        no Potential Secured Obligation Event of Default or Secured Obligation Event of Default has occurred and is continuing (unless such disbursement will cure such Potential Secured Obligation Event of Default or Secured Obligation Event of Default) or will occur as a result of the disbursement;

  (vi)        the representations and warranties given by the applicable Repauno Entity under the Financing Obligation Documents will be true and correct in all material respects on and as of the applicable draw date, except to the extent such representations or warranties specifically refer to an earlier date, in which case it shall be true and correct in all material respects as of such date;

  (vii)     copies of all documentation, reports and affidavits, in each case as required to be delivered to the applicable Repauno Entity pursuant to the applicable Issuer Lease Agreement or other Financing Obligation Document, shall have been delivered to the Collateral Agent;

  (viii)      no Bankruptcy Event with respect to any Repauno Group Member has occurred and is continuing;

  (ix)     amounts to be disbursed from the applicable sub-account(s) of the Debt Proceeds Sub-Account or the Equity Contribution Sub-Account will not be used to acquire any building or facility that will be, during the term of any issued Bonds, used by, occupied by, leased to or paid for by any state, county, or municipal agency or entity, other than amounts to be disbursed in connection with the transactions contemplated by this Agreement or any other Financing Document;

  (x)        the funds being requisitioned will be used as represented and warranted in the applicable Issuer Lease Agreement or other Financing Obligation Document and to the extent applicable as stated in any Federal Tax Certificate and shall comply with any requirements related to an Issuer’s Affirmative Action Program and Prevailing Wage Rate Provisions in accordance with, and as defined under, the applicable Issuer Lease Agreement;

 (xi)       delivery to the Collateral Agent of all unconditional lien releases and waivers for all past Construction Account Withdrawal Certificates, in each case, from each Contractor that has timely filed a notice to owner sufficient to perfect such Contractor’s right to a lien in compliance with all applicable Laws and such right has not expired or been extinguished (by passage of time or otherwise), if such releases and waivers have not previously been delivered to the Collateral Agent, in each case, other than with respect to Permitted Security Interests; and

  (xii)       all Governmental Approvals necessary to perform the work for which Project Costs are being requested shall have been obtained and maintained or, if customary to obtain the same at a later date, shall be reasonably expected to be obtained and maintained as and when required under applicable Law and under the Transaction Documents, except where failure to obtain or maintain such Governmental Approval would not reasonably be expected to have a Material Adverse Effect.

(f)          Notwithstanding anything herein to the contrary, if on the Business Day immediately preceding an Interest Payment Date for any Bonds or Taxable Term Loan prior to the applicable Final Substantial Completion Date, after giving effect to all transfers required to be made under Sections 5.02(b) and 5.02(e), there are insufficient moneys on deposit in, (i) with respect to the (A) DRP 4 Series 2025 Bonds, the Bonds Principal Sub-Account and the Bonds Interest Sub-Account or (B) Bonds (other than the DRP 4 Series 2025 Bonds), the applicable sub-account of the Revenue Account for such applicable Bond Indenture, or (ii) with respect to the Taxable Term Loan, the Taxable Debt Principal Sub-Account and the Taxable Debt Interest Sub-Account, in each case, to pay interest on the DRP 4 Series 2025 Bonds, the applicable Bonds (other than the DRP 4 Series 2025 Bonds) or the Taxable Term Loan on the next Interest Payment Date, the applicable Bond Trustee (with respect to such insufficiency for such Bonds) or the Taxable Term Loan Administrative Agent (with respect to such insufficiency for the Taxable Term Loan) will notify the Collateral Agent in writing of such deficiency and the Collateral Agent shall (without the need of a Construction Account Withdrawal Certificate and without further direction by the applicable Repauno Entity) transfer moneys on deposit in the sub-accounts of the Construction Account (other than the Debt Proceeds Sub-Account), to the extent any such moneys are available, to (1) the Bonds Interest Sub-Account (with respect to the DRP 4 Series 2025 Bonds), (2) the applicable sub-account of the Revenue Account (with respect to such Bonds (other than the DRP 4 Series 2025 Bonds) as applicable) or (3) the Taxable Debt Interest Sub-Account (with respect to the Taxable Term Loan), in the amount necessary (taking into account, with respect to (I) the DRP 4 Series 2025 Bonds, the amounts on deposit in Bonds Principal Sub-Account and the Bonds Interest Sub-Account, (II) such Bonds (other than the DRP 4 Series 2025 Bonds), the amounts then on deposit in the applicable sub-accounts of the Revenue Account, and (III) the Taxable Term Loan, the amounts then on deposit in the Taxable Debt Principal Sub-Account and the Taxable Debt Interest Sub-Account) to make the Interest Payments due on the applicable Bonds or Taxable Term Loan, as applicable, on such Interest Payment Date. Unless otherwise directed by a Responsible Officer of the applicable Repauno Entity to apply moneys in the Equity Contribution Sub-Account, the applicable sub-account(s) of the Debt Proceeds Sub-Account and the Other Proceeds Sub-Account of the Construction Account for use in accordance with this paragraph (f) in a different proportion, such amounts shall be transferred pro rata from such sub-accounts.

(g)          The Collateral Agent shall comply with any Construction Account Withdrawal Certificate received pursuant to this Section 5.04; provided, that if such Construction Account Withdrawal Certificate is not in the form of Exhibit I, the Collateral Agent will not make such proposed payment, withdrawal or transfer until such time as it has submitted a revised requisition in the form of Exhibit I; and provided, further, that the failure to give any such notice shall not be deemed to be an approval of the proposed payment, withdrawal or transfer or a waiver of any rights of the Secured Parties with respect thereto. Except as contemplated in the immediately preceding sentence, each Repauno Entity shall, in the absence of a Secured Obligation Event of Default having occurred and being continuing, be entitled to direct the disbursement of funds from all of the accounts contemplated herein for the purposes (and in accordance with the terms) set forth herein. Upon receipt of a notice of a Secured Obligation Event of Default and solely during the continuance thereof, the Collateral Agent shall comply with the requirements of Section 5.16(d) hereof. For the avoidance of doubt, any Secured Party shall at all times have the right to give the notice contemplated by the first sentence of this paragraph (g) if the relevant requisition does not comply with the terms of this Agreement.

(h)          Except as otherwise required by any applicable Law, to the extent that on the applicable Final Substantial Completion Date, there shall be any funds remaining on deposit in the Construction Account or any sub-account thereof, the applicable Repauno Entity may direct the Account Bank and the Collateral Agent in a Construction Account Withdrawal Certificate to apply such amounts as follows:

First, amounts will be retained in the Construction Account in the amount necessary for the payment of any remaining Project Costs needed to achieve the applicable Completion Date as determined by such Repauno Entity and certified by the Technical Advisor.

Second, from any excess unspent proceeds of any Bonds that remain in the applicable sub-account of the Debt Proceeds Sub-Account) (as evidenced in a Company Completion Certificate pursuant to Section 4.5(g) of the Series 2025 Indenture (or substantially similar section of the applicable Bond Indenture)), solely to the extent expressly required by the Code and upon the advice of Bond Counsel solely for the purpose of preserving the tax-exempt status of the applicable Bonds, to be used to redeem or defease the Bonds at a redemption price of 100% of the principal amount thereof (or the amortized value thereof, if issued at a premium) plus any applicable make-whole amount and interest accrued to the date fixed for redemption in accordance with the applicable Bond Indenture.

Third, after the transfers (if any) pursuant to the preceding clause Second is complete, to the Revenue Account.

Section 5.05          Debt Service Reserve Account.

(a)          The Debt Service Reserve Account has been established and is solely for the benefit of the Owners of any Bonds, the lenders of the Taxable Term Loan and any other Additional Senior Secured Indebtedness Holders. More specifically:

 (i)          The DRP 4 Series 2025 Bonds Debt Service Reserve Sub-Account has been established solely for the benefit of the Owners of the DRP 4 Series 2025 Bonds outstanding pursuant to the Bond Indenture applicable thereto and will be held by the Collateral Agent, and the Security Interest therein maintained, for the exclusive benefit of only such Owners and shall not be available to any Owners of any other Bonds or any Additional Senior Indebtedness Holders, any other Secured Party or any other Person.

 (ii)         The Taxable Term Loan Debt Service Reserve Sub-Account has been established solely for the benefit of the Secured Creditors holding the Taxable Term Loan outstanding pursuant to the Financing Obligations Documents applicable thereto and will be held by the Collateral Agent, and the Security Interest thereon maintained, for the exclusive benefit of only such Secured Creditors and shall not be available to any other Secured Creditors, any other Secured Party or any other Person.

 (iii)         Each other sub-account of the Debt Service Reserve Account that is established in accordance with the requirements of any other Bond Indenture or any Additional Senior Secured Indebtedness Documents shall be established solely for the benefit of the specific Owners of such Bonds under such Bond Indenture or the specific Additional Senior Secured Indebtedness Holders under such Additional Senior Secured Indebtedness Documents, and held by the Collateral Agent, and the Security Interest therein maintained, for the exclusive benefit of only the Owners of such Bonds or such Additional Senior Secured Indebtedness Holders, and shall not be available to the Owners of the DRP 4 Series 2025 Bonds, any other Secured Party or any other Person.

(b)          The applicable sub-account of the Debt Service Reserve Account will be funded on the Closing Date in respect of any Bonds, the Taxable Term Loan or any other Additional Senior Secured Indebtedness in an amount equal to the Debt Service Reserve Requirement for such Bonds or Additional Senior Secured Indebtedness, as applicable. To the extent permitted by the applicable Financing Documents, the applicable Repauno Entity may elect to fund such sub-account in excess of the Debt Service Reserve Requirement, subject to compliance with any applicable yield restrictions in respect of the proceeds thereon.

(c)          In addition, on each Transfer Date, the Collateral Agent will cause amounts in the Revenue Account, to the extent available, to be deposited in accordance with Section 5.02(b) hereof into the Debt Service Reserve Account.

(d)          Except as provided in paragraph (g) below, moneys on deposit in each sub-account of the Debt Service Reserve Account that pertains to Bonds shall be used by the Collateral Agent (without the requirement of a Funds Transfer Certificate and without any further direction of any Repauno Entity) as follows:

  (i)         if on any Transfer Date immediately preceding an Interest Payment Date or Principal Payment Date, as applicable, the funds on deposit in the Bonds Interest Sub-Account or the Bonds Principal Sub-Account (as applicable) for the relevant Bonds together with funds in the Tax-Exempt Funded Interest Sub-Account, or the Interest Account or the Principal Account of the Debt Service Fund under the applicable Bond Indenture (as applicable) (after giving effect to the transfers contemplated in Fifth and Sixth in Section 5.02(b) hereof solely with respect to such Bonds and the transfers contemplated in Section 5.02(e)) are insufficient to pay the principal, redemption price or interest on such Bonds on the applicable Interest Payment Date or Principal Payment Date, at the request of the applicable Bond Trustee, funds on deposit in the sub-account for such Bonds within the Debt Service Reserve Account will be transferred from the Debt Service Reserve Account, to the applicable Interest Account or Principal Account for such Bonds, as applicable, for payment of interest or principal due and payable on such Bonds on the next Interest Payment Date or Principal Payment Date as applicable;

 (ii)         if on any Transfer Date immediately preceding an Interest Payment Date or Principal Payment Date, as applicable, the funds on deposit in the Taxable Debt Interest Sub-Account or the Taxable Debt Principal Sub-Account together with funds in the Taxable Funded Interest Sub-Account (as applicable) (after giving effect to the transfers contemplated in Fifth and Sixth in Section 5.02(b) hereof solely with respect to any Taxable Term Loans and the transfers contemplated in Section 5.02(e)) are insufficient to pay the principal or interest on the Taxable Term Loans on the applicable Interest Payment Date or Principal Payment Date, at the request of the Taxable Term Loan Administrative Agent, funds on deposit in the Taxable Term Loan Debt Service Reserve Sub-Account will be transferred from the Taxable Term Loan Debt Service Reserve Sub-Account, to the Taxable Debt Interest Sub-Account or the Taxable Debt Principal Sub-Account, as applicable, for payment of interest or principal due and payable on the Taxable Term Loan on the next Interest Payment Date or Principal Payment Date as applicable; and

  (iii)        following the taking of an Enforcement Action, moneys in such sub-account Debt Service Reserve Account shall be applied in the manner set forth in Section 9.08.

(e)          Except as provided in paragraph (g) below, moneys on deposit in each sub-account of the Debt Service Reserve Account that pertains to the Taxable Term Loan or other Additional Senior Secured Indebtedness shall be used by the Collateral Agent (without the requirement of a Funds Transfer Certificate and without any further direction of any Repauno Entity) as follows:

 (i)          In the event funds on deposit in the Revenue Account (and with respect to the Taxable Term Loan, in the Taxable Funded Interest Sub-Account) are insufficient to fund the transfers contemplated in Fifth and Sixth in Section 5.02(b) hereof for the payment of debt service on the Taxable Term Loan or other applicable Additional Senior Secured Indebtedness at the times required thereby, after application of the transfers contemplated in Section 5.02(e), at the written request of any other applicable Secured Debt Representative, funds on deposit in the sub-account designated for such Additional Senior Secured Indebtedness within the Debt Service Reserve Account shall be transferred and applied to pay such debt service when due.

  (ii)         Following an Enforcement Action, monies in such sub-account of the Debt Service Reserve Account shall be applied in the manner described in Section 9.08.

(f)           Except as provided in paragraph (g) below, any amounts on deposit in the sub-accounts of the Debt Service Reserve Account in excess of the applicable Debt Service Reserve Requirement shall be applied in accordance with the requirements of Section 5.02(d) hereof.

(g)          Notwithstanding any other provision of this Agreement, each Repauno Entity may substitute for all or any portion of the cash or Permitted Investments on deposit in the Debt Service Reserve Account, a Qualified Reserve Account Credit Instrument in favor of the Collateral Agent; provided, however, with respect to any Bonds and any other Additional Senior Secured Indebtedness the interest on which is tax-exempt for federal income tax purposes the applicable Repauno Entity shall be required to deliver to the applicable Bond Trustee a written opinion of Bond Counsel to the effect that such actions will not adversely affect the exclusion from gross income for federal income tax purposes of interest on the applicable Secured Obligations. In the event any Repauno Entity replaces cash or Permitted Investments on deposit in the Debt Service Reserve Account with such Qualified Reserve Account Credit Instrument and delivers any such Qualified Reserve Account Credit Instrument to the Collateral Agent, the cash or Permitted Investments so replaced will be transferred to the Revenue Account.

(h)          The Collateral Agent shall (without further direction from any Repauno Entity) draw on any Qualified Reserve Account Credit Instrument provided in accordance with the preceding paragraph (f) if: (i) such Qualified Reserve Account Credit Instrument is not replaced 30 days prior to expiry thereof, (ii) upon being notified by any Repauno Entity that there has been a downgrade of the issuer of such Qualified Reserve Account Credit Instrument such that it is no longer an Acceptable Bank or Acceptable Surety, as and if applicable, or (iii) at any time funds are payable out of the applicable sub-account of the Debt Service Reserve Account.

Section 5.06          Repair and Replacement Reserve Account.

(a)          The Repair and Replacement Reserve Account shall be funded by each Repauno Entity commencing on the first Transfer Date immediately following the earliest Substantial Completion Date of any Project (but in any event, not before December 31, 2025) from funds in the Revenue Account in accordance with Section 5.02(b) hereof so that the amounts on deposit in such account, when added to any Draw Availability not allocated to any other account, are equal to the Repair and Replacement Reserve Required Balance. Each Repauno Entity will have the right to request disbursements from the Repair and Replacement Reserve Account upon delivery to the Collateral Agent a Funds Transfer Certificate for the purpose of paying Major Maintenance Costs in accordance with the Major Maintenance Plan.

(b)          On each Transfer Date on which Major Maintenance Costs are due and payable or reasonably expected to become due and payable prior to the next succeeding Transfer Date in accordance with Section 5.06(a), monies on deposit in the Repair and Replacement Reserve Account (up to the aggregate amount of such costs) will be transferred to the applicable Operating Account designated by the applicable Repauno Entity in accordance with Section 5.13 hereof and used by such Repauno Entity to pay such Major Maintenance Costs as and when requested in writing by such Repauno Entity in a Funds Transfer Certificate.

(c)          Funds held in the Repair and Replacement Reserve Account that are not spent on Major Maintenance Costs during the fiscal year for which such funds were reserved due to deferral of Major Maintenance during any such fiscal year (the “Non-Completed Work”) will be retained in the Non-Completed Work Sub-Account and applied as directed by the applicable Repauno Entity in a Funds Transfer Certificate to the costs of completing the Non-Completed Work; provided, that (x) any such funds retained in the Non-Completed Work Sub-Account for application to Non-Completed Work will be deemed not on deposit in the Repair and Replacement Reserve Account for purposes of calculating whether the amounts on deposit therein, when added to any Draw Availability not allocated to any other account, are sufficient to meet the applicable Repair and Replacement Reserve Required Balance; provided further that the Non-Completed Work will not be considered in the calculation of the Repair and Replacement Reserve Required Balance and (y) the applicable Repauno Entity shall direct that any funds remaining on deposit in the Non-Completed Work Sub-Account after completion of the applicable Non-Completed Work to be transferred to the Revenue Account and distributed in accordance with Section 5.02(b) hereof.

(d)          The Repair and Replacement Reserve Account may be funded, from time to time, by one or more of the following: (i) transfers of funds from the Revenue Account in accordance with Section 5.02(b), (ii) the proceeds of any Additional Senior Secured Indebtedness, and (iii) Additional Equity Contributions that are deposited, pursuant to a written request by the applicable Repauno Entity to the Collateral Agent, directly into the Repair and Replacement Reserve Account.

(e)          Any amounts on deposit in the Repair and Replacement Reserve Account in excess of the applicable Repair and Replacement Reserve Required Balance shall be applied in accordance with the requirements of Section 5.02(d) hereof.

(f)           Moneys in the Repair and Replacement Reserve Account will be used by the Collateral Agent to pay debt service (without the requirement of a Funds Transfer Certificate and without any further direction by the applicable Repauno Entity) in accordance with Section 5.02(e)(ii) hereof.

(g)         Following an Enforcement Action, monies in the Repair and Replacement Reserve Account shall be applied in the manner described in Section 9.08.

Section 5.07          Ramp-Up and Project Operating Reserve Account

(a)          The Ramp-Up and Project Operating Reserve Account will be funded on the Closing Date with certain of the proceeds of the DRP 4 Series 2025 Bonds as set forth in the Funds Flow Memorandum for the DRP 4 Series 2025 Bonds.

(b)          Prior to the Completion Date for the Project of DRP 4, the Repauno Entities shall not be required to maintain the balance of the Ramp-Up and Project Operating Reserve Account up to an amount equal, when added to any Draw Availability not allocated to any other Project Account of DRP 4, to the applicable Project Operating Reserve Requirement.  Prior to the Completion Date for the Project of DRP 4, available moneys in the Ramp-Up and Project Operating Reserve Account will be used to pay (i) Project Costs to the extent that moneys available in the DRP 4 Series 2025 Debt Proceeds Sub-Account and the DRP 4 Series 2025 Debt Proceeds Capital Contingency Reserve Sub-Account are insufficient to provide for the completion of such Project, and all such transfers from the Ramp-Up and Project Operating Reserve Account shall be subject to the Construction Account withdrawal requirements of Section 5.04, and (ii) O&M Expenditures in connection with the anticipated ramp-up of operations of such Project, and with facilities functionally related and subordinate to such Project.

(c)          After the Completion Date for the Project of DRP 4, the Ramp-Up and Project Operating Reserve Account shall be funded on each Transfer Date, to the extent moneys are available therefor from the Revenue Account, up to an amount equal, when added to any Draw Availability not allocated to any other Project Account of DRP 4, to the applicable Project Operating Reserve Requirement in accordance with Section 5.02(b) as certified by DRP 4 to the Collateral Agent. Available moneys in the Ramp-Up and Project Operating Reserve Account will be used to pay O&M Expenditures in the event other moneys are not available therefor from Draw Availability allocated to the Ramp-Up and Project Operating Reserve Account or in the Operating Accounts, the Revenue Account, the Repair and Replacement Reserve Account or the Equity Lock-Up Account in accordance with this Agreement and to pay debt service in accordance with paragraph (d) upon delivery to the Collateral Agent a Funds Transfer Certificate.

(d)          Any amounts on deposit in the Ramp-Up and Project Operating Reserve Account in excess, when added to any Draw Availability not allocated to any other account, of the applicable Project Operating Reserve Requirement (as certified by the applicable Repauno Entity to the Collateral Agent) shall be applied in accordance with the requirements of Section 5.02(d) hereof.

(e)          Moneys in the Ramp-Up and Project Operating Reserve Account will be used by the Collateral Agent to pay debt service (without the requirement of a Funds Transfer Certificate and without any further direction by any Repauno Entity) in accordance with Section 5.02(e)(ii) hereof.

(f)          Following an Enforcement Action, monies in the Ramp-Up and Project Operating Reserve Account shall be applied in the manner described in Section 9.08.

Section 5.08          [Reserved].

Section 5.09          Mandatory Prepayment Account.

(a)          Funds will be deposited into the applicable sub-account of the Mandatory Prepayment Account to repay, as applicable to such sub-account and the applicable Repauno Entity, the Bonds in accordance with any applicable Bond Indenture, the Taxable Term Loan in accordance with the Financing Documents applicable thereto, and any Additional Senior Secured Indebtedness in accordance with the Additional Senior Secured Indebtedness Documents. The following amounts, when received by the applicable Repauno Entity, will be deposited into the applicable sub-account of the Mandatory Prepayment Account for the prepayment of, as applicable to such sub-account and the applicable Repauno Entity, any Bonds, the Taxable Term Loan and any Additional Senior Secured Indebtedness on a pro rata basis in relation to the outstanding principal amount of the Secured Obligations (as applicable), except as otherwise provided in clauses (ii), (iii) and (iv) below, and transferred to the applicable Bond Trustee (for prepayment of the applicable Bonds), the Taxable Term Loan Administrative Agent (for prepayment of the Taxable Term Loan) or the applicable Secured Debt Representative (for prepayment of any Additional Senior Secured Indebtedness):

  (i)          from net amounts of Loss Proceeds, received by the applicable Repauno Entity in accordance with Section 5.03;

  (ii)         with respect to any Bonds, otherwise in accordance with the applicable Bond Indenture;

 (iii)          with respect to the Taxable Term Loan, otherwise in accordance with the Financing Documents applicable thereto; and

  (iv)      with respect to any Additional Senior Secured Indebtedness, otherwise in accordance with the applicable Secured Obligation Documents.

(b)          Notwithstanding anything to the contrary herein, (i) the DRP 4 Series 2025 Bonds Mandatory Prepayment Sub-Account shall be pledged solely as collateral to secure the DRP 4 Series 2025 Bonds and shall be established solely for the benefit of the Owners of the DRP 4 Series 2025 Bonds, and will be held by the Collateral Agent, and the Security Interest therein maintained, for the exclusive benefit of only such Owners (and none of the other Secured Parties or any other Person shall have any security interest in the DRP 4 Series 2025 Bonds Mandatory Prepayment Sub-Account), (ii) the Taxable Term Loan Mandatory Prepayment Sub-Account shall be pledged solely as collateral to secure the Taxable Term Loan Obligations and shall be established solely for the benefit of the holders of such Taxable Term Loan Obligations, and will be held by the Collateral Agent, and the Security Interest therein maintained, for the exclusive benefit of only such holders (and none of the other Secured Parties or any other Person shall have any security interest in the Taxable Term Loan Mandatory Prepayment Sub-Account) and (iii) any sub-account created under the Mandatory Prepayment Account for the prepayment of, as applicable, any Bonds in accordance with any applicable Bond Indenture or any Additional Senior Secured Indebtedness in accordance with the Additional Senior Secured Indebtedness Documents shall be pledged solely as collateral to secure such Bonds or such Additional Senior Secured Indebtedness in accordance with the applicable Bond Indenture or Additional Senior Secured Indebtedness Documents and shall be established solely for the benefit of the applicable Owners of such Bonds or the Additional Senior Secured Indebtedness Holders or such Additional Senior Secured Indebtedness and will be held by the Collateral Agent, and the Security Interest therein maintained, for the exclusive benefit of only such Owners of such Bonds or such Additional Senior Secured Indebtedness Holders (and none of the other Secured Parties nor any other Person shall have any Security Interest in such sub-accounts).

(c)           Following an Enforcement Action, monies in the Mandatory Prepayment Account shall be applied in the manner described in Section 9.08.

Section 5.10          Distribution Account.

(a)          The Distribution Account shall be funded in accordance with and subject to Section 5.02(b) of this Agreement, solely to the extent that the applicable Restricted Payment Conditions are satisfied on the date of any such transfer.

(b)          Each Repauno Entity will have the exclusive right to withdraw or otherwise dispose of funds on deposit in the Distribution Account to any other account or to such other Person as directed by such Repauno Entity in its sole discretion, and the Distribution Account (and any amounts on deposit therein) will not constitute Collateral.

(c)          Any amounts payable to the Distribution Account pursuant to clause Fourteenth as set forth in Section 5.02(b) hereof will be paid to the Distribution Account within fifteen (15) days after the Collateral Agent’s receipt of the Funds Transfer Certificate and accompanying Distribution Release Certificate signed by a Responsible Officer of the applicable Repauno Entity.

Section 5.11          Equity Lock-Up Account.

(a)          Each Repauno Entity shall direct that any funds that would have been payable to make payments of Permitted Subordinated Debt or to the Distribution Account but for the failure of a Restricted Payment Condition to be satisfied under clauses Eleventh, Twelfth or Fourteenth as set forth in Section 5.02(b) hereof be transferred to the Equity Lock-Up Account.

(b)        Each Repauno Entity may direct that funds on deposit in the Equity Lock-Up Account be transferred to make payments of Permitted Subordinated Debt or (if no such payments as described in clauses Eleventh through Fourteenth of Section 5.02(b) hereof are then due and payable) to the Distribution Account within fifteen (15) days after any Distribution Date following the applicable Final Substantial Completion Date; provided, that (1) all of the Restricted Payment Conditions are satisfied on the Distribution Date commencing such 15-day period in accordance with the applicable Financing Obligation Documents and (2) such Repauno Entity delivers a Distribution Release Certificate signed by a Responsible Officer of such Repauno Entity to the Collateral Agent; provided further, that the amount of funds available to be transferred from the Equity Lock-Up Account in respect of any Distribution Date will be not greater than the amount of funds in the Equity Lock-Up Account on the Distribution Date.

(c)          The funds held in the Equity Lock-Up Account may be required to be applied to make mandatory prepayment or redemption of, or for a mandatory offer to pay or redeem, Secured Obligations and, to the extent to be applied to make such prepayment or redemption, shall be transferred at the direction of the applicable Repauno Entity to the applicable Secured Debt Representatives and applied to the prepayment or redemption of the Secured Obligations upon failure to satisfy the Restricted Payment Conditions in accordance with the terms of the applicable Secured Obligation Documents.

(d)          Funds held in the Equity Lock-Up Account shall be used by the Collateral Agent, without the requirement of a Funds Transfer Certificate and without further direction by any Repauno Entity, to fund a shortfall in clauses First through Ninth set forth in Section 5.02(b) hereof.

(e)           Following an Enforcement Action, monies in the Equity Lock-Up Account shall be applied in the manner described in Section 9.08.

Section 5.12          Capital Projects Account. Funds may be deposited into the Capital Projects Account at the direction of any Repauno Entity from Additional Equity Contributions, the proceeds of Permitted Subordinated Debt or the proceeds of other Permitted Indebtedness to be used to pay the costs of Capital Projects in accordance with the requirements set forth in the applicable Issuer Lease Agreement or other Financing Obligation Document. The Collateral Agent shall transfer funds from the Capital Projects Account upon request by the applicable Repauno Entity, together with a certificate from a Responsible Officer of such Repauno Entity to the effect that such Capital Project is permitted pursuant to the applicable Issuer Lease Agreement or other Financing Obligation Document, except that following an Enforcement Action, monies in the Capital Projects Account shall be applied in the manner described in Section 9.08.

Section 5.13          Operating Accounts and Equity Funded Account.

(a)          From and following each Closing Date, Project Revenues received by any Repauno Entity will be transferred from the Revenue Account to the applicable Operating Account(s) designated by the applicable Repauno Entity from time to time in accordance with the provisions set forth in Section 5.02(b) hereof. Funds may also be deposited into the applicable Operating Account(s) designated by the applicable Repauno Entity from time to time from the proceeds of the incurrence of Permitted Indebtedness to the extent such funds are not otherwise required to be deposited in the Construction Account or any other Project Account. Except when a Secured Obligation Event of Default has occurred and is continuing, each Repauno Entity may make withdrawals from, and write checks against, any Operating Account without having to comply with any conditions, other than that such amounts must be applied towards Project Costs, in the case of amounts transferred therein from the Construction Account or as otherwise required herein, and O&M Expenditures or Project Costs in the case of other such amounts.

(b)          Funds may be deposited into the Equity Funded Account from the proceeds of Permitted Subordinated Debt (provided that the interest on such Permitted Subordinated Debt is taxable for federal income tax purposes) or Additional Equity Contributions to be used by any Repauno Entity for any purpose other than funding Project Costs. Except when a Secured Obligation Event of Default has occurred and is continuing, each Repauno Entity may make withdrawals from, and write checks against, the Equity Funded Account without having to comply with any conditions.

Section 5.14          Funds as Collateral

. Except as otherwise specified in this Agreement as segregated or exclusive Collateral granted for specific Secured Parties, any deposit made into the Project Accounts hereunder (except through clerical or other manifest error or in a manner that is otherwise inconsistent with this Agreement) shall be irrevocable and all cash, cash equivalents, instruments, investments and other securities on deposit in or credited to the Project Accounts shall be subject to the Security Interest of the Security Agreement and shall constitute Collateral for the benefit of the Secured Parties as provided herein.

Section 5.15          Investment.

(a)         Funds in the Project Accounts may be invested and reinvested only in Permitted Investments (at the risk and expense of the applicable Repauno Entity) in accordance with written instructions given to the Collateral Agent by the applicable Repauno Entity (prior to the occurrence of a Secured Obligation Event of Default and, thereafter (so long as such Secured Obligation Event of Default shall be continuing), as directed in writing by the applicable Secured Debt Representatives representing the Required Secured Creditors) and, unless a Secured Obligation Event of Default has occurred and is continuing, the applicable Repauno Entity is entitled to instruct the Collateral Agent to liquidate Permitted Investments for purposes of effecting any such investment or reinvestment or for any other purpose permitted hereunder. Earnings from the investment of moneys held in any of the Project Accounts and losses from the investment of moneys held in any Project Account shall be deposited in or charged against the Project Account in which they were realized. The Collateral Agent shall not be required to take any action with respect to investing the funds in any Project Account in the absence of written instructions by the applicable Repauno Entity or the Required Secured Creditors (to the extent provided in accordance with the terms hereof) and shall hold such funds un-invested in the absence of the receipt of written investment instructions. The Collateral Agent shall not be liable for any loss resulting from any Permitted Investment or the sale or redemption thereof made in accordance with the terms hereof. If and when cash is required for disbursement in accordance with this Article V or Section 9.08 hereof, the Collateral Agent is authorized, without instructions from the applicable Repauno Entity, to the extent necessary to make payments or transfers required pursuant to this Article V or Section 9.08 hereof, in the event the applicable Repauno Entity fails to direct the Collateral Agent to do so in a timely manner, to cause Permitted Investments to be sold or otherwise liquidated into cash (without regard to maturity) in such manner as the Collateral Agent shall deem reasonable under the circumstances. All funds in the Project Accounts and all Permitted Investments made in respect thereof shall constitute part of the Collateral.

(b)          The Collateral Agent shall have no obligation to invest or reinvest the funds on the day the funds are deposited if all or a portion of the funds is deposited with (or instructions with respect to the same are given to) the Collateral Agent after 11 a.m. (New York, New York time) on the day of deposit. Instructions to invest or reinvest that are received after 11 a.m. (New York, New York time) will be treated as if received on the following Business Day.

(c)           [Reserved].

(d)          The parties hereto each acknowledge that non-deposit investment products are not obligations of, or guaranteed, by UMB Bank, N.A. nor any of its affiliates; are not FDIC insured; and are subject to investment risks, including the possible loss of principal amount invested in one of the money market funds made available by the Collateral Agent and initially selected by the applicable Repauno Entity or the Secured Debt Representatives representing the Required Secured Creditors (as the case may be).

(e)          Any investment direction contained herein may be executed through an affiliated broker or dealer of the Collateral Agent and any such affiliated broker or dealer shall be entitled to such broker’s or dealer’s usual and customary fees for such execution as agreed to by the applicable Repauno Entity or the Secured Debt Representatives representing the Required Secured Creditors (as the case may be). It is agreed and understood that the Collateral Agent may earn fees associated with the investments outlined above to the extent previously agreed with the applicable Repauno Entity. Neither the Collateral Agent nor its Affiliates shall have a duty to monitor the investment ratings of any Permitted Investments.

(f)          Investments may be held by the Collateral Agent directly or through any clearing agency or depository (collectively, the “Clearing Agency”) including, without limitation, the federal reserve/treasury book-entry system for U.S. and federal agency securities. The Collateral Agent shall not have any responsibility or liability for the actions or omissions to act on the part of any Clearing Agency.

Section 5.16          Withdrawal and Application of Funds; Priority of Transfers from Project Accounts; Secured Obligation Event of Default.

(a)          Except as provided in Sections 5.02(e), 5.04, 5.05, 5.06(f), 5.07 and 5.11(d) of this Agreement and paragraph (d) below, each withdrawal or transfer of funds from the Project Accounts (other than from any Operating Account, the Equity Funded Account and any Collection Account) by the Collateral Agent on behalf of the applicable Repauno Entity will be made pursuant to an executed Funds Transfer Certificate, which certificate will be provided and prepared by the applicable Repauno Entity and will contain a certification by a Responsible Officer of the applicable Repauno Entity that such withdrawal or transfer complies with the requirements of this Agreement. The Collateral Agent and Account Bank may conclusively rely upon any Funds Transfer Certificate as evidence of the satisfaction of all conditions precedent to a disbursement or transfer requested.

(b)          Unless a shorter period is acceptable to the Collateral Agent, such Funds Transfer Certificate relating to each applicable Project Account (other than any Operating Account, the Equity Funded Account and any Collection Account) will be delivered to the Collateral Agent no later than two (2) Business Days prior to each date on which funds are proposed to be withdrawn or transferred. In the event that a certificate is not in the form of Exhibit B, no Repauno Entity will be entitled to cause the proposed withdrawal or transfer until it has submitted a revised and compliant certificate.

(c)          For the avoidance of doubt, subject to the following paragraph, the applicable Repauno Entity will have the right to withdraw or cause to be transferred funds from the applicable Operating Account (solely for the purpose of payment of O&M Expenditures and Project Costs, as applicable), the applicable Collection Account (or sub-account thereof) (solely for the purpose of depositing such funds into the Revenue Account) or the Equity Funded Account (or applicable sub-account thereof), at any time without approval or consent of the Collateral Agent, any Secured Debt Representative or any other person, so long as such withdrawal is effected in accordance with the terms of this Agreement.

(d)          Notwithstanding anything to the contrary contained in this Agreement, upon receipt of a notice of a Secured Obligation Event of Default and during the continuance of the related Secured Obligation Event of Default, the Secured Debt Representatives representing the Required Secured Creditors may, following the taking of an Enforcement Action, without consent of any Repauno Entity, instruct the Collateral Agent in writing (A) not to release, withdraw, distribute, transfer or otherwise make available any funds in or from any of the Project Accounts and to take such action or refrain from taking such action with respect to such funds and Project Accounts as the Secured Debt Representatives (acting in accordance with the direction of the Required Secured Creditors) shall so instruct or (B) to apply proceeds of the Project Accounts to the payment of Secured Obligations, in accordance with the terms of this Agreement and in the order set forth in Section 9.08, so long as such payments are on account of amounts due under the Secured Obligation Documents, in each case until the Collateral Agent has received written notice that such Secured Obligation Event of Default no longer exists due to it having been waived, cured or no longer existing, or having been deemed waived, in accordance with the terms of the relevant Secured Obligation Documents and such Enforcement Action has been cancelled; provided that, subject to Section 13.02, with the written consent of the Secured Debt Representatives of the Required Secured Creditors at any time prior to the taking of an Enforcement Action, proceeds of the Project Accounts will be applied in the order and the manner set forth in Sections 5.02 and 5.04 (as applicable).

(e)          Notwithstanding any other provision of this Agreement, the Collateral Agent will not be obligated to monitor or verify (A) the accuracy of any Funds Transfer Certificate, Construction Account Withdrawal Certificate or other written instructions provided to the Collateral Agent for the transfer or deposit of funds with respect to any Project Account, or (B) the use of amounts withdrawn from the Project Accounts pursuant to written instructions given by the applicable Repauno Entity.

Section 5.17          Termination of Project Accounts. Upon the Payment in Full of the Secured Obligations as confirmed in writing by the Secured Debt Representatives, this Agreement will terminate, and the Collateral Agent will, within thirty (30) days of receipt of a request from the Repauno Entities, and at the expense of the Repauno Entities, close the Project Accounts (other than any Operating Account, the Equity Funded Account and any Collection Account, which will remain at the full discretion of the Repauno Entities) and/or liquidate any investments credited thereto and/or transfer the funds deposited therein or credited thereto, as directed by the Repauno Entities. Thereafter, the Collateral Agent and the Account Bank will be released from any further obligation to comply with entitlement orders or instructions directing the disposition of funds originated by the Collateral Agent and the Collateral Agent and the Account Bank will be released from any further obligation to comply with any obligation under any Secured Obligation Document except as specifically provided therein. Nothing contained in this paragraph will be construed to modify or otherwise affect the Collateral Agent’s Security Interest in the Project Accounts and the funds therein, prior to such transfer or Payment in Full of the Secured Obligations.

Section 5.18          Securities Intermediary.

(a)          The Securities Accounts shall be established and maintained as securities accounts with the Account Bank. Each of the parties to this Agreement, including the Account Bank, hereby agrees that the Account Bank (or any successor thereto) shall act as the “securities intermediary” as defined in Section 8-102(a)(14) of the UCC and any applicable Federal Book-Entry Regulations, to the extent applicable under and for the purposes of this Agreement and for so long as UMB Bank, N.A. (or any successor thereto) is the Collateral Agent.

(b)          The Account Bank hereby accepts and agrees to act as such under this Agreement and represents and warrants that it is as of the date hereof, and shall be for so long as it is the Account Bank hereunder, a banking corporation or a national bank that in the ordinary course of its business maintains securities accounts for others, meets the requirements and qualifications set forth in the first sentence of Section 5.18(e) of this Agreement and is acting in that capacity hereunder. The Account Bank agrees with the parties hereto that each of the Securities Accounts shall be an account to which “financial assets” (as defined in Section 8-102(a)(9) of the UCC) may be credited and the Account Bank undertakes to treat the Collateral Agent as entitled to exercise the rights that comprise such financial assets. The Account Bank agrees with the parties hereto that each item of property (including any cash, security, instrument or obligation, share, participation, interest or other property whatsoever) credited to each Securities Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC. Each of the Collateral Agent and the Account Bank represents and warrants that it has not entered into any agreement or taken any other action that gives any Person other than the Collateral Agent control over any of the Securities Accounts. Each of the Collateral Agent and the Account Bank agrees that it shall not become a party to any agreement or take any action that gives any Person other than the Collateral Agent control over any of the Securities Accounts or that is otherwise inconsistent with this Agreement. The Account Bank agrees that any financial assets credited to such Securities Accounts, or any “security entitlement” (as defined in Section 8-102(a)(17) of the UCC or, with respect to book-entry securities, in the applicable Federal Book-Entry Regulations) with respect thereto, shall not be subject to any Security Interest, encumbrance, or right of setoff in favor of the Account Bank or anyone claiming through the Account Bank (other than the Collateral Agent).

(c)          It is the intent of the parties hereto (including the Collateral Agent and the Repauno Entities) that the Collateral Agent (for the benefit of the Secured Parties) be, and the Collateral Agent (for the benefit of the Secured Parties) shall be, the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) with respect to the Securities Accounts. In any event, notwithstanding any other provision of this Agreement, the Account Bank hereby agrees that it will comply with any “entitlement order” (as defined in Section 8-102(a)(8) of the UCC) with respect any and all “security entitlements” (as defined in Section 8-102(a)(17) of the UCC) carried in any and all Securities Accounts originated by the Collateral Agent without further consent by any Repauno Entity or any other Person. The Account Bank covenants that it will not agree with any Person other than the Collateral Agent to comply with any “entitlement orders” with respect to the Securities Accounts originated by any Person or entity other than the Collateral Agent.

(d)          The Account Bank shall not change the name or account number of any Securities Account without the prior written consent of the Collateral Agent and at least five (5) Business Days’ prior notice to the applicable Secured Debt Representatives and the applicable Repauno Entity, and shall not change the “entitlement holder”. The Account Bank shall at all times act as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC or, with respect to book-entry securities, in the applicable Federal Book-Entry Regulations) in maintaining the Securities Accounts and shall credit to each Securities Account each financial asset to be held in or credited to each Securities Account pursuant to this Agreement. To the extent, if any, that the Collateral Agent is deemed to hold directly, as opposed to having a security entitlement in, any financial asset held by the Account Bank for the Collateral Agent, the Account Bank hereby agrees that it is holding such financial asset as the agent of the Collateral Agent and hereby expressly acknowledges and agrees that it has received notification of the Collateral Agent’s security interest in such financial asset and that it is holding possession of such financial asset for the benefit of the Collateral Agent.

(e)          Each Securities Account shall remain at all times with a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC or, with respect to book-entry securities, in the applicable Federal Book-Entry Regulations) that is a bank or other financial institution organized under the laws of the U.S. or any state thereof that has offices in the State of New York that has a total capital stock and unimpaired surplus of not less than $500,000,000.

(f)          Any income received by the Collateral Agent with respect to the balance from time to time on deposit in each Securities Account or other account established hereunder, including any interest or capital gains on investments in overnight securities made with amounts on deposit in each such account, shall be credited to the applicable account. All right, title and interest in and to the cash amounts on deposit from time to time in each Securities Account together with any investments in overnight securities from time to time made pursuant to this Section 5.18 shall constitute part of the Collateral for the Secured Obligations and shall be held for the benefit of the Secured Parties and the Repauno Entities as their interests shall appear hereunder and shall not constitute payment of the Secured Obligations (or any other obligations to which such funds are provided hereunder to be applied) until applied thereto as provided in this Agreement.

(g)          In the event that, notwithstanding the last sentence of subsection (b) above, the Account Bank has or subsequently obtains by agreement, operation of law or otherwise a security interest in any of the Securities Accounts, or any financial asset credited thereto, or any “security entitlement” (as defined in Section 8-102(a)(17) of the UCC or, with respect to book-entry securities, in the applicable Federal Book-Entry Regulations) with respect thereto, the Account Bank hereby agrees that such security interest shall be subject and subordinate to the security interest of the Collateral Agent.

(h)          The “securities intermediary’s jurisdiction” of the Account Bank for purposes of the UCC (or the Uniform Commercial Code of any other jurisdiction to the extent applicable) is the State of New York. In addition, to the extent that any agreements between the Account Bank and any Repauno Entity governing any Securities Account (collectively, the “Account Agreements”) do not provide that the laws of the State of New York shall govern all of the issues specified in Article 2(1) of the Hague Securities Convention, each Account Agreement is hereby amended to provide that the law applicable to all of the issues specified in Article 2(1) of the Hague Securities Convention shall be the laws of the State of New York. The “Hague Securities Convention” means the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, July 5, 2006, 17 U.S.T. 401, 46 I.L.M. 649.

(i)          Terms used in this Section 5.18 that are not otherwise defined in this Agreement are used herein as defined in the UCC and shall have the meaning set forth in the UCC. Without limiting the foregoing, the term “securities intermediary” shall, with respect to book-entry securities, have the meaning given to it under the applicable Federal Book-Entry Regulations.

(j)          To the extent that the Securities Accounts are not considered “securities accounts” (within the meaning of Section 8-501(a) of the UCC), the Securities Accounts shall be deemed to be “deposit accounts” (as defined in Section 9-102(a)(29) of the UCC), which the Collateral Agent shall maintain with the Account Bank acting not as a securities intermediary but as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC). The Account Bank hereby agrees to comply with any and all instructions originated by the Collateral Agent directing disposition of funds in the Securities Accounts without any further consent of any applicable Repauno Entity.

Section 5.19          Account Bank. Each of the parties to this Agreement hereby agrees that UMB Bank, N.A. (or any successor thereto in its capacity as Collateral Agent) shall act as the Account Bank under and for the purposes of this Agreement. The rights, privileges, protections and benefits given to the Collateral Agent hereunder shall apply and extend to the Account Bank as if incorporated expressly herein.

Section 5.20          Change of Deposit Account Bank.

(a)          Upon 10 Business Days written notice to the Secured Debt Representatives and the Collateral Agent, the Deposit Account Bank may be changed to another bank by the Repauno Entities; provided that such bank shall be organized under the laws of the U.S. or any state thereof with a branch office in the State of New Jersey having a combined capital and surplus of not less than $500,000,000. If the Deposit Account Bank at any time gives notice that it no longer wishes to act as a Deposit Account Bank or that it will no longer be subject to the terms of an Account Control Agreement, or that it will no longer act upon the instructions of any Repauno Entity or the Collateral Agent in accordance with the applicable Account Control Agreement as a result of its determination that such action would result in the violation of any applicable Law (a “Termination Notice”), the Repauno Entities shall promptly (and, to the extent possible, prior to the effective date of such Termination Notice) appoint a replacement Deposit Account Bank; provided that and termination of the Deposit Account Bank’s role hereunder shall not occur until such replacement Deposit Account Bank has been completed pursuant to Section 5.20(b) and provided further that, if requested by the Collateral Agent, the Repauno Entities deliver a legal opinion reasonably acceptable to the Collateral Agent to the effect that after the appointment of such replacement Deposit Account Bank, the security interest of the Collateral Agent in the replacement deposit accounts will be perfected. Each Operating Account and the Equity Funded Account shall at all times be maintained with a single Deposit Account Bank. The Repauno Entities shall notify the Collateral Agent and each applicable Secured Debt Representative of a Termination Notice promptly upon receipt thereof by any applicable Repauno Entity.

(b)         The new Deposit Account Bank shall be required, prior to becoming the Deposit Account Bank, to (i) enter into one or more Account Control Agreements, in such form as may be approved by the Required Secured Creditors and the Collateral Agent (such approval not to be unreasonably withheld, delayed or conditioned), with each applicable Repauno Entity and the Collateral Agent, and to carry out such further acts as the Required Secured Creditors may reasonably request in order to perfect the security interest of the Collateral Agent in any Operating Account, the Equity Funded Account, any Collection Account and any other relevant Project Accounts and (ii) agree to provide the reports similar to the reports required to be provided pursuant to Section 2.12(b) of this Agreement.

Section 5.21          Inadequately Identified Amounts. In the event that the Collateral Agent receives any amount which is inadequately or incorrectly identified as to the Project Account into which such amount is to be credited, the Collateral Agent shall notify the Secured Debt Representatives and each applicable Repauno Entity of such event and shall request instructions from such Repauno Entity, or if a Secured Obligation Event of Default has occurred and is continuing, from the Secured Debt Representative, as to the Project Account into which such amount should be credited. The Collateral Agent shall credit such amount to the Revenue Account until such time as the Collateral Agent receives instructions from the applicable Repauno Entity in accordance herewith stating that such amount should be credited to another Project Account in accordance with the Financing Obligation Documents, in which case the Collateral Agent shall credit such amount to the Project Account designated by such Repauno Entity.

Section 5.22         Tax Reporting. Investment earnings on gross proceeds of tax-exempt bonds shall be subject to the calculation and payment of rebate liability, as indicated in Section 10.05(e) hereof.   All interest or other earnings that are not made from gross proceeds of tax-exempt bonds, if any, relating to the Project Accounts shall be reported to the Internal Revenue Service and, to the extent applicable, all state and local taxing authorities under the name and taxpayer identification number of the applicable Repauno Entity. Each Repauno Group Member shall prepare or cause to be prepared any tax returns or other forms or information required to be filed in connection with any such earnings. Except for the Security Interest granted to the Collateral Agent, and the Collateral Agent’s interest as a “Secured Party”, the Collateral Agent does not have any interest in the Collateral deposited hereunder but is serving as collateral agent only. Each Repauno Group Member shall pay or reimburse the Collateral Agent upon request for any transfer taxes or other taxes relating to the Collateral incurred in connection with the Security Documents and shall indemnify and hold harmless the Collateral Agent from any amounts that it is obligated to pay in the way of such taxes to the extent paid by the Collateral Agent in respect of the Collateral; provided, however, that, with respect to Repauno Holdco, this obligation shall be limited to taxes on Collateral pledged by Repauno Holdco. Each Repauno Group Member will provide the Collateral Agent with appropriate W-9 forms for taxpayer identification numbers, number certifications, or W-8 forms for non-resident alien certifications. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Collateral Agent.

ARTICLE VI
RELATIVE PRIORITIES

Notwithstanding the date, manner or order of grant, attachment or perfection of any Security Interests securing the Secured Obligations granted on the Collateral and notwithstanding any provision of the UCC or any applicable Law or the Security Documents, each Secured Party (or its Secured Debt Representative on its behalf) hereby agrees that as among the Secured Parties, the Security Interest granted to the Collateral Agent shall be for the ratable benefit of the Secured Parties with respect to all Collateral and each Secured Party ranks and will rank equally in priority with the other Secured Parties in the Security Interest granted to the Collateral Agent (except to the extent otherwise provided in Sections 5.05, 5.09 and 9.08).

ARTICLE VII
SHARING; ADDITIONAL SECURED PARTIES; PROVISIONS RELATED TO PERMITTED SWAP AGREEMENTS

Section 7.01          Basic Agreement. Subject to the provisions of Article V, Sections 7.03 and 9.08, all amounts paid to or received by the Collateral Agent for redistribution to the Secured Parties (other than to the Secured Debt Representatives in their capacity as Agents) and representing the proceeds of the Collateral and the proceeds of any action taken pursuant to a Direction Notice shall be paid promptly to the Secured Parties ratably (without priority of any one over any other, except as otherwise provided in Article V and Section 9.08) in the order specified in Section 9.08 based on the amounts owing to each Secured Party on each level of priority specified therein as determined in accordance with Section 8.05.

Section 7.02          Payments Received by Certain Secured Parties.

Except as excluded in Section 7.03 and except for amounts obtained from or through the Collateral Agent pursuant to this Agreement, if any Secured Party (other than the Collateral Agent) shall obtain any amount whether (a) by way of voluntary or involuntary payment, (b) by virtue of an exercise of any right of set-off (except in accordance with the netting provisions under the Permitted Swap Agreements), banker’s lien or counterclaim, (c) as proceeds of any insurance policy covering any properties or assets of any Repauno Entity, (d) from proceeds of liquidation or dissolution of any Repauno Entity or distribution of its assets among its creditors (however such liquidation, dissolution or distribution may occur), (e) as payment following the acceleration of any Secured Obligation, (f) from any realization on Collateral, (g) by virtue of the application of any provision of any of the Secured Obligation Documents (other than this Agreement) or (h) in any other manner in respect of any Secured Obligations owed to such Secured Party under any Secured Obligation Document (other than any amount distributed pursuant to and in accordance with the express terms of this Agreement), such Secured Party shall forthwith notify in writing the Collateral Agent, each Repauno Entity and each Secured Debt Representative thereof and shall promptly, and in any event within ten (10) Business Days of its so obtaining the same, pay such amount (less any reasonable costs and expenses incurred by such Secured Party in obtaining such amount) to the Collateral Agent for the account of the Secured Parties, to be shared in accordance with Sections 9.08 and 7.01.

Section 7.03          Amounts Not Subject to Sharing

. Notwithstanding any other provision of this Agreement or any other Secured Obligation Document to the contrary, no Secured Party shall have any obligation to share:

(a)          any payment made by any Person to such Secured Party pursuant to a contract of participation or assignment or any other arrangement by which a direct or indirect interest of such Secured Party under the Secured Obligation Document is transferred (other than any such contract or other arrangement entered into with any Repauno Entity or any Affiliate thereof); and

(b)          any payment permitted to be made pursuant to and in accordance with the express terms of this Agreement; and

(c)           in the case of a Secured Debt Representative, any payment of recurring annual fees.

Section 7.04          Presumption Regarding Payments

. For purposes hereof, any payment received by a Secured Party under or pursuant to a Secured Obligation Document or a Transaction Document that is subject to the provisions of this Article VII may be presumed by such Secured Party to have been properly received by such Secured Party in accordance with this Article VII unless (a) such Secured Party receives written notice from any other Secured Party or any Repauno Entity that such payment was not made in accordance herewith or (b) such Secured Party otherwise has actual knowledge that such payment was not made in accordance herewith. If any payment initially received by a Secured Party is rescinded or must otherwise be restored by the Secured Party that first obtained it, each other Secured Party that shares the benefit of such payment shall return to such Secured Party its portion of the payment so rescinded or required to be restored in each case in accordance with Section 7.02.

Section 7.05         No Separate Security. Each Secured Party that is a party to this Agreement: (a) agrees that, except as otherwise provided in Section 5.14, Section 7.01 and Section 7.03, all Collateral is for the joint benefit of all the Secured Parties; and (b) represents and warrants to each other Secured Party that, in respect of any Secured Obligations now or hereafter owing to such Secured Party, it has received no security or guarantees from any Repauno Group Member or any Affiliate thereof, other than (i) its interest in the Collateral as provided in the Security Documents, if any, (ii) pursuant to the Administration Expense Guaranty or (iii) as otherwise provided pursuant to the Secured Obligation Documents in accordance with Section 7.02. In furtherance of the foregoing, if any Secured Party shall receive or be entitled to demand or otherwise call upon any guaranty, security or other assurance of payment which is not described in clause (i), (ii) or (iii) of the preceding sentence in respect of the Secured Obligations owed to such Secured Party, such Secured Party shall receive any proceeds thereof in trust for all the Secured Parties (to be shared promptly and ratably with the other Secured Parties) and shall exercise its rights to demand or call upon such guaranty, security or other assurance of payment as directed by the Required Secured Creditors (determined without regard to the Voting Party Percentage of such Secured Party).

Section 7.06          Additional Secured Parties

(a)         The Collateral Agent will, as agent for the Secured Parties hereunder, perform its undertakings set forth herein with respect to each Secured Party that holds Secured Obligations that are, in each case, incurred on or after each Closing Date, and any Person that holds Secured Obligations that are, in each case, incurred on or after such Closing Date shall be a “Secured Party” hereunder and shall be beneficiary of the provisions hereof intended to benefit the Secured Parties, so long as such Secured Party signs and delivers to the Collateral Agent, directly or through its designated Secured Debt Representative, an Accession Agreement and a Reaffirmation Agreement. Upon receipt of an executed Accession Agreement and a Reaffirmation Agreement, the Collateral Agent shall promptly countersign (without direction from any Secured Party) such Accession Agreement and Reaffirmation Agreement and deliver copies thereof to the Secured Party named therein.

(b)          In furtherance of the foregoing Section 7.06(a), the applicable Repauno Entity shall deliver to the Collateral Agent, and the Collateral Agent in turn shall promptly provide to each Secured Debt Representative, each of the following documents:

 (i)         a certificate from a Responsible Officer of such Repauno Entity certifying that the Secured Obligations have been incurred in accordance with the requirements of the Secured Obligation Documents;

 (ii)           a copy of the executed Accession Agreement referred to in Section 7.06(a); and

 (iii)          a copy of the executed Reaffirmation Agreement referred to in Section 7.06(a).

(c)           Any Secured Party may assign or transfer all or part of its interest in the Secured Obligations in accordance with and subject to the terms and conditions set forth in the Secured Obligation Documents to which it is a party. Any such assignee or transferee of such interest in the Secured Obligations shall sign and deliver to the Collateral Agent, directly or through its designated Secured Debt Representative, an Accession Agreement. Upon receipt of an executed Accession Agreement pursuant to any assignment or transfer of Secured Obligations, the Collateral Agent shall promptly countersign (without direction from any Secured Party) such Accession Agreement and deliver a copy thereof to the Secured Party named therein.

(d)         Upon the execution and delivery of the Accession Agreement and the Reaffirmation Agreement referred to in this Section 7.06 by the relevant Person (other than any Repauno Group Member), such Person shall become a “Secured Party” for all purposes herein and in the other Security Documents and each Repauno Group Member’s obligations to such Person under the Secured Obligation Documents to which such Person is a party shall become “Secured Obligations” for all purposes herein and under the Security Documents.

Section 7.07          Secured Party Lists. DRP shall furnish to the Collateral Agent at such times as the Collateral Agent may request in writing a list of the names and addresses of each Secured Party and the aggregate principal amount of the Secured Obligations held by each such Secured Party, and, if a Secured Debt Representative has been appointed for any of the Secured Obligations, the name and contact information for such Secured Debt Representative, in each case in such form and as of such date as the Collateral Agent may reasonably require. The Collateral Agent shall keep at its designated corporate trust office a register for the registration and registration of transfers of the Secured Obligations. The name and address of each Secured Party, each transfer thereof and the name and address of each transferee of Secured Obligations shall be registered in such register together with the amount of principal and interest outstanding or due with respect to such Secured Obligations. Prior to due presentment for registration of transfer, the Person in whose name any Secured Obligation shall be registered shall be deemed and treated as the owner thereof for all purposes hereof, and the Collateral Agent shall not be affected by any notice or knowledge to the contrary. The Collateral Agent shall give to any Repauno Entity and any Secured Party promptly upon written request therefor, a complete and correct copy of the names and addresses of all registered Secured Parties. The Collateral Agent shall provide the Repauno Entities access (during its business hours) to review and inspect the register in respect of the Secured Obligations. The Collateral Agent may conclusively rely upon the information provided to it by any Repauno Entity pursuant to this Section 7.07.

Section 7.08          Mortgage and Title Policy Amendments.

(a)         If any Repauno Entity shall at any time incur Secured Obligations in an aggregate principal amount that shall cause the aggregate principal amount of the Secured Obligations outstanding to exceed the maximum secured amount (if applicable) under the Mortgage(s) then in place, and if all of the Collateral is comprised in the Mortgaged Property secured by such Mortgage(s), such Repauno Entity shall, not later than forty five (45) days after the incurrence of such Secured Obligations (or such later date as may be reasonably practicable so long as such Repauno Entity continues to use commercially reasonable efforts to amend or to amend and restate such Mortgage), cause the Mortgage(s) to be amended or amended and restated such that the maximum secured amount under the Mortgage(s) shall equal or exceed the aggregate principal amount of Secured Obligations outstanding. If any Repauno Entity shall at any time incur Secured Obligations with a maturity date beyond the maturity date of the Secured Obligations then set forth in a Mortgage then in place, such Repauno Entity shall, not later than forty five (45) days after the incurrence of such Secured Obligations (or such later date as may be reasonably practicable so long as such Repauno Entity continues to use commercially reasonable efforts to amend such Mortgage), cause the Mortgage to be amended such that the maturity date of the Secured Obligations as set forth in the Mortgage shall be the same date or later as the maturity date of such Secured Obligations then being incurred. Upon presentation of such amendment entered into pursuant to this Section 7.08 and a certification by the applicable Repauno Entity stating that such amendment is in compliance with all requirements of this Section 7.08, the Collateral Agent shall promptly countersign (without direction from any Secured Party) such amendment and deliver a copy thereof to such Repauno Entity. The applicable Repauno Entity shall additionally pay all applicable fees due in connection with the recording of the amendment to Mortgage (as may be amended or amended and restated pursuant to this Section 7.08(a)) in full when due.

(b)          If the amount of a Mortgage is required to be increased pursuant to Section 7.08(a), each Repauno Entity shall use commercially reasonable efforts to, not later than ninety (90) days after the applicable Closing Date (or such later date as may be reasonably practicable so long as the applicable Repauno Entity continues to use commercially reasonable efforts to amend or supplement such Title Policy), cause any Title Policy in effect as of such Closing Date to be amended or supplemented to be in such amount; provided that, if it is not possible to amend or supplement any existing Title Policy to be in such amount, the applicable Repauno Entity shall use commercially reasonable efforts to, not later than ninety (90) days after such Closing Date (or such later date as may be reasonably practicable so long as such Repauno Entity continues to use commercially reasonable efforts to cause such new Title Policy to be issued), cause a new Title Policy to be issued in respect of the applicable Mortgage in such amount. In addition, each Repauno Entity shall use commercially reasonable efforts to, not later than ninety (90) days after the applicable Closing Date (or such later date as may be reasonably practicable so long as the applicable Repauno Entity continues to use commercially reasonable efforts to deliver such survey or obtain such waivers), either (i) deliver to the Collateral Agent a survey of the site of the applicable Project, certified to the Title Company and Collateral Agent or (ii) obtain waivers from the Title Company sufficient to secure deletion of the “survey exception” from any such amended, supplemented or new Title Policy, and upon the reasonable request of the Collateral Agent, shall use commercially reasonable efforts to aid in the deletion of any new exceptions listed in such Title Policy. Each Repauno Entity shall additionally provide a certificate of the applicable Repauno Entity confirming that the premium for any such Title Policy (as amended, supplemented or issued pursuant to this Section 7.08(b)) and endorsements thereto have been paid in full when due.

Section 7.09          Additional Provisions Related to Permitted Swap Agreements.

(a)          No Swap Bank may terminate or close out all or any part of any Secured Swap Transaction under a Permitted Swap Agreement prior to its maturity date unless:

 (i)            an event of default under the Permitted Swap Agreement has occurred and is continuing;

 (ii)        the Swap Bank (or its Affiliate) ceases to be a lender (or other debt holder, as applicable) under the applicable Additional Senior Indebtedness Document (other than as a result of a voluntary assignment or transfer by such Swap Bank (or its Affiliate));

 (iii)         the credit extension with respect to which such Secured Swap Transaction relates are refinanced, paid or prepaid, in each case in full, or to the extent relating to the issuance or incurrence of indebtedness accruing interest at a variable rate, the applicable Additional Senior Indebtedness Document, is terminated or cancelled, in each case in full;

 (iv)        any Repauno Entity’s obligations (other than Excluded Swap Obligations) to the Swap Bank under the relevant Permitted Swap Agreement cease to be secured on a pari passu basis with the other Secured Creditors pursuant to the Security Documents;

 (v)         any Secured Obligation Document is amended without the prior written consent of the Swap Bank in a manner that would materially and adversely impact the rights or obligations of the Swap Bank;

 (vi)          all or substantially all of the Collateral is released without the consent of the Swap Bank; or

 (vii)       such termination or close out is required to ensure that the aggregate notional principal amount under all Secured Swap Transactions plus the then outstanding principal amount of the Bonds, Taxable Term Loan and any Additional Senior Indebtedness accruing interest at a fixed rate shall, in the aggregate, not exceed 105% of all Secured Obligations (other than indebtedness under the Permitted Swap Agreements) then outstanding or expected to be outstanding, and such termination or close out is made pro rata, based on the notional amount of each Secured Swap Transaction, to such excess;

provided that following such termination or close-out, each applicable Repauno Entity remains in compliance with applicable hedging requirements and related provisions set forth in the Secured Obligation Documents. In each of the above cases, the relevant Swap Bank may only terminate or close out all or any part of the relevant Secured Swap Transaction if (i) it has notified the Collateral Agent in writing of its intention to do so and (ii) it is entitled to do so under the terms of the relevant Permitted Swap Agreement.

(b)          Following the delivery of any Direction Notice by the Required Secured Creditors, each Swap Bank shall, if the Collateral Agent requests (at the direction of the Required Secured Creditors), (i) exercise all rights, if any, it may have to terminate each Permitted Swap Agreement to which it is a party; and (ii) pay any amount owed by it to the applicable Repauno Entity, if applicable, to the relevant Agent for application in accordance with this Agreement.

(c)         In the event that any Swap Bank shall allow any amount owed by it to the applicable Repauno Entity to be discharged, by set-off or otherwise, in connection with the termination of any of its Secured Swap Transactions or otherwise (other than pursuant to set-off and ordinary course payment or close-out netting arrangements in respect of amounts owed under one or more Secured Swap Transactions entered into under any Permitted Swap Agreement, in each case as expressly permitted by the terms thereof), the amount so discharged shall be subject to sharing among the Secured Parties in accordance with the provisions in this Article VII.

(d)         No Swap Bank shall be entitled to give any Direction Notice. A Swap Bank shall be entitled to join in any Direction Notice taken at the instructions of the Required Secured Creditors in accordance with Article VIII, but shall have no right to vote in connection with the implementation of any other aspect of such Direction Notice. If such Swap Bank shall give any Direction Notice, then the Required Secured Creditors, or any Secured Party as the case may be, may instruct the Collateral Agent to intervene and interpose a defense or plea to the provisions set forth herein.

ARTICLE VIII
DECISION MAKING; VOTING; NOTICE AND PROCEDURES

Section 8.01          Decision Making.

(a)         Where, in accordance with this Agreement or any other Secured Obligation Document, a Modification or an approval or other direction or instruction of the Required Secured Creditors is required, the determination of whether such Modification, approval, direction or instruction will be granted or withheld shall be determined by an Intercreditor Vote conducted in accordance with the procedures set forth in this Agreement among the Secured Creditors entitled to vote with respect to the particular decision at issue.

(b)           Each decision made in accordance with the terms of this Agreement shall be binding upon each of the Secured Parties.

(c)          The respective votes of the Secured Parties that are represented by a Secured Debt Representative under a Secured Obligation Document shall be determined by such Secured Debt Representative and notified by such Secured Debt Representative to the Collateral Agent in writing.

Section 8.02          Intercreditor Votes: Each Party’s Entitlement to Vote.

(a)         Except as otherwise expressly provided in this Agreement, each Secured Creditor shall be entitled to vote in each Intercreditor Vote conducted under this Agreement.

(b)         (i) None of (A) any Affiliate of any Repauno Entity that from time to time holds, directly or indirectly, any Commitments or any Secured Obligations or for whom any Commitment or Secured Obligations are held for the account of any of the foregoing or (B) any Secured Party that has agreed, directly or indirectly, to vote or otherwise act at the direction or subject to the approval or disapproval of any Person identified in the foregoing clause (A), shall be entitled to participate in any Intercreditor Vote or any vote under any Secured Obligation Document in which it is a Secured Party (it being understood that, until the Collateral Agent receives notice to such effect from a Secured Debt Representative, it shall not deem any such Secured Party to be a Non-Voting Creditor), and (ii) other than any Intercreditor Vote requiring the consent of the Unanimous Voting Parties pursuant to Section 13.02, unless and until a Swap Bank shall have delivered to each Agent a Swap Termination Certificate, such Swap Bank shall not have (A) any voting rights with respect to any Secured Obligations arising under any Permitted Swap Agreement to which it is a party or (B) any rights to participate in any Intercreditor Vote in its capacity as a Swap Bank (each of the parties referred to in clauses (i) and (ii), a “Non-Voting Creditor”) and each Agent, in determining the percentage of votes cast (and instructions of the Required Secured Creditors), shall disregard the principal amount of Secured Obligations held by Non-Voting Creditors in both the Numerator and Denominator of the calculation in determining the outcome of such vote. Prior to the taking of any Intercreditor Vote, the Repauno Entities shall, as soon as reasonably practicable following receipt of a request from the Collateral Agent (which shall not exceed three (3) Business Days), provide written notice to the Collateral Agent of the identity of each Non-Voting Creditor and the principal amount of Secured Obligations held thereby. For the avoidance of doubt, no Additional Senior Unsecured Indebtedness Holder shall be entitled to participate in any Intercreditor Vote hereunder.

Section 8.03          Intercreditor Votes: Votes Allocated to Each Party.

(a)          Except as otherwise provided in Section 8.02, each Secured Creditor will have a number of votes in any Intercreditor Vote equal to its portion (in Dollar amounts in relation to the aggregate Dollar amount of the Combined Exposure) of the Combined Exposure under the Secured Obligation Documents to which it is a party.

(b)          In calculating the Voting Party Percentage consenting to, approving, waiving or otherwise providing direction with respect to a decision, the number of votes cast by all Secured Creditors in favor of the proposed consent, approval, Modification, direction or other action (the “Numerator”) shall be divided by the total number of votes entitled to be cast with respect to such matter (the “Denominator”).

Section 8.04         Notification of Matters. If at any time (a) the Collateral Agent is to exercise any discretion conferred on it under any Secured Obligation Document or is required to make any determination or calculation or perform any action hereunder or under any other Secured Obligation Document with respect to which determination, calculation or action the Collateral Agent does not then have sufficient information, (b) any other Secured Party, in accordance with this Agreement, notifies the Collateral Agent of a matter with respect to which it believes the Collateral Agent should exercise its discretion or (c) the Collateral Agent receives written notification from any other Secured Party or from any Repauno Group Member of any matter requiring a determination or vote by the Secured Creditors under this Agreement, then the Collateral Agent shall promptly notify in accordance with Section 14.03, the other Secured Debt Representatives of the matter in question, seeking instructions of the Required Secured Creditors and specifying:

 (i)           if applicable, the manner in which the Collateral Agent proposes to exercise its discretion;

 (ii)          the Required Secured Creditors (if any) required for such determination or vote;

 (iii)         if applicable, the time period determined by the Collateral Agent within which each Secured Party must provide it with instructions in relation to such matter; and

(iv)          if required, that each Secured Debt Representative provide a certificate specifying its Combined Exposure at the time such act is proposed to be taken, or discretion exercised.

Section 8.05        Notice of Amounts Owed. If the Required Secured Creditors pursuant to a Direction Notice instruct the Collateral Agent or any other Person holding any Collateral on behalf of the Secured Parties to proceed to foreclose upon, collect, sell or otherwise dispose of or take any other action with respect to any or all of the Collateral or to enforce any remedy under any other Secured Obligation Document or in the circumstances described in Section 8.04, then upon the request of the Collateral Agent, each Secured Party shall promptly notify the Collateral Agent in writing, as of any time that the Collateral Agent may reasonably specify in such request, of (a) the aggregate amount of the respective Secured Obligations owing to the Secured Party and (b) such other information as the Collateral Agent may reasonably request; provided that, the Collateral Agent shall have no obligation to act until it has received such requested information in accordance with the foregoing Direction Notice.

ARTICLE IX
COLLATERAL AND REMEDIES

Section 9.01        Administration of Collateral. The Project Accounts (except for any Operating Account, the Equity Funded Account and any Collection Account) shall be held by the Account Bank for the benefit of the Secured Parties pursuant to the terms hereof and shall be administered by the Collateral Agent in the manner contemplated hereby and by the other Security Documents.

Section 9.02          Notice of Secured Obligation Event of Default.

(a)          Promptly after any Secured Party obtains knowledge of the occurrence of any Secured Obligation Event of Default, such Secured Party shall be entitled to notify its Secured Debt Representative, if applicable, and the Collateral Agent and the Account Bank in writing thereof (a “Notice of Default”). Each such Notice of Default shall specifically refer to this Section 9.02(a) and shall describe such Secured Obligation Event of Default in reasonable detail (including the date of occurrence). Upon receipt by the Collateral Agent of any such notice, the Collateral Agent shall promptly send copies thereof to each Secured Debt Representative and each Repauno Entity.

(b)         Notwithstanding anything to the contrary contained in this Agreement or any document executed in connection with any of the Secured Obligations, the Collateral Agent, unless a Responsible Officer of the Collateral Agent shall have actual knowledge thereof, shall not be deemed to have any knowledge of any Secured Obligation Event of Default unless and until it shall have received written notice from any Repauno Group Member, any Secured Debt Representative or any other Secured Party describing such Secured Obligation Event of Default in reasonable detail. If the Collateral Agent receives any such notice, the Collateral Agent shall deliver a copy thereof to the Secured Debt Representatives and, if such notice is received from any Person other than a Repauno Group Member, to the Repauno Group.

Section 9.03          Enforcement of Remedies.

(a)         If a Secured Obligation Event of Default shall have occurred and be continuing, the Required Secured Creditors (on behalf of the Secured Parties), shall be permitted and authorized to direct the Collateral Agent to take such actions under the Security Documents as are specified by the Required Secured Creditors, including any and all actions (and the exercise of any and all rights, remedies and options) which any Secured Party or any Secured Debt Representative may have under the Secured Obligation Documents or under applicable Law, including the ability to cure any Secured Obligation Event of Default that has occurred and is continuing, or, so long as some or all of the Secured Obligations are then due and payable, to foreclose on the Security Interests granted under the Security Documents and exercise the right of the Collateral Agent to sell the Collateral or any part thereof (or accept a deed in lieu of foreclosure) and sell, lease or otherwise realize upon the other property mortgaged, pledged and assigned to the Collateral Agent under the Security Documents (any such request from the Required Secured Creditors, a “Direction Notice”); provided that, as set forth in Section 7.09(d), no Swap Bank shall be entitled to initiate a Direction Notice and shall participate in such Direction Notice only in accordance with Section 7.09(d). No Secured Party shall have any right to direct a Secured Debt Representative or the Collateral Agent to take any action in respect of the Collateral or initiate or pursue any insolvency or other proceeding resulting in the bankruptcy of any Repauno Group Member other than in accordance with the terms hereof. The Security Interest in the Collateral is vested in and held by the Collateral Agent (for the benefit of the Secured Parties) and only the Collateral Agent, acting on the instructions of the Required Secured Creditors, has the right to take actions (and exercise rights, remedies and options) with respect to the Collateral.

If the Collateral Agent receives a Direction Notice directing the Collateral Agent to commence an Enforcement Action or take any other action, the Collateral Agent shall notify each other Secured Debt Representative and the Account Bank of such Direction Notice prior to taking such Enforcement Action or other action.

(b)         Any action (including any Enforcement Action) which has been requested pursuant to a Direction Notice may be modified, supplemented, terminated and/or countermanded if the Collateral Agent shall have received either (i) a revocation notice from the Required Secured Creditors or (ii) a notice from the Required Secured Creditors that contains different or supplemental directions with respect to such action.

(c)          At the direction of the Required Secured Creditors pursuant to a Direction Notice, and subject to the Collateral Agent’s receipt of indemnity satisfactory to it, the Collateral Agent shall seek to enforce the Security Documents and to realize upon the Collateral or, in the case of a Bankruptcy Event with respect to any Repauno Group Member, to seek to enforce the claims of the Secured Parties under the Secured Obligation Documents in respect thereof; provided, however, that the Collateral Agent shall not be obligated to follow any Direction Notice as to which the Collateral Agent (as applicable) has received a written opinion of counsel to the effect that such Direction Notice is in conflict with any provisions of applicable Law, this Agreement or any other Secured Obligation Document or any order of any court or Governmental Authority.

(d)         If the Secured Obligations are accelerated in accordance with the relevant Secured Obligation Document, or any Swap Bank determines to declare (or take other action resulting in) an early termination of its Permitted Swap Agreement constituting a Secured Obligation Document as a result of the occurrence and continuation of a Secured Obligation Event of Default under such Permitted Swap Agreement, then such Secured Debt Representative shall deliver to the Collateral Agent (for further delivery to all other Secured Parties), and each applicable Repauno Group Member within two (2) Business Days of such acceleration or determination, as the case may be, a written notice to that effect in order to permit, if applicable, the Secured Parties to coordinate the timing of the acceleration and early termination of their respective Secured Obligations. Notwithstanding any provision to the contrary in this Agreement, the requisite number of Secured Parties specified in any Secured Obligation Document may at any time after the occurrence and during the continuance of a Secured Obligation Event of Default accelerate the Secured Obligations thereunder or cause the early termination of the relevant Permitted Swap Agreement in accordance with the terms of the relevant Secured Obligation Document. No Direction Notice or instruction by the Required Secured Creditors will be required to be taken or delivered in respect of such Secured Obligation Event of Default prior to such requisite number of Secured Parties taking such action as described in the immediately preceding sentence.

Section 9.04         Reliance on Information. For purposes of applying payments received in accordance with this Article, the Collateral Agent shall be entitled to rely upon the information received by, and upon the request of, the Collateral Agent for such purpose, pursuant to Sections 2.05 and 8.05 of this Agreement, with respect to the amounts of the outstanding Secured Obligations owed to the Secured Parties, the amounts of any outstanding Additional Senior Unsecured Indebtedness owed to the Additional Senior Unsecured Indebtedness Holders (if any) and the amount of any proceeds distributed from the Project Accounts. In the event that the Collateral Agent, in its sole discretion, determines that it is unable to determine the amount or order of payments that should be made hereunder, the parties hereto agree that the Collateral Agent shall have the right, at its option, to deposit with, or commence an interpleader proceeding in respect of, such funds in a court of competent jurisdiction for a determination by such court as to the correct application of such funds hereunder.

Section 9.05         Allocation of Collateral Proceeds. Following the acceleration of the Secured Obligations, the proceeds of any collection, recovery, receipt, appropriation, realization or sale of any or all of the Collateral or the enforcement of any Security Document shall be applied in accordance with Section 9.08.

Section 9.06       Remedies of the Secured Parties. Unless otherwise consented to in writing by the Secured Debt Representatives (acting in accordance with the terms of the Secured Obligation Documents), no Secured Party, individually or together with any other Secured Parties, shall have the right, nor shall it, exercise or enforce any of the rights, powers or remedies that the Collateral Agent is authorized to exercise or enforce under this Agreement or any of the other Security Documents.

Section 9.07        Secured Party Information. In the event that the Collateral Agent acting at the direction of the Secured Debt Representatives proceeds to foreclose upon, collect, sell or otherwise dispose of or take any other action with respect to any or all of the Collateral or to enforce any provisions of the Security Documents or takes any other action pursuant to this Agreement or any provision of the Security Documents or requests directions from the Secured Debt Representatives as provided herein, upon the request of the Collateral Agent, each of the Secured Debt Representatives (on behalf of the Secured Parties) and each Issuer (or any agent of or representative for such Secured Party) shall promptly deliver a written notice to the Collateral Agent and each of the other Secured Parties setting forth (a) the aggregate amount of Secured Obligations owing to such Secured Party under the applicable Secured Obligation Document as of the date specified by the Collateral Agent in such request and (b) such other information as the Collateral Agent may reasonably request.

 Section 9.08         Application of Proceeds.

(a)          Upon the occurrence and during the continuance of a Secured Obligation Event of Default, the Collateral Agent shall transfer all amounts and proceeds attributable to the Debt Service Reserve Account to the appropriate Secured Debt Representative or Secured Debt Representatives with respect to the Secured Obligations, to be applied:

 (i)          with respect to any amounts in the DRP 4 Series 2025 Bonds Debt Service Reserve Sub-Account, first, for the pro rata payment of all accrued and unpaid interest (including default interest, if any) on the Secured Obligations related to the DRP 4 Series 2025 Bonds, second, if any unpaid principal or premium (if applicable) of such Secured Obligations related to the DRP 4 Series 2025 Bonds has become due (by acceleration or otherwise), to the payment of such unpaid principal and premium, third, to the payments then due and payable by any Repauno Entity to the DRP 4 Series 2025 Bonds Rebate Fund, fourth, for the pro rata payment of fees, administrative costs, expenses and indemnification payments due to the Bond Trustee on behalf of Owners of the DRP 4 Series 2025 Bonds outstanding (including the reasonable fees and expenses of counsel) under the Secured Obligation Documents, and fifth, thereafter any remainder shall be applied in accordance with the priority set forth in Section 9.08(d);

 (ii)         with respect to any amounts in the Taxable Term Loan Debt Service Reserve Sub-Account (except as otherwise specified in the Financing Documents for the Taxable Term Loan), first, for the pro rata payment of all accrued and unpaid interest (including default interest, if any) on the Secured Obligations related to the Taxable Term Loan, second, if any unpaid principal or premium (if applicable) of such Secured Obligations related to the Taxable Term Loan has become due (by acceleration or otherwise), to the payment of such unpaid principal and premium, third, for the pro rata payment of fees, administrative costs, expenses and indemnification payments due to the Taxable Term Loan Administrative Agent on behalf of the lenders of the Taxable Term Loan (including the reasonable fees and expenses of counsel) under the Secured Obligation Documents, and fourth, thereafter, any remainder shall be applied in accordance with the priority set forth in Section 9.08(d);

 (iii)         with respect to each other sub-account of Debt Service Reserve Account that is established in accordance with the requirements of any Bond Indenture or any other Additional Senior Secured Indebtedness Documents (except as otherwise specified in the Financing Documents for such Additional Senior Secured Indebtedness Documents (other than Additional Bonds)), first, for the pro rata payment of all accrued and unpaid interest (including default interest, if any) on the relevant Secured Obligations, second, if any unpaid principal or premium (if applicable) of such Secured Obligations has become due (by acceleration or otherwise), to the payment of such unpaid principal and premium, third, with respect to amounts and proceeds from such sub-account of the Debt Service Reserve Account only, to the payments then due and payable by the applicable Repauno Entity to the Rebate Funds (or any similar rebate fund established in accordance with Additional Bonds) (if any), fourth, for the pro rata payment of fees, administrative costs, expenses and indemnification payments due to the applicable Agents (including the reasonable fees and expenses of counsel) under the Secured Obligation Documents, and fifth, thereafter, any remainder shall be applied in accordance with the priority set forth in Section 9.08(d); and

 (iv)        except as otherwise specified in the Financing Documents for any Additional Senior Secured Indebtedness Documents (other than Additional Bonds), with respect to any remaining amounts in the Debt Service Reserve Account, first, for the pro rata payment of all accrued and unpaid interest (including default interest, if any) on the relevant Secured Obligations, second, if any unpaid principal or premium (if applicable) of such Secured Obligations has become due (by acceleration or otherwise), to the payment of such unpaid principal and premium, third, with respect to amounts and proceeds from the Debt Service Reserve Account only, to the payments then due and payable by the applicable Repauno Entity to the applicable Rebate Funds (or any similar rebate fund established in accordance with Additional Bonds) (if any), fourth, for the pro rata payment of fees, administrative costs, expenses and indemnification payments due to the Agents (including the reasonable fees and expenses of counsel) under the Secured Obligation Documents, and fifth, thereafter, any remainder shall be applied in accordance with the priority set forth in Section 9.08(d).

(b)          Upon the occurrence and during the continuance of a Secured Obligation Event of Default, the Collateral Agent shall transfer all amounts and proceeds attributable to:

 (i)         the DRP 4 Series 2025 Bonds Mandatory Prepayment Sub-Account to the Bond Trustee(s), to be applied, first for the pro rata payment of all accrued and unpaid interest (including default interest, if any) on the DRP 4 Series 2025 Bonds, second, if any unpaid principal or premium (if applicable) of the DRP 4 Series 2025 Bonds has become due (by acceleration or otherwise), to the payment of such unpaid principal and premium, third, for the payments then due and payable by any applicable Repauno Entity to the Rebate Funds, fourth, for the pro rata payment of fees, administrative costs, expenses and indemnification payments due to the Bond Trustees (including the reasonable fees and expenses of counsel) under the Bond Indenture, and fifth, thereafter, any remainder shall be applied in accordance with the priority set forth in Section 9.08(d);

 (ii)          the Taxable Term Loan Mandatory Prepayment Sub-Account to the Taxable Term Loan Administrative Agent, to be applied, first for the pro rata payment of all accrued and unpaid interest (including default interest, if any) on the Taxable Term Loans, second, if any unpaid principal or premium (if applicable) of the Taxable Term Loans has become due (by acceleration or otherwise), to the payment of such unpaid principal and premium, third, for the pro rata payment of fees, administrative costs, expenses and indemnification payments due to the Taxable Term Loan Administrative Agent (including the reasonable fees and expenses of counsel) under the relevant Financing Obligations Document, and fourth, thereafter, any remainder shall be applied in accordance with the priority set forth in Section 9.08(d); and

 (iii)        such other sub-account of the Mandatory Prepayment Account to the appropriate Secured Debt Representative(s) with respect to the Secured Obligations, to be applied (except as otherwise specified in the Financing Documents for such Secured Obligations), first for the pro rata payment of all accrued and unpaid interest (including default interest, if any) on the relevant Secured Obligations, second, if any unpaid principal or premium (if applicable) of such Secured Obligations has become due (by acceleration or otherwise), to the payment of such unpaid principal and premium, third, for the payments then due and payable by any applicable Repauno Entity to the Rebate Funds, fourth, for the pro rata payment of fees, administrative costs, expenses and indemnification payments due to the Bond Trustees and the Agents (including the reasonable fees and expenses of counsel) under the Secured Obligation Documents, and fifth, thereafter, any remainder shall be applied in accordance with the priority set forth in Section 9.08(d), provided that, notwithstanding anything to the contrary herein, no proceeds of (A) the DRP 4 Series 2025 Bonds Mandatory Prepayment Sub-Account or any amounts on deposit in, or credited to, shall be distributed to any Secured Creditor other than the Owners of the DRP 4 Series 2025 Bonds (B) the Taxable Term Loan Mandatory Prepayment Sub-Account or any amounts on deposit in, or credited to, shall be distributed to any Secured Creditors other than holders of such Taxable Term Loan Obligations and (C) any sub-account created under the Mandatory Prepayment Account for the prepayment of, as applicable, any Bonds in accordance with any applicable Bond Indenture or any Additional Senior Secured Indebtedness in accordance with the Additional Senior Secured Indebtedness Documents shall be distributed to any Secured Creditors other than the Owners of such Bonds or the Additional Senior Secured Indebtedness Holders of such Additional Senior Secured Indebtedness, as applicable.

(c)          Upon the occurrence and during the continuance of a Secured Obligation Event of Default, the Collateral Agent shall transfer all amounts and proceeds attributable to the DRP 4 Series 2025 Debt Proceeds Sub-Account and the DRP 4 Series 2025 Debt Proceeds Capital Contingency Reserve Sub-Account to the Bond Trustee for the Owners of the DRP 4 Series 2025 Bonds outstanding pursuant to the Series 2025 Indenture, to be applied first, for the pro rata payment of all accrued and unpaid interest (including default interest, if any) on the Secured Obligations related to the DRP 4 Series 2025 Bonds, second, if any unpaid principal or premium (if applicable) of such Secured Obligations related to the DRP 4 Series 2025 Bonds has become due (by acceleration or otherwise), to the payment of such unpaid principal and premium, third, to the DRP 4 Series 2025 Bonds Mandatory Prepayment Sub-Account, fourth, to the payments then due and payable by any Repauno Entity to the DRP 4 Series 2025 Bonds Rebate Fund, and fifth, if the DRP 4 Series 2025 Bonds are no longer outstanding, for the pro rata payment of fees, administrative costs, expenses and indemnification payments due to the Bond Trustee on behalf of Owners of the DRP 4 Series 2025 Bonds outstanding (including the reasonable fees and expenses of counsel) under the Secured Obligation Documents.

Notwithstanding anything to the contrary herein, no proceeds of (i) the DRP 4 Series 2025 Debt Proceeds Sub-Account or the DRP 4 Series 2025 Debt Proceeds Capital Contingency Reserve Sub-Account, or any amounts on deposit in, or credited to, such accounts shall be distributed to any Secured Creditor other than the Owners of the DRP 4 Series 2025 Bonds and (ii) any sub-account of the Debt Proceeds Sub-Account that is established in accordance with the requirements of any Bond Indenture (other than the Bond Indenture with respect to the DRP 4 Series 2025 Bonds) or any Additional Senior Secured Indebtedness Documents in accordance with any applicable Bond Indenture or any Additional Senior Secured Indebtedness in accordance with the Additional Senior Secured Indebtedness Documents shall be distributed to any Secured Creditors other than the Owners of such Bonds or the Additional Senior Secured Indebtedness Holders of such Additional Senior Secured Indebtedness, as applicable.

(d)         All proceeds remaining in the Debt Service Reserve Account, the Mandatory Prepayment Account, the DRP 4 Series 2025 Debt Proceeds Sub-Account and the DRP 4 Series 2025 Debt Proceeds Capital Contingency Reserve Sub-Account after application thereof in accordance with Sections 9.08(a) through (c) and all other proceeds received by the Collateral Agent pursuant to the exercise of any rights or remedies accorded to the Collateral Agent pursuant to, or by the operation of any of the terms of, any of the Security Documents following the occurrence and during the continuance of a Secured Obligation Event of Default, including proceeds from the sale or disposition of Collateral or other Enforcement Action and any distribution (including any adequate protection payments) made to any Secured Party in respect of any Collateral in any Bankruptcy Event of any Repauno Entity, shall first be applied to reimburse the Collateral Agent for payment of the reasonable costs and necessary expenses of the Enforcement Action, including fees and expenses of counsel, all reasonable expenses, liabilities, and advances made or incurred by the Collateral Agent in connection therewith, and all other amounts due to the Collateral Agent in its capacity as such, and thereafter, the remaining proceeds or distributions described above shall be applied promptly by the Collateral Agent toward repayment of the Senior Indebtedness in the following order of priority:

First, ratably, to the payment of any other fees, administrative costs, expenses and indemnification payments due to the Bond Trustees, the Taxable Term Loan Administrative Agent and the other Agents under the Secured Obligation Documents and to the payments then due and payable by any applicable Repauno Entity to the Rebate Funds;

Second, ratably, to the respective outstanding fees, costs, charges and expenses then due and payable to the Secured Parties under any Secured Obligation Documents based on such respective amounts then due to such Persons (other than the payments due to the Secured Parties under Third, Fourth and Fifth below), including any Administration Expenses due to any Issuer under, and as defined in, any applicable Issuer Lease Agreement;

Third, ratably, to any accrued but unpaid interest and commitment fees owed to the Secured Creditors on the applicable Secured Obligations and any Ordinary Course Settlement Payments based on such respective amounts then due to such Secured Creditors;

Fourth, ratably, to the unpaid principal and premium (if applicable) owed to the Secured Creditors under the applicable Secured Obligation Documents (by acceleration or otherwise) and any Swap Termination Payments then due and payable to the Swap Banks under the Permitted Swap Agreements, based on such respective amounts then due to such Secured Creditors;

Fifth, ratably, to any remaining unpaid Secured Obligations then due and payable to the relevant Secured Parties (including any obligation to provide cash collateral in respect thereof pursuant to the terms of the Secured Obligation Documents), based on such respective amounts then due to such Secured Parties;

Sixth, after final Payment in Full of all Secured Obligations, ratably, to any remaining unpaid Additional Senior Unsecured Indebtedness then due and payable to the relevant Additional Senior Unsecured Indebtedness Holders (including any obligation to provide cash collateral in respect thereof pursuant to the terms of the applicable Additional Senior Unsecured Indebtedness Documents), based on such respective amounts then due to such Additional Senior Unsecured Indebtedness Holders;

Seventh, after final Payment in Full of all Secured Obligations and any remaining Additional Senior Unsecured Indebtedness, ratably, to any remaining unpaid Permitted Subordinated Debt then due and payable to the relevant holders of such Permitted Subordinated Debt (including any obligation to provide cash collateral in respect thereof pursuant to the terms of the applicable Permitted Subordinated Debt), based on such respective amounts then due to such holders; and

Eighth, after final Payment in Full of all Secured Obligations and payment in full of all Additional Senior Unsecured Indebtedness and Permitted Subordinated Debt, and upon the Termination Date, to pay to the Repauno Entities, or as may be directed by the Repauno Entities or as a court of competent jurisdiction may direct, any remaining proceeds.

(e)          It is understood that each Repauno Entity shall remain liable to the extent of any deficiency between the amount of proceeds of the Project Accounts and any other Collateral and the aggregate of the sums referred to in priorities First through Seventh in Section 9.08(d) above.

(f)          If at any time any Secured Party will for any reason obtain any payment or distribution upon or with respect to the Secured Obligations (as the case may be) contrary to the terms of the Collateral Agency Agreement, whether as a result of the Collateral Agent’s exercise of any Enforcement Action in respect of the Collateral or otherwise, such Secured Party agrees that it will have received such amounts in trust, and if it has actual knowledge or notice of such violation will promptly remit such amount so received in error to the Collateral Agent to be applied in accordance with the terms of the Collateral Agency Agreement. If at any time the Collateral Agent or any other Secured Party will for any reason obtain any identifiable cash proceeds of any assets securing any Purchase Money Debt and in which assets the holder or representative of the holders of such Purchase Money Debt has or had a Security Interest having priority over any interest of the Collateral Agent or any other Secured Party in such assets, whether as a result of the Collateral Agent’s exercise of any Enforcement Action in respect of the Collateral or otherwise, the Collateral Agent or such other Secured Party agrees that it will have received such amounts in trust, and if it has actual knowledge or notice of such violation will promptly remit such amount so received in error to the holder or representative of the holders of such Purchase Money Debt.

(g)          By accepting amounts applied in accordance with clauses Fifth and Sixth of Section 5.02(b), each Additional Senior Unsecured Indebtedness Holder hereby agrees that if at any time any Additional Senior Unsecured Indebtedness Holder will for any reason obtain any payment or distribution upon or with respect to the Additional Senior Unsecured Indebtedness contrary to the terms of the Collateral Agency Agreement, whether as a result of the Collateral Agent’s exercise of any Enforcement Action in respect of the Collateral or otherwise, such Additional Senior Unsecured Indebtedness Holder will have received such amounts in trust, and will promptly remit such amount so received in error to the Collateral Agent to be applied in accordance with the terms of the Collateral Agency Agreement.

ARTICLE X
SPECIAL COVENANTS

Section 10.01         Maintenance of Existence.

Throughout the term of this Agreement, other than in connection with a transfer or change permitted pursuant to the applicable Issuer Lease Agreement or other Financing Document, each Repauno Group Member shall maintain (a) its legal existence, (b) its good standing and qualification to do business in the State and in every jurisdiction where such qualification is required by applicable Law, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect, and (c) shall maintain or cause to be maintained all material rights, franchises, privileges and consents necessary for the maintenance of its existence and (in respect of each Repauno Entity that performs a Project) for the development, operation and maintenance of such Project, except to the extent such Repauno Group Member reasonably determines that the failure to maintain any such rights, franchises, privileges and consents would not reasonably be expected to result in a Material Adverse Effect.

Section 10.02        Capital Projects.

No Repauno Entity shall initiate or consent to any Capital Project the cost of which would reasonably be expected to exceed $50,000,000, unless (a) such Capital Project is funded with the proceeds of Permitted Indebtedness and/or Additional Equity Contributions and/or grant funding, (b) such Repauno Entity certifies in its reasonable opinion that: (1) such Capital Project is not reasonably expected to result in a Material Adverse Effect, (2) such Capital Project is not expected to have a material adverse effect on the operation, performance, value or remaining useful life of such Repauno Entity’s Project (if any) and the payment of amounts in respect of any Bonds, and (3) adequate funds are and are expected to be available to complete construction of such Capital Project, or (c) such Capital Project is otherwise permitted by applicable Law.  Notwithstanding the foregoing, this Section 10.02 shall not operate to prevent the performance of any Capital Project for the purpose of complying with applicable Law.

Section 10.03         Accounts and Reporting.

(a)         Each Repauno Entity shall keep proper records and books of accounts in which entries shall be made of its transactions in accordance with GAAP. Such records and books shall, to the extent permitted by Law, be subject to the inspection of the Issuers, the Collateral Agent and the Bond Trustees, or their respective representatives, upon reasonable notice and at reasonable times during business hours, provided that absent a Secured Obligation Event of Default, no Repauno Entity shall be responsible for the cost of any such inspection in excess of once each year. Each Repauno Entity will permit the Issuers, the Collateral Agent and the Bond Trustees, upon prior reasonable notice and at reasonable times, to take copies and extracts from such books, and records, and will from time to time furnish, or cause to be furnished, to the Issuers, the Collateral Agent and the Bond Trustees such information and statements as any Issuer, the Collateral Agent or any Bond Trustee, may reasonably request, all as may be reasonably necessary for the purpose of determining performance or observance by the applicable Repauno Entity of its obligations under any applicable Financing Documents. Nothing in this paragraph shall require any Repauno Entity to disclose trade secrets, violate confidentiality or non-disclosure agreements, violate applicable Law or waive attorney-client privilege.

(b)          Each Repauno Entity shall deliver to the Collateral Agent and, upon request, to any Issuer, copies of all reports of the Technical Advisor for the applicable Project (if any) received by such Repauno Entity.

(c)         Each Repauno Group Member agrees to promptly furnish to the Collateral Agent notice of any amendments or modifications to the Financing Documents; provided, however, that, with respect to Repauno Holdco, this Section 10.03(c) shall only apply to Financing Documents to which Repauno Holdco is a party.

Section 10.04        Project Accounts.

DRP shall, or shall cause one or more Repauno Entities to, establish and maintain, without duplication, each applicable Fund or Account, including the Project Accounts and other accounts required from time to time by the Financing Documents, and shall not maintain or permit to be maintained any other accounts of any Repauno Entity, other than (i) accounts used exclusively as payroll and payroll tax accounts, workers’ compensation and other employee wage and benefit payment and trust accounts, (ii) any special purpose account that holds only cash or securities collateral that is subject to a Permitted Security Interest, (iii) any account that is subject to an Account Control Agreement in form and substance reasonably satisfactory to the Collateral Agent and (iv) as otherwise permitted or contemplated in this Agreement, the applicable Bond Indenture, the Financing Documents applicable to the Taxable Term Loan or the other Financing Documents.

Section 10.05        Use of Proceeds; Tax Covenant.

(a)          Use of Proceeds. Each Repauno Entity agrees that it shall comply with any “use of proceeds” covenant or similar requirement in any Bond Indenture or other Financing Obligation Document applicable to such Repauno Entity.

(b)          Federal Tax Certificate. Each Repauno Entity agrees that it shall, to the extent applicable to such Repauno Entity, comply with any covenant or similar requirement in any Bond Indenture or Federal Tax Certificate with respect to the preservation of any tax-exempt status of any Bonds.

(c)         Taxable Status. No Repauno Entity shall take any action to cause it or any other Repauno Entity to become treated as an association (or publicly traded partnership) taxable as a corporation for U.S. federal, state or local income tax purposes.

(d)        Investment of Proceeds. Notwithstanding any provision herein to the contrary, each Repauno Entity agrees that it shall comply with its respective covenants and applicable yield restrictions regarding the investment of Bond proceeds set forth in any Bond Indenture or Federal Tax Certificate.

(e)          Rebate Liability.  Notwithstanding any provision herein, each Repauno Entity agrees to comply with its respective tax covenants in any Bond Indenture and Federal Tax Certificate concerning rebate liability on investment earnings on the proceeds of any Bonds and such amounts shall be transferred to and held in the appropriate Rebate Fund established under the applicable Bond Indenture.

Section 10.06         Further Assurances and Corrective Instruments.

Each Issuer and each Repauno Group Member agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for carrying out the expressed intentions of this Agreement and the other Financing Documents, including as may be reasonably necessary or desirable for establishing, maintaining, assuring, conveying, granting, assigning, securing, perfecting and confirming the pledge of the Collateral and the lien thereon as set forth in the applicable Bond Indenture and the Security Interests (whether now existing or hereafter arising) granted by or on behalf of such Repauno Group Member to the Collateral Agent for the benefit of the Secured Parties, pursuant to the Security Documents, or intended so to be granted pursuant to the Security Documents, or which such Repauno Group Member may become bound to grant, and the subject of each such Security Interest will comply with the requirements under the Financing Documents and such Repauno Group Member’s representations and warranties in this Agreement and the other Financing Documents.

Section 10.07        Recording and Filing; Other Instruments.

Each Repauno Group Member shall file and refile and record and re-record or shall cause to be filed and re-filed and recorded and re-recorded all instruments required to be filed and re-filed and recorded or re-recorded and shall continue and perfect or cause to be continued and perfected the Security Interests created by the Security Documents for so long as any Bond Obligations shall be Outstanding; provided, however, that, with respect to Repauno Holdco, such filing and recordation obligations shall only apply to the Security Interests granted by Repauno Holdco. Each Issuer shall, upon the prior written request of the applicable Repauno Group Member, execute and deliver all instruments and shall furnish all information and evidence deemed necessary or advisable in order to enable such Repauno Group Member to fulfill its obligations as provided in this Section 10.07 and the Security Documents.  The Bond Trustee is also permitted, but not obligated, to file and refile and record and re-record or cause to be filed and re-filed and recorded and re-recorded all instruments required to be filed and re-filed and recorded or re-recorded and any other similar filings required to continue and perfect or cause to be continued and perfected the Security Interests created by the applicable Bond Indenture and the Security Documents of such instruments for so long as any Bonds shall be Outstanding.

Section 10.08        Special Purpose Entity. Repauno Holdco has observed from its date of formation (or from the date of this Agreement where indicated in this Section 10.08) and shall, from and after the date of this Agreement, comply with the following requirements whereby it:

(a)          has been, is, and will be organized solely for the purpose of acquiring and thereafter owing directly or indirectly a controlling equity interest in DRP (the “DRP Membership Interest”), pledging DRP Membership Interest pursuant to the Pledge Agreement, and transacting lawful business that is incident, necessary and appropriate in connection with the foregoing;

(b)          has not acquired and will not acquire any property or assets other than the DRP Membership Interest;

(c)           has not entered into and will not enter into any line of business other than owning the DRP Membership Interest;

(d)          has owned (from the date of this Agreement) and will own the DRP Membership Interest in its own name and has strictly complied and will strictly comply with all organizational formalities necessary to maintain its separate existence;

(e)           has maintained and will maintain its own separate books, records and bank accounts (if any);

(f)           at all times has held itself and will hold itself out to the public and all other Persons as a legal entity separate from any other Person;

(g)          has filed and will file its own tax returns (except to the extent that it (i) is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law or (ii) files a consolidated federal income tax return with another Person as may be permitted by applicable law);

(h)          has not and will not commingle its assets or funds with assets or funds of any other Person;

(i)           has maintained (if any) and will maintain, from and after the date of this Agreement, financial statements separate from any other Person and has not and will not have its assets listed as assets on the financial statements of any other Person; provided that, (i) such assets may also be included in consolidated financial statements of its Affiliates, so long as footnotes are included to the effect that Repauno Holdco is a separate legal entity and, except for the pledge of DRP Membership Interest pursuant to the Pledge Agreement, its assets and credit are not available to satisfy the debts, claims or other obligations of such Affiliates or any other Person, and (B) the assets of Repauno Holdco are listed on a separate balance sheet within such annual or consolidated financial statements;

(j)           has paid and intends to pay its own liabilities and expenses only out of its own funds and assets (as distinguished from the funds and assets of another Person) (provided that there exists sufficient cash flow available to it from its ownership of the DRP Membership Interest to enable it to do so and, provided, further, that no Person shall be required to make any direct or indirect additional capital contributions or loans to it);

(k)        except with respect to the Collateral Agency Agreement and the Pledge Agreement, has maintained and will maintain an arm’s length relationship with its Affiliates and, except for capital contributions and capital distributions permitted under the terms and conditions of its organizational documents and properly reflected in its books and records, not enter into any transaction, contract or agreement with any Affiliate, except upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;

(l)          has paid and intends to pay its own liabilities and expenses, including the salaries of its own employees and consultants for which it is responsible, if any, only out of its own funds and assets (as distinguished from the funds and assets of another Person), (provided that there exists sufficient cash flow available from its ownership of the DRP Membership Interest to enable it to do so and, provided, further, that no Person shall be required to make any direct or indirect additional capital contributions or loans to it) and obtain the services of sufficient personnel, whether as employees, consultants or contractors (if any) as may be necessary in light of its ownership of the DRP Membership Interest;

(m)         has not and will not assume or guarantee or become obligated for the debts or obligations of any other Person and has not and will not hold itself out to be responsible for or hold its credit or assets, except for the pledge of the DRP Membership Interest pursuant to the Pledge Agreement, as being available to satisfy the debts or obligations of any other Person;

(n)         has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including office space, services, property or assets;

(o)        has used and will use to the extent reasonably necessary in connection with the ownership of the DRP Membership Interest, separate stationery, invoices, and checks bearing its own name;

(p)         except for the pledge of the DRP Membership Interest pursuant to the Pledge Agreement, has not pledged and will not pledge its assets or credit for the benefit of any Affiliate and has not and will not incur any Indebtedness other than Permitted Indebtedness;

(q)           has corrected and will correct any known misunderstanding regarding its separate identity;

(r)          has maintained and intends to maintain adequate capital in light of its contemplated business purpose, provided that there exists sufficient cash flow available to it from its ownership of the DRP Membership Interest to enable it to do so and, provided, further, that no Person shall be required to make any direct or indirect additional capital contributions or loans to it;

(s)          has observed and will observe all other formalities of limited liability companies necessary to maintain its separate existence, and has not failed and will not fail to comply with the provisions of its organizational documents relating to bankruptcy remoteness or separateness, or amend, modify or otherwise change its organizational documents in any manner inconsistent with the covenants set forth in this Section 10.08;

(t)          has not acquired or held and will not acquire or hold any securities or evidence of indebtedness in any Affiliate or any other Person, other than DRP;

(u)           has not acquired or held and will not acquire or hold ownership interests in any Affiliate or any Person other than DRP;

(v)          has been and will be a limited liability company organized in the State of Delaware that has, from the date of this Agreement, (i) at least one (1) Independent Manager and will not cause or allow the other manager(s) of such entity to take any voluntary Major Action unless the Independent Manager shall have participated in such vote and (ii) at least one springing member that will become the member of such entity upon the dissolution of the existing member;

(w)         has not merged into or consolidated and will not merge into or consolidate with any Person, or, to the fullest extent permitted by law, dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets, other than in connection with a transfer permitted pursuant to this Agreement, or change its legal structure (which for the avoidance of doubt, shall not be deemed to include changes in the legal structure of any direct or indirect member, partner or Affiliate, including through the addition or removal of entities in the legal structure for the purpose of forming or collapsing a holding entity structure, to the extent such changes are not otherwise prohibited by this Agreement);

(x)           has not and will not permit any Affiliate independent access to its bank accounts;

(y)         has not maintained and will not maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(z)           has not made and will not make any loans or advances to any Person;

(aa)         has not and will not have any of its obligations guaranteed by an Affiliate, except for a guaranty provided by Delaware River Partners Holdco LLC covering the nominal annual administration fee for independent manager services provided by an unaffiliated third party; and

(bb)        has not sought, effected or permitted, and to the fullest extent permitted by law, will not seek, effect, or permit any Person to seek or effect, its liquidation, dissolution, winding up, division, liquidation, consolidation or merger, in whole or in part, into another entity or transfer all or substantially all of its assets, and it has not been and will not be the product or subject of, or otherwise involved in any limited liability company division (whether as a plan of division pursuant to applicable law or otherwise).

Section 10.09     Organizational Documents. No Repauno Group Member shall make, amend or waive any provision of its Organizational Documents, other than amendments or waivers that are not materially adverse to the interests of the Secured Parties, taken as a whole.

Section 10.10        Limitation on Indebtedness.

No Repauno Entity shall create, incur or assume any Indebtedness other than Permitted Indebtedness.

Section 10.11        Permitted Investments.

No Repauno Entity shall make or direct any Bond Trustee or the Collateral Agent to make any investments of moneys credited to any of the Funds or Accounts other than Permitted Investments (as defined in the applicable Bond Indenture and the Collateral Agency Agreement, as applicable) and under no circumstances shall any Bond Trustee be required to make a determination as to whether an investment is a Permitted Investment (as defined in the applicable Bond Indenture and the Collateral Agency Agreement, as applicable, as of the applicable Closing Date); provided that this Section 10.11 shall not prohibit or otherwise restrict any Repauno Entity from making, or directing the Collateral Agent or any Bond Trustee to make, deposits, prepayments or advance payments with funds withdrawn from any Fund or Account otherwise permitted by the Financing Documents to which such Repauno Entity is a party, including, without limitation, payments to contractors, subcontractors, vendors, suppliers or service providers so permitted.

Section 10.12        Change in Name, Place of Business or Fiscal Year.

No Repauno Group Member shall, at any time:

(a)          change its name, jurisdiction of formation, or principal place of business without giving the Bond Trustees and the Collateral Agent at least fifteen (15) days prior written notice; or

(b)           change its Fiscal Year without prior notice sent to the Bond Trustee and the Collateral Agent at least thirty (30) days prior to such change.

Section 10.13        Negative Pledge.

No Repauno Entity shall create, incur, assume or permit to exist any Security Interest on any property or asset, including its revenues (including accounts receivable) or rights in respect of any thereof, now owned or hereafter acquired by it, except Permitted Security Interests.  Repauno Holdco shall not create, incur, assume or permit to exist any Security Interest on any property or asset granted by Repauno Holdco to the Collateral Agent as Collateral, except Permitted Security Interests permitted by clauses (a) (with respect to Security Interests arising by operation of law), (c), (e), (k), (o), (aa) thereof.

Section 10.14         Access to the Projects.

Each Repauno Entity shall give the Bond Trustees, the Collateral Agent and their respective consultants and representatives access to each Project, at the sole cost of such Persons requiring access, at any reasonable time during regular business hours and as often as may reasonably be requested, and upon reasonable prior notice to such Repauno Entity, in each case during official business hours and in a manner that cannot reasonably be expected materially to interfere with or disrupt any Person’s operations or other activities, including the operation and management of the Repauno Port & Rail Terminal, the conduct of any work, the performance of such Person’s obligations, or the exercise of its rights (including the performance by the applicable Repauno Entity or any other party of its obligations with respect to the construction and operation of the applicable Project), and shall permit the Bond Trustees, the Collateral Agent and their respective consultants and representatives to discuss the applicable Project and the business, accounts, operations, properties and financial and other conditions of such Repauno Entity with officers of such Repauno Entity and to witness (but not cause) the performance and other tests conducted pursuant to any Material Project Contract, subject to all applicable confidentiality undertakings. Each Repauno Entity shall offer all reasonable assistance to such Persons in connection with any such visit. Upon the occurrence and during the continuance of a Potential Secured Obligation Event of Default or a Secured Obligation Event of Default, if any Bond Trustee or the Collateral Agent requests that any of its consultants or representatives be permitted to make such visit, the reasonable fees and expenses of the Bond Trustees, the Collateral Agent and their respective consultants and representatives in connection with such visit shall be paid by such Repauno Entity at its sole expense. Nothing in this section shall require any Repauno Entity to disclose trade secrets, violate confidentiality or non-disclosure agreements, violate applicable Law or waive attorney-client privilege. The obligations of a Repauno Entity to provide any Person with access to a Project shall be subject to compliance by such Person with all applicable policies, procedures, standards and practices in effect from time to time at the Repauno Port & Rail Terminal (or the site within which it is located), including applicable security protocols and entry conditions, which may include, for example, identity verification, valid and current TWIC clearance, background checks, vehicle screening, site safety training, and compliance with personal protective equipment requirements.

Section 10.15        Nationally Recognized Rating Agencies.

(a)          Each Repauno Entity shall use commercially reasonable efforts to cooperate with each Nationally Recognized Rating Agency then rating any Bonds, if any, and, if applicable, any Additional Bonds, in connection with any review which may be undertaken by such Nationally Recognized Rating Agency.

(b)          The applicable Repauno Entity shall deliver to the applicable Issuer and the applicable Bond Trustee copies of any reports or ratings on any Bonds or, if applicable, any Additional Bonds, from any Nationally Recognized Rating Agency.

(c)         Each Repauno Entity shall enter into and comply with reasonable and customary “ratings surveillance” agreements with any Nationally Recognized Rating Agency then rating any Bonds, if any, and, if applicable, any Additional Bonds.

Section 10.16        Continuing Disclosure.

Each Repauno Entity hereby covenants and agrees to comply with the continuing disclosure requirements promulgated under Rule 15c2-12, as it may from time to time hereafter be amended or supplemented, in accordance with the provisions of the continuing disclosure undertaking delivered by such Repauno Entity in connection with the issuance of any Bonds. Failure of any Repauno Entity to comply with the requirements of Rule 15c2-12, as amended or supplemented, shall not be a Secured Obligation Event of Default hereunder. Each Repauno Entity acknowledges and agrees that neither any Issuer nor any Bond Trustee shall have any liability with respect to these obligations. In no event shall a breach of this Section 10.16 be a Secured Obligation Event of Default under any Financing Document.

Section 10.17        Material Project Contracts.

Each Repauno Entity will perform all of its obligations and enforce all of its rights under each Material Project Contract, except to the extent that failure to perform its obligations or enforce such rights would not reasonably be expected to have a Material Adverse Effect. A Repauno Entity shall not be in breach for failure to enforce its rights under a Material Project Contract if such Repauno Entity elects to pursue an alternative course of action (including, by way of example, negotiation of a settlement under the Material Project Contract, and/or engagement of another Person to complete work not completed under the Material Project Contract), if (x) such course of action would reasonably be expected to prevent, resolve or mitigate any Material Adverse Effect arising from failure to enforce the applicable rights, and a Responsible Officer of such Repauno Entity provides a certificate to the Collateral Agent and the Bond Trustees to that effect and (y) the Technical Advisor is satisfied that the applicable Repauno Entity’s alternative course of action plan demonstrates that either the applicable Substantial Completion Date can be achieved on or before the applicable Extended Substantial Completion Deadline, or such alternative course of action shall result in (i) lower costs or expenditures of such Repauno Entity when compared to the costs and expenditures of such Repauno Entity had it enforced its rights under such Material Project Contract, provided that such course of action shall not materially adversely affect the applicable Repauno Entity’s ability to meet its payment obligations under the Financing Documents to which it is a party, or (ii) an earlier applicable Substantial Completion Date when compared to such Substantial Completion Date had such Repauno Entity enforced its rights under such Material Project Contract, which satisfaction, in either case, must be evidenced by certification thereof in the Technical Advisor Certificate, a copy of which shall be delivered to the Bond Trustees. No Repauno Entity shall amend or waive in any material respect or terminate or assign any Material Project Contract without the prior written confirmation from the Technical Advisor to the effect that such amendment, waiver, termination or assignment would not reasonably be expected to have a Material Adverse Effect, a copy of which shall be delivered to the Bond Trustees; provided that, without such confirmation (a) each Repauno Entity may enter into change orders under any Material Project Contract if (i) such change will not, together with all prior change orders related to the applicable Project, require the additional payment (net of any decreases resulting from such change order or prior change orders) by such Repauno Entity in respect of the applicable Project in excess of, in the aggregate, 10% of the estimated budget for such Project (as of the start of construction), (ii) such change order will be funded from Additional Equity Contributions, or (iii) such change order will be funded from any combination of Additional Bonds, Permitted Additional Senior Indebtedness or Permitted Subordinated Debt not to exceed 10% of the aggregate principal amount of the DRP 4 Series 2025 Bonds; and (b) each Repauno Entity may amend, waive or terminate any Material Project Contract if such amendment, modification, waiver or termination would not reasonably be expected to have a Material Adverse Effect.

Section 10.18       No Distributions. No Repauno Entity will declare or pay dividends or make any distributions, except (i) to the extent required to consummate the transactions contemplated by the Funds Flow Memorandum, (ii) to any other Repauno Entity and (iii) in accordance with Section 5.02(b); provided that this restriction shall not be deemed to preclude any Repauno Entity from paying Project Costs or making any O&M Expenditures.

Section 10.19       Technical Advisor. Each Repauno Entity shall, if applicable, retain a Technical Advisor in order to satisfy all requirements of the Financing Documents to which such Repauno Entity is subject pertaining to a Technical Advisor.

Section 10.20       Hazardous Substances. No Repauno Entity shall cause any releases of Hazardous Substances (as defined in the applicable Issuer Lease Agreement or other Financing Obligation Document) at any Project site that would be reasonably likely to result in an environmental claim against any Repauno Entity or any Project, other than those environmental claims that, individually or in the aggregate, would not be reasonably expected to result in a Material Adverse Effect.

Section 10.21        Collateral Assignment of Material Project Contracts. Each Repauno Entity acknowledges that it has collaterally assigned all of its right, title and interest in and to each Material Project Contract to which it is a party to the Collateral Agent pursuant to, and to the extent required by, the Security Agreement. Each Repauno Entity covenants and agrees that, to the extent that it enters into any Material Project Contract after the applicable Closing Date, then with respect to such Material Project Contract, such Repauno Entity shall use reasonable good faith efforts to require each party to any such Material Project Contract to execute and deliver to the Collateral Agent an acknowledgment of the collateral assignment, containing substantially the same language or language to similar effect, as set forth on Exhibit L.

Section 10.22        [Reserved].

Section 10.23        Special Covenant Event of Default

 (a)          Failure by any Repauno Group Member to observe and perform in any material respect any covenant, condition or agreement under this Article X (other than Section 10.16) shall be deemed a “Secured Obligation Event of Default”, if such non-compliance shall remain unremedied for a period of sixty (60) days after the earlier of (1) written notice specifying such failure shall be given to the Bond Trustee by DRP, or (2) written notice specifying such failure and requesting that it be remedied shall have been given to DRP by any Agent or Secured Debt Representative, or such longer period as is reasonably necessary under the circumstances to remedy such failure, such extension not to exceed one hundred twenty (120) days without prior written approval by the Bond Trustee acting at the direction of the Majority Holders.

 (b)          If any Repauno Group Member shall fail observe and perform in any material respect any covenant, condition or agreement under this Article X (other than 10.16), DRP shall, within 5 Business Days of becoming aware of such failure, deliver to the Bond Trustee notice of such default.

ARTICLE XI
COMPENSATION, INDEMNITY AND EXPENSES

Section 11.01        Compensation; Fees and Expenses. Each Repauno Entity, jointly and severally, hereby agrees to pay to the Collateral Agent, the Bond Trustees and the Account Bank for its own account compensation in such amount as separately agreed upon in writing between the Repauno Entities and the Collateral Agent, the Bond Trustees or the Account Bank, as applicable. In addition, the Repauno Entities shall pay on the next Transfer Date falling at least ten (10) Business Days after written demand from the Collateral Agent, the Bond Trustees and the Account Bank the amount of any and all other reasonable out-of-pocket expenses incurred by the Collateral Agent or the Account Bank or any Bond Trustee, including the reasonable and customary fees, charges and disbursements of any counsel for the Collateral Agent, any Bond Trustee and the Account Bank, in connection with (a) the administration of the transaction described hereunder, the preparation of amendments and waivers hereunder and under the other Security Documents; (b) the enforcement of the rights or remedies of the Collateral Agent under this Agreement or any other Security Document, including all reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Secured Obligations; (c) the sale of, collection from or other realization upon, the Collateral; and (d) lien and security interest searches and filings in connection with this Agreement or any other Security Document. If any amounts required to be paid by any Repauno Entity to the Collateral Agent, the Account Bank or any Bond Trustee under this Agreement or any other Security Document remain unpaid after such amounts are due, the Repauno Entities shall pay interest on the aggregate, outstanding balance of such amounts from the date due until those amounts are paid in full at a per annum rate equal to the highest interest rate then applicable to any outstanding Secured Obligation under the Secured Obligation Documents, such rate to change from time to time as interest rates on Secured Obligations may change. Interest shall be calculated on the basis of a year of 360 days for actual days elapsed.

Section 11.02         Repauno Indemnification. Each Repauno Entity, jointly and severally, shall indemnify each of the Bond Trustees, the Collateral Agent, the Account Bank and any Co-Collateral Agent, and each of their respective officers, directors, employees, agents and attorneys-in-fact (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Security Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated thereby (including the performance by the parties hereto of their respective obligations under the Security Documents), (ii) any actual or alleged presence or Release of Hazardous Materials by any Repauno Entity on or from any Project or any property owned or operated by any Repauno Entity, or (iii) any actual claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. The obligations of the Repauno Entities under this Section 11.02 shall survive the payment in full of the Secured Obligations, any resignation or removal of the Collateral Agent and the Account Bank pursuant to Section 2.11 of this Agreement, and the termination of this Agreement pursuant to Article XII.

ARTICLE XII
TERMINATION

Upon termination of this Agreement pursuant to Section 5.17 of this Agreement, all rights to the Collateral as shall not have been sold or otherwise applied, in each case, pursuant to the terms hereof shall revert to each applicable Repauno Group Member, its successors or assigns, or otherwise as a court of competent jurisdiction may direct. Upon any such termination, the Collateral Agent will, at the Repauno Group’s direction and expense, execute and deliver to each applicable Repauno Group Member such documents as such Repauno Group Member shall reasonably request to evidence such termination.

ARTICLE XIII
AMENDMENTS; WAIVERS; INSTRUCTIONS

Section 13.01        Modifications Generally. Subject to Sections 13.02, 13.03 and 13.04:

(a)         Modifications with respect to the provisions of any Financing Obligation Document (other than the Security Documents), including with respect to the Restricted Payment Conditions defined herein by reference to such documents, or the release of any Person liable in any manner under or in respect of the Financing Obligations owing under such Financing Obligation Document, shall be made in accordance with the requirements of such Financing Obligation Document.

(b)          Modifications with respect to the provisions of the Security Documents may be made only with the consent of the Collateral Agent (acting at the direction of the Required Secured Creditors) and otherwise in accordance with the requirements of such Security Document (and as to such Security Documents providing for Modifications without the consent of any party (including of a Mortgage), the Collateral Agent is hereby authorized and directed to enter into any such Modification in accordance with the terms thereof). In addition, without the consent of, or notice to, any Secured Party, the Collateral Agent may, to the extent the Collateral Agent is a party to such Security Documents, upon the receipt of the written consent of the applicable Repauno Entity, consent to any Modification with respect to the provisions of the Security Documents for any one or more or all of the following purposes (and the Collateral Agent is hereby authorized and directed to enter into any such Modification in accordance with the terms thereof):

 (i)            to add additional covenants to the covenants and agreements of such Repauno Entity set forth therein;

 (ii)         to cure any ambiguity, or to cure, correct or supplement any defect, mistake, error, omission or inconsistent provision contained therein;

 (iii)          to add a new guarantor, new obligor or to add additional assets as Collateral;

 (iv)          to release Collateral in accordance with the terms of the Security Documents;

 (v)          to provide for the issuance of Additional Bonds issued from time to time in accordance with the applicable Bond Indenture or the incurrence of Additional Senior Secured Indebtedness, in each case to the extent such issuance or incurrence is permitted by the Financing Obligation Documents then extant;

 (vi)          to amend any existing provision thereof or to add additional provisions which, in the opinion of Bond Counsel, are necessary (A) to qualify, or to preserve the qualification of, the interest on any Bonds for exclusion from gross income for federal income tax purposes or (B) to qualify, or preserve the qualification of, any Bonds for an exemption from registration or other limitations under the laws of any state or territory of the U.S.; provided that, (x) the Collateral Agent shall have given at least fifteen (15) Business Days prior written notice of its proposed amendment pursuant to this Section 13.01(b)(vi) to each Secured Debt Representative and (y) such amendment pursuant to this Section 13.01(b)(vi) may only become effective after the expiration of such aforementioned 15-Business Day period;

 (vii)         to facilitate the receipt of moneys;

 (viii)        to establish additional funds, accounts or subaccounts in accordance with this Agreement;

 (ix)          to evidence and provide for the acceptance and appointment of a successor Collateral Agent;

 (x)           to facilitate the movement or relocation of any Project Account, Operating Account, the Equity Funded Account or any Collection Account to a replacement Deposit Account Bank or the movement or relocation of the Project Accounts to a successor Collateral Agent;

(xi)         in connection with any other change that does not materially adversely affect the rights of the Secured Parties, including, without limitation, conforming any Security Document to the terms and provisions of any other Secured Obligation Document; or

(xii)          as expressly provided by the other Security Documents with respect to any Modification.

With respect to a Modification to a Mortgage meeting the requirements of any of (i) through (ix) above or as permitted pursuant to the applicable Mortgage, the applicable Repauno Entity shall provide a Mortgage Modification Certificate (substantially in the form attached hereto as Exhibit H) for any Modification in connection with such Mortgage. In connection with any Modification permitted by Section 13.01(b)(xi), the Collateral Agent shall not consent to such Modification until it receives (x) a certificate from a Responsible Officer of such Repauno Entity stating such Modification is authorized as permitted by Section 13.01(b) and will not materially adversely affects the rights of the Secured Parties and (y) if reasonably requested by the Collateral Agent, (i) a legal opinion (in form and substance satisfactory to the Collateral Agent) with respect to such Modification or (ii) a pro forma modification endorsement to the related Title Policy evidencing the commitment of the Title Company that issued such Title Policy to endorse the Title Policy to insure that the lien of the related Mortgage is not rendered invalid or unenforceable by such Modification.

In addition, notwithstanding anything to the contrary contained herein, Article X (and any defined term used therein) may be Modified with only the written consent of the Bond Trustee (at the direction of the Majority Holders (as defined in the applicable Bond Indenture)).

Section 13.02        Modifications or other Directions Requiring All Secured Parties

. The written consent of the Unanimous Voting Parties shall be required for:

(a)          any Modification to the definitions of the terms “Secured Parties”, “Secured Creditors”, “Required Secured Creditors” or “Unanimous Voting Parties” or to this Article XIII or to any provision that requires the instructions, vote, consent or approval of the Required Secured Creditors, Unanimous Voting Parties or each Secured Debt Representative.

(b)         any Modification of any provision of this Agreement or any other Security Document, or any other direction to the Collateral Agent which would otherwise require Required Secured Creditor consent, in any such case that has the effect of:

 (i)          permitting either DRP or DRP 4 to assign its rights or delegate its duties under this Agreement or any Security Document; provided, however, that any requested Modification to be permitted by this Section 13.02(b)(i) shall require only the written consent of the Unanimous Voting Parties that are Secured Parties with respect to the DRP 4 Series 2025 Bonds;

 (ii)           releasing or subordinating all or substantially all of the Collateral from the Security Interest securing the Secured Obligations;

 (iii)          releasing or subordinating the Project Revenues or the Project Accounts from the Security Interest of the Security Agreement; and

 (iv)         altering the relative priority of payments, priority of liens securing the Secured Obligations or application of proceeds as among the Secured Parties.

Further, any Modification of any provision of this Agreement or any other Security Document, or any other direction to the Collateral Agent which would otherwise require Required Secured Creditor consent, in any such case that would have a material and adverse effect on the rights of (i) any Swap Bank shall require the written consent of such Swap Bank and (ii) any Secured Party party to the Taxable Term Loan shall require the written consent of such Secured Party. Except as set forth in Section 13.01(b), this Section 13.02 or Section 13.03, all other Modifications under the Security Documents shall only require the consent of the Required Secured Creditors.

Section 13.03       Additional Modifications Allowed Without Consent. Without the consent of any Secured Party or any other Person, the Collateral Agent and any other Secured Debt Representative party thereto may with each applicable Repauno Entity’s consent (not to be unreasonably withheld), but shall not be obligated to, at any time and from time to time, enter into one or more Modifications of the Security Documents, as applicable, to cure any immaterial ambiguity, or to provide for any other ministerial actions with respect to matters arising under the Security Documents; provided that, such actions pursuant to this clause do not materially adversely affect the interests of the Secured Parties; and provided further that the Required Secured Creditors shall not have objected to such amendment within five Business Days of receipt of such proposed Modification.

Section 13.04      Effect of Amendment on the Agents. No party hereto shall amend any provision of any Secured Obligation Document that adversely affects any Agent party thereto without the written consent of such Agent.

Section 13.05        Amendments; Waivers.

(a)         Except to the extent specified in Sections 13.01, 13.02, 13.03 and 13.04 above, any term, covenant, agreement or condition of this Agreement or any of the other Security Documents may be amended or waived only by an instrument in writing signed by each of the Collateral Agent (acting upon the instruction of the Required Secured Creditors), the Repauno Entities and the Account Bank; provided that:

 (i)        only the applicable Secured Debt Representative(s) may waive any rights of such Secured Debt Representative(s) under any provision of this Agreement; no consent to any departure by any Repauno Group Member from this Agreement (or the Security Documents) shall be effective unless in writing signed by the applicable parties specified herein, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; and

 (ii)          the consent of the Account Bank shall be required for any amendment to Section 5.18 of this Agreement or any other amendment that would modify the rights or obligations of the Account Bank.

(b)          The waiver (whether express or implied) by the Collateral Agent of any breach of the terms or conditions of this Agreement, and the consent (whether express or implied) of any Secured Party shall not prejudice any remedy of the Collateral Agent or any Secured Party in respect of any continuing or other breach of the terms and conditions hereof, and shall not be construed as a bar to any right or remedy which the Collateral Agent or any other Secured Party would otherwise have on any future occasion under this Agreement.

(c)         No failure to exercise nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, of any right, power or privilege under this Agreement shall operate as a waiver thereof; further, no single or partial exercise of any right, power or privilege under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege available to it. All remedies hereunder and under the other Security Documents are cumulative and are not exclusive of any other remedies that may be available to the Collateral Agent, whether at law, in equity or otherwise.

ARTICLE XIV
MISCELLANEOUS PROVISIONS

Section 14.01        Additional Repauno Entities; Further Assurances.

(a)           Additional Repauno Entities.

 (i)          Within thirty (30) days (or such later date as is commercially reasonable in the good faith discretion of the Collateral Agent) after DRP or any other Repauno Entity creates, acquires or otherwise forms any subsidiary (a “New Subsidiary”):

 (A)           such New Subsidiary shall (i) become a party to this Agreement by executing and delivering a joinder to this Agreement and (ii) execute and deliver any applicable Security Documents (or joinders to existing Security Documents), in each case in form and substance satisfactory to the Collateral Agent; and

 (B)         DRP or such other applicable Repauno Entity shall execute and deliver a supplement to any applicable Security Documents to pledge all of the outstanding equity interests owned by DRP or such other applicable Repauno Entity in such New Subsidiary.

 (ii)         Concurrently with such New Subsidiary becoming a party to this Agreement pursuant to Section 14.01(a)(i)(A), the Collateral Agent shall receive an Incumbency Certificate substantially in the form of Exhibit D, identifying the Responsible Officer(s) for such New Subsidiary.

(b)          Further Assurances.  Each Repauno Group Member agrees that from time to time, at such Repauno Group Member’s expense, it will promptly execute and deliver all further instruments and documents, and take all further action as is necessary or as the Collateral Agent shall otherwise reasonably request to perfect and maintain perfected the Security Interests granted hereunder and under the other Secured Obligation Documents and to enable the Collateral Agent and the Secured Parties to exercise and enforce their rights and remedies hereunder.

Section 14.02        Successors and Assigns.

(a)          This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no Repauno Group Member may assign or transfer any of its rights or obligations hereunder without the prior written consent of each Secured Party other than in accordance with the terms of the Financing Documents, and any assignment or transfer in violation of this provision shall be null and void.

(b)          Nothing contained in this Agreement or any other Security Document is intended to limit the right of any Secured Party to assign, transfer or grant participations in its rights in its respective Secured Obligations and Secured Obligation Documents.

Section 14.03    Notices. Unless otherwise expressly provided herein, all notices, instructions, consents, requests, directions and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i)	if to any Repauno Group Member:

c/o Delaware River Partners LLC
Repauno Port & Rail Terminal
200 N. Repauno Avenue
Gibbstown, New Jersey 08027
Attention: General Counsel
E-mail: shurt@fipmidstream.com

with a copy (which shall not
constitute notice) to:

with a copy (which shall not
constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
3205 S. Canal Street
Chicago, Illinois 60606
Attention: Seth Jacobson
Telephone: (312) 407-0889
E-mail: seth.jacobson@skadden.com

(ii)	if to the Collateral Agent or the Account Bank:

UMB Bank, N.A.
5555 San Felipe Street, Suite 870
Houston, Texas 77056
Attention: Jully Jiang
Telephone: (713) 300-0590
E-mail: Jully.jiang@umb.com

(iii)	if to the Issuer for the DRP 4 Series 2025 Bonds:

New Jersey Economic Development Authority
36 West State Street
P.O. Box 990
Trenton, New Jersey 08625
Attention: Program Manager, Bond Compliance
Telephone: (609) 858-6875

E-mail: Lori.Zagarella@njeda.gov

with a copy to:

McCarter & English, LLP
Four Gateway Center
Newark, New Jersey 07102
Attention: Richard J. Myslinski
Telephone: (973) 849-4084
E-mail: rmyslinski@mccarter.com

(iv)	if to the Bond Trustee for the DRP 4 Series 2025 Bonds:
UMB Bank, N.A.
5555 San Felipe Street, Suite 870
Houston, Texas 77056
Attention: Jully Jiang
Telephone: (713) 300-0590
E-mail: Jully.jiang@umb.com

(v)	if to the Taxable Term Loan Administrative Agent:
Deutsche Bank Trust Company Americas,
as Administrative Agent
Trust and Agency Services
1 Columbus Circle, 4th Floor
Mail Stop: NYC01-0417
New York, NY 10019
Attention: Project Finance Agency Services –
Repauno Bridge Loan AA7901
Facsimile: 646-961-3317

Notwithstanding anything to the contrary contained herein, each such notice, instruction, direction, request or other communication so given to the Collateral Agent shall be effective only upon actual receipt. The Collateral Agent shall provide written confirmation of its receipt of all such notices. All instructions required under this Agreement will be delivered to the Collateral Agent in writing, in original, electronic or facsimile form, executed by a Responsible Officer. The identity of such Responsible Officers will be delivered to the Collateral Agent in the form of an Incumbency Certificate substantially in the form of Exhibit D and will remain in effect until such party notifies the Collateral Agent of any change. In its capacity as Collateral Agent, the Collateral Agent will accept all instructions and documents complying with the above under the indemnities provided in this Agreement, and reserves the right to refuse to accept any instructions or documents which fail, or appear to fail, to comply with the terms hereof; provided that in the event of any such refusal by the Collateral Agent, the Collateral Agent shall promptly notify the relevant Responsible Officer executing the instructions or delivering the documents of such non-compliance and provide a reasonable time period for the correction thereof. Further to this procedure, the Collateral Agent reserves the right to telephone any such person providing instructions to confirm the details of such instructions or documents if they are not already on file with it as standing instructions, and the Collateral Agent agrees that it will promptly telephone a Responsible Officer of any applicable Secured Debt Representative or applicable Repauno Entity, as applicable at the time of determination, if the Collateral Agent has determined that it will refuse to accept any instructions or documents which fail, or appear to fail, to comply. The Collateral Agent and the parties hereto agree that the above constitutes a commercially reasonable security procedure.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the Repauno Group, the Agents and the Secured Debt Representatives. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and, if given in accordance with this Section, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or, in the case of notice given by mail, private courier, overnight delivery service, international shipping service or facsimile.

Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Agreement and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Agreement or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Agreement or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable Law in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Agents act on any Executed Documentation sent by electronic transmission, the Agents will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Agents shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Agents acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 14.04       Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 14.05        Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL; Waiver of Venue; Service of Process.

(a)        This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York. Each of the parties hereto hereby irrevocably (a) consents and submits to the non-exclusive jurisdiction of any New York state court sitting in New York County, New York or any federal court of the U.S. sitting in the Southern District of New York, as any party may elect, in any suit, action or proceeding arising out of or relating to this Agreement or any other Security Document and (b) WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH ANY OF THE PARTIES HERETO ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT. For the avoidance of all doubt, nothing herein shall be construed as requiring any obligations, rights and duties of any Issuer to be subject to the laws of any jurisdiction other than the State of New Jersey or as requiring any Issuer to submit to jurisdiction in any state or federal court not located within the State of New Jersey. In addition, notwithstanding anything to the contrary in this Agreement, however, all matters relating to the perfection, priority, enforcement or foreclosure of any lien or security interest in any Mortgaged Property shall be governed by the laws of the State of New Jersey or in such other state in which such Mortgaged Property is located.

(b)          The parties hereto hereby irrevocably and unconditionally waive, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section 14.05. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)       Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14.03. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 14.06        Captions. The headings of the several articles and sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 14.07        Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

Section 14.08       Third Party Beneficiaries. This Agreement and the covenants contained herein are made solely for the benefit of the parties hereto and the other Persons from time to time bound hereby, and their successors and assigns, and shall not be construed as having been intended to benefit any other third-party not a party to this Agreement; provided, to the extent that this Agreement provides for the payment of amounts owed to Additional Senior Unsecured Indebtedness Holders (if any), pursuant to clauses Fifth and Sixth in the Flow of Funds set forth in Section 5.02(b) and payments upon collection of proceeds pursuant to sixth in Section 9.08(d), such Additional Senior Unsecured Indebtedness Holders are hereby explicitly recognized as being third-party beneficiaries hereunder and may enforce any such rights conferred, given or granted hereunder.

Section 14.09        Entire Agreement. This Agreement, the other Secured Obligation Documents and the fee related letters, including the documents referred to herein and therein, constitute the entire agreement and understanding of the parties hereto, and supersede any and all prior agreements and understandings, written or oral, of the parties hereto relating to the subject matter hereof.

Section 14.10      Conflict with Other Agreements. Except as otherwise expressly provided herein, the parties agree that in the event of any conflict between the provisions of this Agreement (or any portion thereof) and the provisions of any other Secured Obligation Document or any other agreement now existing or hereafter entered into, the provisions of this Agreement shall control with respect to the matters set forth in this Agreement. In the event that in connection with the establishment of any of the Accounts or the Distribution Account with the Deposit Account Bank, the applicable Repauno Entity shall enter into any agreement, instrument or other document with the Deposit Account Bank which has terms that are in conflict with or inconsistent with the terms of this Agreement, the terms of this Agreement shall control.

Section 14.11     Reinstatement. If at any time for any reason (including bankruptcy, insolvency, receivership, reorganization, dissolution or liquidation of any Repauno Group Member or the appointment of any receiver, intervenor or conservator of, or agent or similar official for, any Repauno Group Member or any of its properties) payment and performance of any Repauno Group Member’s obligations hereunder, or any part thereof, is rescinded or voided or reduced in amount, or must otherwise be restored or returned by the Collateral Agent or any other Secured Party, that payment will not be considered to have been made and this Agreement and the obligations of each Repauno Group Member hereunder will be effective or be automatically reinstated, if necessary, as if that payment had not been made and the Termination Date shall be extended accordingly.

Section 14.12        Collateral Agent’s Rights.

(a)         If at any time the Collateral Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Collateral (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of such property), the Collateral Agent is authorized to comply therewith in any manner it or legal counsel of its own choosing reasonably deems appropriate; and if the Collateral Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Collateral Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(b)         To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account and from time to time update such information as reasonably requested by the Collateral Agent. When any account or sub-account is opened, the Collateral Agent shall be entitled to such information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided and such other information as the Collateral Agent may reasonably request from time to time to comply with applicable Law.

Section 14.13        Joint and Several Obligations. This Agreement and the obligations created hereunder are the joint and several general obligations of the Repauno Entities.  In addition, as security for the performance of the obligations issued and outstanding hereunder and the Secured Obligation Documents, without preference or priority of any one obligation over any other obligation except as otherwise expressly provided herein, the Pledgors have executed and delivered the Pledge Agreement to the Collateral Agent.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

REPAUNO FINANCING HOLDCO LLC,
a Delaware limited liability company

By:	/s/ Sarah Hurt
Name:	Sarah Hurt
Title:	Secretary

DELAWARE RIVER PARTNERS LLC,
a Delaware limited liability company

By:	/s/ Sarah Hurt
Name:	Sarah Hurt
Title:	Secretary

DRP URBAN RENEWAL 1, LLC,
a New Jersey limited liability company

By:	/s/ Sarah Hurt
Name:	Sarah Hurt
Title:	Secretary

DRP URBAN RENEWAL 2, LLC,
a New Jersey limited liability company

By:	/s/ Sarah Hurt
Name:	Sarah Hurt
Title:	Secretary

DRP URBAN RENEWAL 3, LLC,
a New Jersey limited liability company

By:	/s/ Sarah Hurt
Name:	Sarah Hurt
Title:	Secretary

DRP URBAN RENEWAL 4, LLC,
a Delaware limited liability company

By:	/s/ Sarah Hurt
Name:	Sarah Hurt
Title:	Secretary

DRP URBAN RENEWAL 5, LLC,
a Delaware limited liability company

By:	/s/ Sarah Hurt
Name:	Sarah Hurt
Title:	Secretary

UMB BANK, N.A.,
as the Collateral Agent, the Bond Trustee for the DRP 4 Series 2025 Bonds and the Account Bank

By:	/s/ Jully Jiang
Name:	Jully Jiang
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as the Administrative Agent for the Taxable Term Loan

By:	/s/ Jackie Bartnick
Name:	Jackie Bartnick
Title:	Director

By:	/s/ Yan Rui
Name:	Yan Rui
Title:	Vice President

EXHIBIT A
DEFINITIONS AND RULES OF INTERPRETATION

Unless otherwise specified, capitalized terms used in the Collateral Agency Agreement and other Security Documents will have the meanings set forth below:

“Acceptable Bank” means a bank or other financial institution with a rating of at least “A-” (or the equivalent) by two Nationally Recognized Rating Agencies, or the equivalent, as of the date of issuance of the applicable letter of credit and on the date of any rating change applied to such entity.

“Acceptable Letter of Credit” means any irrevocable letter of credit (a) issued by an Acceptable Bank, (b) the reimbursement obligations with respect to which shall not be recourse to any Repauno Entity, (c) the term of which is at least one year from the date of issue (except where such letter of credit is issued to satisfy a requirement under the Secured Obligation Documents that expires less than one year after issuance, then the term shall be for such shorter period) and (d) which allows drawing (i) during the 30 day period prior to expiry (unless replaced or extended), (ii) upon downgrade of the issuer such that it is no longer an Acceptable Bank and, (iii) if such letter of credit is used to fund any reserve account established under the Collateral Agency Agreement, when funds would otherwise be drawn from such reserve account, in each case, unless otherwise agreed by the applicable Secured Debt Representative for the applicable sub-account of the Debt Service Reserve Account.

“Acceptable Surety” means a bank, insurance company or other financial institution with a rating of at least “A-” (or the equivalent) by two Nationally Recognized Rating Agencies, or the equivalent as of the date of issuance of the applicable surety bond or non-cancelable insurance policy and on the date of any rating change applied to such entity.

“Accession Agreement” means an accession agreement substantially in the form attached as Exhibit F to the Collateral Agency Agreement.

“Account Bank” means UMB Bank, N.A. in its capacity as the securities intermediary with respect to any Project Account that is a securities account or as the bank with respect to any Project Account that is a deposit account.

“Account Control Agreement” means one or more Account Control Agreements entered into or to be entered into among each applicable Repauno Entity, the Collateral Agent and the Deposit Account Bank or other depositary institution or bank, as applicable, in respect of each Operating Account, the Equity Funded Account, any Collection Account and any account established pursuant to Section 10.04 of the Collateral Agency Agreement; provided that, notwithstanding anything to the contrary in the Financing Documents, (a) no Account Control Agreements shall be required to be in effect until the date that is sixty (60) days following the date hereof (or such later date as is reasonably practicable so long as the applicable Repauno Entity continues to use commercially reasonable efforts to enter into Account Control Agreements required under the Financing Documents) and (b) no Account Control Agreements shall be required to be in effect for any account with, when combined with the individual balance of all other accounts not subject to an Account Control Agreement (other than those accounts listed in clauses (i) and (ii) of Section 10.04), an aggregate balance not in excess of $1,000,000 at any time.

1

“Accounts” means any account or sub-account created in any Fund under any Bond Indenture (or any Supplemental Indenture) or any account or sub-account under the Collateral Agency Agreement.

“Additional Bonds” means any Additional Bonds issued pursuant to and as defined in any Bond Indenture.

“Additional Bonds Loan Agreement” means any loan or similar financing agreement entered into by the applicable Repauno Entity in connection with any Additional Bonds.

“Additional Debt Service Reserve Sub-Account” means any debt service reserve account established from time to time under the Collateral Agency Agreement, at the request of a Repauno Entity in accordance with the terms of the Collateral Agency Agreement, as required by the terms of any Additional Senior Indebtedness Documents.

“Additional Equity Contribution” means any equity contribution that is delivered, directly or indirectly, on or after the date of this Agreement and deposited to the Equity Contribution Sub-Account or the Other Proceeds Sub-Account of the Construction Account, the Capital Projects Account, the Repair and Replacement Reserve Account, the Ramp-Up and Project Operating Reserve Account, the Equity Funded Account or the Revenue Account in accordance with this Agreement and the other applicable Financing Obligation Documents.

“Additional Senior Indebtedness” means all Additional Senior Secured Indebtedness and Additional Senior Unsecured Indebtedness outstanding as of such date.

“Additional Senior Indebtedness Documents” means all Additional Senior Secured Indebtedness Documents and Additional Senior Unsecured Indebtedness Documents then in effect.

“Additional Senior Indebtedness Holders” means, collectively, Additional Senior Secured Indebtedness Holders and Additional Senior Unsecured Indebtedness Holders.

“Additional Senior Secured Indebtedness” means indebtedness incurred by any Repauno Entity that is pari passu with respect to the Collateral for the then-existing Secured Obligations (except to the extent that certain accounts may be held solely for the benefit of certain creditors as set forth herein or in the Secured Obligation Documents or other Additional Senior Indebtedness Documents) and permitted to be incurred by such Repauno Entity under the terms of the Financing Obligation Documents as in effect at such time, and for the avoidance of doubt, shall include the Obligations (each as defined in the Taxable Term Loan).

“Additional Senior Secured Indebtedness Documents” means any credit agreement, purchase agreement, indenture or similar contract or instrument providing for the issuance or incurrence of, or evidencing, any Additional Senior Secured Indebtedness, including any Additional Bonds then in effect.

“Additional Senior Secured Indebtedness Holder” means any Person that enters into an Additional Senior Secured Indebtedness Document with any Repauno Entity (including any holders of bonds, notes or other securities that are represented by a Secured Debt Representative) and any Owner of Additional Bonds and any Lender and Issuing Bank (as defined in the Taxable Term Loan).

“Additional Senior Unsecured Indebtedness” means indebtedness that is not secured by the Collateral, but is payable pursuant to clause Tenth of Section 5.02(b) of the Collateral Agency Agreement.

“Additional Senior Unsecured Indebtedness Documents” means any credit agreement, purchase agreement, indenture or similar contract or instrument providing for the issuance or incurrence of, or evidencing, any Additional Senior Unsecured Indebtedness then in effect.

“Additional Senior Unsecured Indebtedness Holder” means any Person that enters into an Additional Senior Unsecured Indebtedness Document with any Repauno Entity.

2

“Administration Expense Guaranty” means that certain Administration Expense Guaranty dated as of the date hereof, by and between DRP and the Issuer of the DRP 4 Series 2025 Bonds.

“Affiliate” of any Person means any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with that Person.

“Agent” means the Account Bank, the Collateral Agent and each Secured Debt Representative party to the Collateral Agency Agreement.

“Agent Bank” means the Collateral Agent in its individual capacity.

“Bankruptcy Event” means:

(a)         An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Repauno Group Member or of a substantial part of the assets of any Repauno Group Member under any insolvency law or (ii) the appointment of a receiver, trustee, liquidator, custodian, sequestrator, conservator or similar official for any Repauno Group Member or a substantial part of any Repauno Group Member’s assets and, in any case referred to in the foregoing subclauses (i) and (ii), such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

(b)         Any Repauno Group Member shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator, custodian, sequestrator, conservator or similar official for such Repauno Group Member or for a substantial part of such Repauno Group Member’s assets, or (ii) generally not be paying its debts as they become due unless such debts are the subject of a bona fide dispute, or (iii) make a general assignment for the benefit of creditors, or (iv) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition with respect to it described in clause (a) of this definition, or (v) commence a voluntary proceeding under any insolvency law, or file a voluntary petition seeking liquidation, reorganization, an arrangement with creditors or an order for relief under any insolvency law, or (vi) file an answer admitting the material allegations of a petition filed against it in any proceeding referred to in the foregoing subclauses (i) through (v), inclusive, of this clause (b), and, in any case referred to in the foregoing subclauses (i) through (v), such action has not been cured within twenty (20) days thereafter.

3

“Bond Counsel” means McCarter & English, LLP, or other attorneys selected by the Repauno Group, with the consent of the applicable Issuer(s), which consent shall not be unreasonably withheld, who have nationally recognized expertise in the issuance of municipal securities, the interest on which is excluded from gross income for federal income tax purposes.

“Bond Indenture” means, with respect to any Project financed by Bonds, any Indenture of Trust between the applicable Issuer and the applicable Bond Trustee, as amended and supplemented.

“Bond Obligations” means all obligations of the applicable Repauno Entity under the applicable Issuer Lease Agreement, if any, and Additional Bonds Loan Agreement(s), if any, pertaining to such Bonds.

“Bond Purchase Agreement” means, with respect to any Project financed by Bonds, the Bond Purchase Agreement, if any, entered into among the Underwriter, the applicable Issuer and the applicable Repauno Entity pertaining to such Bonds.

“Bond Trustee” means the trustee for the holders of any series of Bonds pursuant to the applicable Bond Indenture, together with any permitted successors, assigns and replacements.  UMB Bank, N.A. is the Bond Trustee with respect to the DRP 4 Series 2025 Bonds.

“Bonds” means obligations of an Issuer issued under the applicable Bond Indenture, together with any Additional Bonds issued pursuant to such Bond Indenture, to finance or refinance a Project.  The DRP 4 Series 2025 Bonds are Bonds.

“Business Day” means any day other than a Saturday, a Sunday or a day commercial banks in the State of New York or the State of New Jersey are authorized or required by law, regulation or executive order to be closed.

“Calculation Date” means for Financing Obligations bearing interest semi-annually, each, January 1 and July 1, and for Financing Obligations bearing interest quarterly, each January 1, April 1, July 1 and October 1.

“Capital Project” means, with respect to any Project, a physical expansion of, or improvement to, such Project, the procurement and installation of additional equipment or facilities, or the replacement of existing equipment or facilities, in each case, that is in addition to the initial construction of such Project as contemplated by the applicable Financing Documents, with such amendments and modifications thereto and change orders thereto permitted by the applicable Financing Documents.

“Capital Projects Account” means the Capital Projects Account created and designated as such by Section 5.01 of the Collateral Agency Agreement.

4

“Capitalized Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be classified and accounted for as a finance lease on the balance sheet of such Person under Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842).

“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Flow Available for Debt Service” means, in respect of any period:

(a) all Project Revenues received by any Repauno Entity during such period, together with future Project Revenues projected in good faith by any Repauno Entity to be received by such Repauno Entity during such period under then-existing contracts (in each case, excluding any Additional Equity Contributions, any proceeds of Indebtedness, any proceeds from dispositions permitted pursuant to clause (a) of the definition of Permitted Sales and Dispositions and, with respect to DRP, without duplication, any revenues paid to DRP by any other Repauno Entity that have already been counted as “Project Revenues” of such Repauno Entity in this clause (a) of the definition of “Cash Flow Available for Debt Service”); plus

(b) interest income earned on any Permitted Investments made with funds on deposit in the Project Accounts; plus

(c) releases from the Debt Service Reserve Account, and releases from the Repair and Replacement Reserve Account and the Ramp-Up and Project Operating Reserve Account used to pay O&M Expenditures or Major Maintenance Costs during such period; less

(d) all O&M Expenditures and Major Maintenance Costs to the extent paid during such period (excluding, without duplication, any amounts for Major Maintenance Costs paid out of the Capital Projects Account); less

(e) without duplication, deposits to the Debt Service Reserve Account (excluding, without duplication, the initial funding of the DRP 4 Series 2025 Bonds Debt Service Reserve Sub-Account, the Taxable Term Loan Debt Service Reserve Sub-Account or any other sub-account of the Debt Service Reserve Account, in each case, solely to the extent such initial funding is with proceeds of the DRP 4 Series 2025 Bonds, the Taxable Term Loans or such other Additional Senior Indebtedness respectively), the Repair and Replacement Reserve Account and the Ramp-Up and Project Operating Reserve Account (excluding the initial funding of the Ramp-Up and Project Operating Reserve Account or any sub-account thereof) during such period.

“Casualty Event” means an event that causes all or a portion of the Facilities to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than an Expropriation Event.

“Casualty Proceeds” means, with respect to any Casualty Event, all proceeds of insurance (other than proceeds of business interruption insurance and loss of advance profits insurance, which shall constitute “Project Revenues”) payable to or received by the applicable Repauno Entity (whether by way of claims, return of premiums, ex gratia settlements or otherwise) in connection with such Casualty Event.

5

“Closing Date” means, with respect to any Bonds, the Taxable Term Loan, or any other Additional Senior Secured Indebtedness, the date on which such Bonds have been issued, authenticated and delivered in accordance with the applicable Bond Indenture or such Indebtedness has been incurred in accordance with the applicable inancing Documents.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” means all real and personal property that is intended to be subject to the Security Interests granted to the Collateral Agent under the Security Documents to secure each Repauno Entity’s payment and performance of the Secured Obligations, including the Grantor Collateral and the Pledged Collateral.

“Collateral Agency Agreement” means this Collateral Agency, Intercreditor and Accounts Agreement, dated as of May 28, 2025, by and among each Repauno Group Member, the Bond Trustees, the Taxable Term Loan Administrative Agent, the Account Bank, the Collateral Agent and each Secured Party from time to time a party thereto.

“Collateral Agent” means UMB Bank, N.A. and its successors and assigns, as Collateral Agent, pursuant to the Collateral Agency Agreement.

“Collection Account” means a collection account subject to the security interest of UMB Bank, N.A., as Collateral Agent, established with the Deposit Account Bank in accordance with Section 5.02(a) of the Collateral Agency Agreement and subject to an Account Control Agreement.

“Combined Exposure” means, as of any date of calculation, the sum (calculated without duplication) of the following, to the extent the same is held by a Secured Creditor: (a) the outstanding principal amount of all Secured Obligations outstanding under the relevant Secured Obligation Documents, (b) provided that no Secured Obligation Event of Default is in existence at such time, any outstanding Commitments under the relevant Secured Obligation Documents and (c) subject to Section 8.02 of the Collateral Agency Agreement, any Swap Termination Payments owed to a Swap Bank by the applicable Repauno Entity.

“Commercially Feasible Basis” means that, following a Casualty Event, (i) the Loss Proceeds, together with any other amounts available to the applicable Repauno Entity, will be sufficient to permit the Restoration of the Facilities owned, leased or operated by such Repauno Entity, (ii) sufficient funds are or will be available to the applicable Repauno Entity to pay all total debt service on any outstanding Financing Obligations of such Repauno Entity during the estimated period of Restoration, (iii) such Facilities upon being Restored can be reasonably expected to produce Project Revenues for such Repauno Entity adequate to maintain a projected Total DSCR, for each complete Fiscal Year commencing with the Fiscal Year beginning on or most recently after the projected date of Restoration, equal to or greater than 1.10 to 1.00.

“Commitment” means any commitment by a Secured Party to extend Indebtedness to a Repauno Entity under the relevant Secured Obligation Document.

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“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. Section 1 et seq.), as amended from time to time, and any successor statute.

“Company Sub-Sublease” means that certain Amended and Restated Sublease Agreement dated on even date herewith, under which DRP 4, as the subtenant under the Issuer Lease Agreement relating to the Project of DRP 4, further subleases such Project to DRP.

“Completion Date” means, with respect to any Project, the first date on which each of the following conditions has been satisfied, as certified by the applicable Technical Advisor:

(a)           the Final Substantial Completion Date for such Project shall have occurred;

(b)           all Punchlist Items shall have been carried out;

(c)           all demobilization from the applicable Project site is complete;

(d)         the applicable Repauno Entity shall deliver to the Technical Advisor (with a copy to the Collateral Agent) a certificate of a Responsible Officer of such Repauno Entity to the effect that (i) all amounts required to be paid to Contractors on such Project have been paid (other than any Disputed Amounts and Retainage Amounts), and (ii) the applicable Repauno Entity has received lien releases and waivers from each Contractor that has timely filed a notice to owner or other notice sufficient to perfect such Contractor’s right to a lien in compliance with Law, other than with respect to any Disputed Amounts, Retainage Amounts and any Permitted Security Interests;

(e)           a confirmation of the Technical Advisor has been made, confirming the factual certification described in clause (d) above;

(f)           the Technical Advisor and the Collateral Agent shall have received a certification from the applicable Repauno Entity confirming continued compliance in all material respects with the insurance requirements related to the applicable Project under the Financing Obligation Documents;

(g)         the final payment affidavit(s) from Contractors in privity with the applicable Repauno Entity and seeking final payment as of such Completion Date have been delivered to such Repauno Entity and to the Collateral Agent, or the statutory period for filing mechanics liens under the laws of the State of New Jersey, with respect to the work which is the subject of such contract(s) for which final payment is sought, has expired; and

(h)          the Technical Advisor and the Collateral Agent shall have received final endorsements from the title company with respect to the completion of such Project in a reasonable and customary form, insuring the priority of their respective Security Interests created by the Security Documents.

“Contractor” means any architects, consultants, engineers, contractors, sub-contractors, suppliers or other Persons engaged by or on behalf of the applicable Repauno Entity in connection with the design, engineering, installation and construction of the applicable Project.

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“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and “Controlling” and “Controlled by” have meanings correlative thereto.

“Construction Account” means the Construction Account created by and designated as such by Section 5.01 of the Collateral Agency Agreement.

“Construction Account Withdrawal Certificate” means the certificate substantially in the form attached as Exhibit I to the Collateral Agency Agreement.

“Costs of Issuance” include the following:

(a)         expenses necessary or incident to determining the feasibility or practicability of the issuance and sale of the Financing Obligations, as applicable, the fees and expenses of management consultants for making studies, surveys and estimates of costs and revenues and other estimates necessary to the issuance of the Financing Obligations (as opposed to such studies, surveys or estimates related to completion of the applicable Project, but not to the issuance of the Financing Obligations);

(b)        expenses of administration, supervision and inspection properly chargeable to the issuance and sale of the Financing Obligations, legal expenses and fees of the applicable Issuer or the applicable Repauno Entity (as applicable) in connection with the issuance and sale of the Financing Obligations, legal expenses and fees and expenses of the Bond Trustees and the Taxable Term Loan Administrative Agent, fees and expenses of the underwriter, financial advisors or brokers in arranging for the sale or placement of the Financing Obligations, financing charges, remarketing fees, cost of audits, cost of preparing, issuing and selling the Financing Obligations, abstracts and reports on titles to real estate, title insurance premiums, recording fees and taxes and all other items of expense, including those of the applicable Issuer or the applicable Repauno Entity (as applicable) not elsewhere specified herein incident to the issuance and sale of the Financing Obligations;

(c)           any other cost relating to the issuance and sale of the Financing Obligations; and

(d)         reimbursement to the applicable Repauno Entity for any costs described above paid by it, whether before or after the execution of any Financing Obligation Document.

“Debt Service Fund” means the “Debt Service Fund” created by and designated as such by the applicable Bond Indenture.

“Debt Service Reserve Account” means the Debt Service Reserve Account established with respect to any Bond, the Taxable Term Loan or other Permitted Indebtedness.

“Debt Service Reserve Requirement” means, (i) with respect to the DRP 4 Series 2025 Bonds, an amount equal to six months of interest payable thereon on the next Payment Date, (ii) with respect to the Taxable Term Loan, the amount required (if any) by the Financing Obligation Documents of the Taxable Term Loan to be deposited the Taxable Term Loan Debt Service Reserve Sub-Account and (iii) with respect to any Additional Senior Indebtedness, the amount required (if any) by the applicable Additional Senior Indebtedness Documents to be deposited into such Additional Debt Service Reserve Sub-Account and which is not in contravention of the terms of any Financing Obligation Documents in effect at such time.

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“Denominator” has the meaning assigned to such term in Section 8.03(b) of the Collateral Agency Agreement.

“Deposit Account Bank” means Bank of America, N.A. and any replacement thereof.

“Direct Agreements” means the consents to collateral assignment, if any, entered into by the applicable Repauno Entity, the Collateral Agent and the applicable counterparties with respect to each of the Material Project Contracts.

“Direction Notice” has the meaning assigned thereto in Section 9.03(a) of the Collateral Agency Agreement.

“Disputed Amounts” means payments for work, services or materials, fixtures or equipment which are not overdue or if overdue (x) have been bonded around pursuant to the laws of the State of New Jersey, inclusive, or (y) that are being contested in good faith by the applicable Repauno Entity through appropriate proceedings or that are the subject of settlement discussions, or in respect of which the Repauno Entity reasonably anticipates in good faith that applicable proceedings or settlement discussions will be initiated; provided, that if being contested, or anticipated to be subject to proceedings or settlement discussions, (i) adequate reserves with respect to such obligations contested in good faith are maintained on the books of such Repauno Entity, to the extent required by GAAP and (ii) at any time prior to the Completion Date of the relevant Project, the amount of such Repauno Entity’s likely liability under any Security Interest associated with such payments (as determined by such Repauno Entity in good faith) is reserved.

“Dissemination Agent” means Digital Assurance Certification, L.L.C.

“Distribution Account” means the Distribution Account created by the Repauno Entities.

“Distribution Date” means each semi-annual Calculation Date beginning after the Final Substantial Completion Date for the applicable Project.

“Distribution Release Certificate” means the certificate substantially in the form attached as Exhibit E to the Collateral Agency Agreement.

“Dollar” means lawful money of the U.S.

“Draw Availability” means the sum of any Revolver Availability; provided that the sum of all Draw Availability allocated at any time among the Accounts (to the extent permitted hereby) may not exceed the total of Draw Availability and that at any time in which the Draw Availability is used to meet any requirements hereunder, the applicable Repauno Entity shall deliver to the Collateral Agent an accounting of the allocations of Draw Availability.

“DRP Taxable Debt Proceeds Sub-Account” means the DRP Taxable Debt Proceeds Sub-Account created and designed as such by Section 5.01 of the Collateral Agency Agreement.

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“DRP 4 Series 2025 Bonds” means the New Jersey Economic Development Authority Dock and Wharf Facility Revenue Bonds (Repauno Port & Rail Terminal Project), Series 2025 issued on May 28, 2025, and any DRP 4 Series 2025 Bond or DRP 4 Series 2025 Bonds issued in exchange or replacement therefor.

“DRP 4 Series 2025 Bonds Rebate Fund” means the DRP 4 Series 2025 Bonds Rebate Fund established and created pursuant to the applicable Bond Indenture.

“Enforcement Action” means any action, whether by judicial proceedings or otherwise, to enforce any of the rights and remedies granted pursuant to the Security Documents against the Collateral or any applicable Repauno Group Member upon the occurrence and during the continuance of a Secured Obligation Event of Default.

“Environmental Law” means any federal, state or local statute, ordinance, rule or regulation, any judicial or administrative order (whether or not on consent), request or judgment, or any other binding determination of any Governmental Authority relating to protection of the environment or health or safety relating to the release of or exposure to hazardous or toxic substances, materials or wastes. Environmental Laws include, without limitation, regulations and requirements imposed pursuant to the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Clean Water Act, 33 U.S.C. Section 1251, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., and any and all state law or local law counterparts.

“Equity Contribution Sub-Account” means the Equity Contribution Sub-Account established within the Construction Account created and designated as such by Section 5.01 of the Collateral Agency Agreement.

“Equity Funded Account” means the Equity Funded Account subject to the security interest of UMB Bank, N.A., as Collateral Agent (account number 446026717384) established with the Deposit Account Bank in accordance with Section 5.01(b) of the Collateral Agency Agreement and subject to an Account Control Agreement.

“Equity Lock-Up Account” means the Equity Lock-Up Account created by and designated as such by Section 5.01 of the Collateral Agency Agreement.

“Equity Transfer Certificate” means a certificate delivered by the applicable Repauno Entity in accordance with the Collateral Agency Agreement substantially in the form attached as Exhibit K to the Collateral Agency Agreement.

“Excluded Swap Obligation” means, with respect to any Person, any Swap Obligation if, and to the extent that, all or a portion of the guarantee by such Person of, or grant of a security interest by such Person to secure, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the failure of such Person for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee or grant of security interest by such Person becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such security interest is or becomes excluded in accordance with the first sentence of this definition.

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“Existing Barclays Credit Agreement” means that certain Credit Agreement, dated as of October 18, 2024, by and among FTAI Energy Holdings LLC, a Delaware limited liability company, FTAI Energy Partners LLC, a Delaware limited liability company, the guarantors party thereto, the lenders party thereto and Barclays Bank PLC as administrative agent.

“Existing Revolving Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of November 5, 2021, by and among DRP, the guarantors party thereto, the lenders party thereto and ING Capital LLC as administrative agent.

“Existing Security Interests” means Security Interests existing on any Closing Date that are not expressly required to be discharged as a condition precedent to the issuance or incurrence of the obligations to be issued or incurred on such Closing Date.

“Expropriation Event” means any action (or series of related actions) by any Governmental Authority (i) by which such Governmental Authority appropriates, confiscates, condemns, expropriates, nationalizes, seizes or otherwise takes all or any portion of the Collateral or the Facilities or (ii) by which such Governmental Authority assumes custody or control of all or any portion of the Facilities, in each case that is reasonably anticipated to last for more than one hundred twenty (120) consecutive days.

“Expropriation Proceeds” means, with respect to any Expropriation Event, all proceeds received by the applicable Repauno Entity from the applicable Governmental Authority in connection with such Expropriation Event.

“Extended Substantial Completion Deadline” means, with respect to any Substantial Completion Deadline, the date that is twelve (12) months after such Substantial Completion Deadline.

“Facilities” means any Project and any other Collateral from time to time.

“Federal Book-Entry Regulations” means (i) the U.S. Department of the Treasury’s regulations governing “Securities” (as defined in 31 C.F.R. Section 357.2) issued by the U.S. Treasury and maintained in the form of entries in the federal reserve banks’ book-entry system known as the Treasury/Reserve Automated Debt Entry System (TRADES), as such regulations are set forth in 31 C.F.R. Part 357 and (ii) regulations analogous and substantially similar to the regulations described in clause (i) above governing any other automated book-entry system operated by U.S. federal reserve banks in which securities issued by government sponsored enterprises are issued, recorded, transferred and maintained in book-entry form.

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“Federal Tax Certificate” means, with respect to any incurrence of any tax-exempt Indebtedness, (a) one or more certificates or agreements (including each Federal Tax Certificate, Arbitrage Certificate or Representation Letter as defined in each applicable Bond Indenture) that sets forth the applicable Issuer’s or the applicable Repauno Entity’s expectations regarding the investment and use of proceeds of any tax-exempt Indebtedness and other matters relating to Bond Counsel’s opinion regarding the federal and state income tax treatment of interest on such Indebtedness, including any instructions delivered by Bond Counsel in connection with any such certificate or agreement and any appendices, schedules and exhibits thereto; and (b) any amendment or modification of any such certificate or agreement that is accompanied by an opinion of Bond Counsel stating that the amendment or modification will not adversely affect the exclusion of interest on such Indebtedness from gross income for federal and state income tax purposes or the ability to refinance such Indebtedness with proceeds from other Indebtedness which interests are excluded from gross income for federal and state income tax purposes.

“Final Substantial Completion Date” means, in respect of any Project, the date on which the applicable Repauno Entity has demonstrated to the Technical Advisor that each of the Substantial Completion Requirements with respect to the applicable Project has been satisfied and the applicable Technical Advisor has issued a Substantial Completion Certificate with respect to such Project, and that the corresponding completion certificates under the other Financing Documents applicable to such Project (including, for the Project financed by the DRP 4 Series 2025 Bonds, under Section 4.5(g) of the Series 2025 Indenture and Section 7.24 of the Issuer Lease Agreement) have been delivered, issued or filed pursuant the terms of such Financing Documents.

“Financing Documents” means each Bond Indenture (as supplemented), each “Limited Offering Memorandum” (as defined in the applicable Bond Indenture), each Issuer Lease Agreement or other Financing Obligation Document, the Administration Expense Guaranty, the Collateral Agency Agreement, the Security Agreement, the Pledge Agreement, the Direct Agreements, each Mortgage, the Account Control Agreement, any other Security Documents, the Continuing Disclosure Agreement (as defined in the applicable Bond Indenture), the Taxable Term Loan and the other Loan Documents (as defined in the Taxable Term Loan), and each Federal Tax Certificate.

“Financing Obligation Documents” means, collectively and without duplication, the Secured Obligation Documents and the Additional Senior Unsecured Indebtedness Documents and related notes (if any).

“Financing Obligations” means, collectively, without duplication, all of the Secured Obligations and any Repauno Entity’s obligations under any Additional Senior Unsecured Indebtedness Documents.

“Fiscal Quarter” means the three month period commencing on the first day of the first, fourth, seventh and tenth month of each Fiscal Year and ending on the last day of the third, sixth, ninth and twelfth month, respectively, of such Fiscal Year.

“Fiscal Year” means, with respect to each Repauno Group Member, the twelve months commencing on January 1 of any calendar year and ending on December 31 of such calendar year, or any other 12-month period which such Repauno Group Member designates as its fiscal year.

“Fitch” means Fitch Ratings, Inc. and any successor to its rating agency business.

“Flow of Funds” means the withdrawals, transfers and payments from the Revenue Account in the amounts, at the times, for the purposes and in the order of priority set forth in Section 5.02(b) of the Collateral Agency Agreement.

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“Funded Interest Accounts” means the Tax-Exempt Funded Interest Sub-Account and the Taxable Funded Interest Sub-Account.

“Funds” means any of the funds created under any Bond Indenture.

“Funds Flow Memorandum” means with respect to Permitted Indebtedness, the corresponding letter of direction (or similar document), if any, from DRP or other applicable Repauno Entity addressed to the Collateral Agent directing the disbursement of the proceeds of the applicable Permitted Indebtedness.

“Funds Transfer Certificate” means a certificate delivered by a Repauno Entity in accordance with the Collateral Agency Agreement substantially in the form attached as Exhibit B to the Collateral Agency Agreement.

“GAAP” means such accepted accounting practice as conforms at the time to applicable generally accepted accounting principles in the U.S., consistently applied.

“Governmental Approval” means any registration, permit, license, consent, concession, grant, franchise, authorization, waiver, variance or other approval, guidance, protocol, mitigation agreement, or memoranda of agreement/understanding, and any amendment or modification of any of them provided or issued by Governmental Authority including state, local, or federal regulatory agencies, agents, or employees, which authorize or pertain to the Facilities.

“Governmental Authority” means any nation, state, sovereign or government, any federal, regional, state or local government or political subdivision thereof or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and having jurisdiction over the Person or matters in question. References in the Collateral Agency Agreement to Governmental Authorities shall not be deemed to include the Issuer except if expressly provided to the contrary.

“Grantor Collateral” has the meaning assigned thereto in the Security Agreement.

“Ground Lease” means any “ground lease” between a Repauno Entity, as lessee, and DRP or other Repauno Entity, as lessor.

“Hazardous Materials” means any material, substance or waste that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under or pursuant to or for which liability may be imposed under any Environmental Law, including any mixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor, asbestos or asbestos-containing materials and polychlorinated biphenyls.

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“Indebtedness” means with respect to any Person, without duplication: (a) indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, other than:  (1) accounts payable and trade payables arising in the ordinary course of business (other than those addressed in clauses (2) through (4) of this clause (c)) which are payable in accordance with customary practices, provided that such accounts payable and trade payables (x) are not evidenced by a note, (y) are payable within ninety (90) days of the date of incurrence and are not more than ninety (90) days past due unless being contested in good faith (or, with respect to accounts payable and trade payables mentioned in clause (1)(z)(ii) of this clause (c), are payable within forty-five (45) days of the date of incurrence and are not more than forty-five (45) days past due unless being contested in good faith) and (z) either (i) do not exceed 4% of the sum of the original principal amount of the Bonds plus the principal amount of other Permitted Additional Senior Indebtedness and Additional Bonds at any one time outstanding or (ii) arise out of, or are incurred in connection with, any Repauno Entity’s business, operations or role in commodity inventory management (or similar ordinary course inventory management processes), provided, however, that, the accounts payable and trade payables that are excluded from comprising Indebtedness by virtue of this clause (1)(z)(ii) shall be limited to those arising or incurred in respect of an inventory volume of no more than 788,000 barrels of bulk liquids at any time, (2) accrued expenses arising in the ordinary course of business and not recorded as either “short term indebtedness” or “long term indebtedness” on the balance sheet of such Person in accordance with GAAP, (3) any payments pursuant to any project contracts that are not more than ninety (90) days past due unless being contested or intended to be contested in good faith or to the extent such payments represent “retainage,” “holdback” or similar payments, provided however, that any such payments pursuant to project contracts paid with the proceeds of the Series 2025 Bonds as soon as reasonably practicable after the applicable Closing Date (taking into account the completion, delivery and review of all applicable certificates and reports required hereunder, and completion of any other applicable prerequisites for initial disbursement of the relevant Bond proceeds, and in any event within ten (10) Business Days of the applicable Closing Date) shall not be deemed Indebtedness even if more than ninety (90) days past due, and (4) payments due under any management contract, employee sharing agreement, or similar agreement pursuant to which an employer provides employees to provide services for such Person, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) any Capitalized Lease Obligation, (f) all obligations, contingent or otherwise, of such Person under bankers acceptances issued or created for the account of such Person, (g) all unconditional obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other equity interests of such Person or any warrants, rights or options to acquire such capital stock or other equity interests, (h) all net obligations of such Person pursuant to Permitted Swap Agreements, (i) all guarantee obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above, and (j) all Indebtedness of the type referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

“Independent Manager” has the meaning assigned thereto in the Amended and Restated Limited Liability Company Agreement of Repauno Financing Holdco LLC.

“Insurance” means the contracts and policies of insurance taken out by or on behalf of any Repauno Entity in connection with any Project, the Facilities or any Transaction Documents in which such Repauno Entity has an interest, other than any municipal bond or financial guaranty insurance policy issued to guarantee the scheduled payment when due of any secured obligations or any bonds related thereto.

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“Intercreditor Vote” means a vote conducted in accordance with the procedures set forth in Article VIII among the Secured Creditors.

“Interest Account” means the “Interest Account” created by and designated as such by any Bond Indenture.

“Interest Payment Date” means, (i) with respect to any Financing Obligations bearing interest semi-annually, each January 1 and July 1, (ii) with respect to any Financing Obligations bearing interest quarterly, each January 1, April 1, July 1 and October 1, or each other date interest payments are required to be made under such Financing Obligations and (iii) with respect to any other Financing Obligations, each other date interest payments are required to be made under the related Financing Obligation Documents, and in each case continuing for so long as the Financing Obligations are outstanding.

“Interest Payments” means, with respect to a payment date for the Financing Obligations, the interest (including the interest component of the redemption price due in connection with any mandatory redemption payment on any Financing Obligation) due on such date on the Financing Obligations.

“Issuer” means a governmental or quasi-governmental issuer for any Series of Bonds pursuant to the applicable Bond Indenture.  The New Jersey Economic Development Authority is the Issuer of the DRP 4 Series 2025 Bonds.

“Issuer Lease Agreement” means, with respect to any Project financed by Bonds, any lease agreement, by and between the applicable Issuer and the applicable Repauno Entity pursuant to which the Repauno Entity is obligated to make payments to the Issuer by reference to amounts of interest and principal on such Bonds.

“Issuer Representative” has the meaning assigned thereto in each Bond Indenture.

“Law” means any federal, state, local and municipal laws, statutes, rules and regulations, orders, codes, directives, permits, approvals, decisions, decrees, ordinances or by-laws having the force of law and any common or civil law, including binding court and judicial decisions having the force of law, and includes any amendment, extension or re-enactment of any of the same in force from time to time and all other instruments, orders and regulations made pursuant to statute.

“Lock-Up Total DSCR” means a Total DSCR equal to 1.35:1.00.

“Loss Event” means a Casualty Event or an Expropriation Event.

“Loss Proceeds” means Casualty Proceeds and Expropriation Proceeds.

“Loss Proceeds Account” means the Loss Proceeds Account created and designated as such by Section 5.01 of the Collateral Agency Agreement.

“Main Operating Accounts” means the Operating Accounts subject to the security interest of UMB Bank, N.A., as Collateral Agent (account numbers 446026715535 and 446026717371) established with the Deposit Account Bank in accordance with Section 5.01(b) of the Collateral Agency Agreement.

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“Major Action” has the meaning assigned thereto in the Amended and Restated Limited Liability Company Agreement of Repauno Financing Holdco LLC.

“Major Maintenance” means any lifecycle maintenance, repair, renewal, reconstruction or replacement work of any portion or component of any Project, as applicable, of a type which is not normally included as an annually recurring cost in port-associated transload terminal maintenance and repair budgets.

“Major Maintenance Costs” means the estimated costs for Major Maintenance set forth in the Major Maintenance Plan provided by the applicable Repauno Entity to, and approved, by the Technical Advisor.

“Major Maintenance Plan” means the budget and schedule delivered by the applicable Repauno Entity to, and approved by, the Technical Advisor for Major Maintenance Costs.

“Mandatory Prepayment Account” means the Mandatory Prepayment Account created and designated as such by Section 5.01 of the Collateral Agency Agreement.

“Material Adverse Effect” means a material adverse effect on (a) (i) the business, properties, performance, results of operations or financial condition of the Repauno Group as a whole, (ii) the ability of a Repauno Entity that has a Project, which has not been completed, to complete such Project or (iii) any Repauno Group Member’s ability to observe and perform its material obligations under any Financing Document; (b) the legality, validity or enforceability of any material Financing Document; (c) the validity, perfection or priority of a material portion of the Security Interests created pursuant to the Security Documents on the Collateral taken as a whole; or (d) the validity, perfection or priority of a material portion of the Security Interests created pursuant to the Security Documents on the Collateral taken as a whole; or (e) the rights of the Secured Parties under the Financing Documents, including the ability of the Collateral Agent, the Taxable Term Loan Administrative Agent, any Bond Trustee or any other Secured Party to enforce their material rights and remedies under the Financing Documents or any related document, instrument or agreement.

 “Material Project Contract” means (a) those contracts as set forth on Attachment B and (b) any other agreement pertaining to any Project (other than a completed Project) to which any Repauno Entity is a party, the breach or termination of which could reasonably be expected to have a Material Adverse Effect.

“Modification”, “Modify” and “Modified” mean, with respect to any Secured Obligation Document (other than a Mortgage), any amendment, supplement, waiver or other modification of the terms and provisions thereof and with respect to any Mortgage, any amendments, supplements, spreaders, releases, subordinations or other modification.

“Moody’s” means Moody’s Investor Services and any successor to its rating agency business.

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“Mortgage” means an agreement, including, but not limited to, a mortgage, leasehold mortgage or any other document, creating and evidencing a Security Interest in the Mortgaged Property. On the date hereof, the Repauno Entities shall cause to be delivered to the Collateral Agent (i) the Mortgage securing the DRP 4 Series 2025 Bonds and (ii) a pro forma title policy or a marked-up commitment signed by an officer of the Title Company evidencing the commitment of the Title Company to issue the Title Policy related to such Mortgage in form and substance reasonably satisfactory to the Collateral Agent.  The Repauno Entities shall further cause such Title Policy to be delivered to the Collateral Agent within ninety (90) days following the date hereof.

“Mortgaged Property” means the real property as to which the Collateral Agent for the benefit of the Secured Parties shall be granted Security Interests pursuant to any Mortgage.

“Nationally Recognized Rating Agency” means S&P, Moody’s or Fitch, or any other nationally-recognized securities rating agency that is then providing a rating on any of the Secured Obligations at the request of any Repauno Entity.

“Non-Completed Work” has the meaning assigned thereto in Section 5.06(c).

“Non-Completed Work Sub-Account” means the Non-Completed Work Sub-Account established within the Repair and Replacement Reserve Account created and designated as such by Section 5.01 of the Collateral Agency Agreement.

“Non-Voting Creditor” has the meaning assigned to such term in Section 8.02(b) of the Collateral Agency Agreement.

“Notice of Default” has the meaning assigned to such term in Section 9.02(a) of the Collateral Agency Agreement.

“Numerator” has the meaning assigned to such term in Section 8.03(b) of the Collateral Agency Agreement.

“O&M Expenditures” means for any period, the sum (without duplication) of the following costs paid by or on behalf of any member of the Repauno Group:

(a) payments to any and all management operating companies, which term shall include any Affiliate of any Repauno Entity that provides services for the benefit of any member of the Repauno Group (subject to the requirements on transactions with Affiliates set forth herein), including management fees, payment or reimbursement in respect of rent, furniture, telephone, computer, information technology systems and other equipment and property used or useful in the operations of any member of the Repauno Group (including the operation of any Project) and reimbursement of all salaries, employee benefits, consultant fees, and other compensation of, and expenses incurred by, personnel providing management, leasing, operating, maintenance, legal, accounting, finance, IT, sales and marketing, and human resources services, including the cost to the management operating company of obtaining services from a third party for the benefit of any member of the Repauno Group; plus

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(b) insurance deductibles, claims and premiums and, without duplication, payments made in respect of financing of insurance premiums; plus

(c) other than Major Maintenance Costs, costs (including capital expenditures) of operating and maintaining the assets of the Repauno Group (including any Project), including, without limitation:

(x) payments and deposits in the ordinary course of business or relating to any activities permitted or required under the Financing Documents in connection with or to secure bids, tenders, contracts, leases (but excluding any payments of rent that represent amounts of principal, interest or fees with respect to any Bonds and other Indebtedness permitted under the Secured Obligation Documents), subleases, licenses or sublicenses of real property, personal property or intellectual property, statutory obligations, surety bonds or appeal bonds and payments and deposits securing letters of credit supporting such obligations; and

(y) payments and deposits in the ordinary course of business or relating to any activities permitted or required under the Financing Documents in connection with workers’ compensation laws, unemployment insurance laws or similar legislation and payments and deposits securing letters of credit supporting such obligations; plus

(d) property and other similar taxes (including agreed payments in lieu of taxes) payable in respect of the assets of the Repauno Group (including any Project); plus

(e) fees for accounting, legal and other professional services; plus

(f) general and administrative expenses, including payments for cash management services and reimbursements of banking institutions for checks drawn on insufficient funds; plus

(g) Major Maintenance Costs solely in accordance with item Fourth in the Flow of Funds under Section 5.02(b) of the Collateral Agency Agreement; plus

(h) payments to any direct or indirect parent company of any member of the Repauno Group to pay or reimburse (which payments may, at the election of the member of the Repauno Group making such payment, take the form of dividends or distributions):

(1) corporate overhead costs and expenses (including fees for accounting, legal and other professional services) which are reasonable and customary and incurred in the ordinary course of business and attributable to the ownership or operations of any member of the Repauno Group,

(2) salary, bonus and other benefits payable to directors, officers and employees of any direct or indirect parent company to the extent the cost of such salaries, bonuses and other benefits are attributable or allocated on a reasonable basis to the ownership or operations of such Repauno Entity,

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(3) any directors and officers liability insurance and amounts arising from indemnification claims made by directors, managers or officers (A) of any direct or indirect parent company attributable or allocated on a reasonable basis to the ownership or operations of any member of the Repauno Group, or (B) of any member of the Repauno Group,

(4) franchise taxes and other similar fees and expenses required to maintain any direct or indirect parent company’s or any member of the Repauno Group’s corporate existence,

(5) for any taxable period ending after the Closing Date for which either of (x) DRP or (y) any Repauno Entity (each of (x) and (y), an “Applicable Entity”) is (or is disregarded as an entity separate from) a partnership or member of a consolidated group of corporations for U.S. federal income tax purposes, tax liabilities of the direct or indirect equity owners of  such Applicable Entity attributable to the taxable income of  such Applicable Entity in an aggregate amount equal the product of (A) the taxable income of such Applicable Entity for such taxable period, reduced (but not below zero) by any taxable loss of such Applicable Entity with respect to any prior taxable periods ending after the Closing Date to the extent such taxable loss (i) has not previously been offset against taxable income of such Applicable Entity pursuant to this clause (A), (ii) is of a character (ordinary or capital) that would permit such loss to be deducted against the taxable income of such Applicable Entity for the period in question and (iii) would otherwise be deductible under applicable tax law, taking into account any limitations that would apply (including the 80% limitation of section 172(a)(2)(B) of the Code), assuming the only taxable income, loss, deduction and credit of the taxpayer were the items of the Applicable Entity for all taxable years ending after the Closing Date, and (B) the highest combined marginal federal and applicable state and local income tax rate (taking into account the character of the taxable income in question (i.e., long-term capital gain, qualified dividend income, etc.)) applicable to any corporate equity owner of such Applicable Entity, for such taxable period (taking into account Section 199A of the Code, if applicable),

(6) an allocated portion of any listing fees and other costs and expenses attributable to any direct or indirect parent company being a publicly traded company, and

(7) an allocated portion of any fees and expenses related to any debt offering (including debt securities and bank loans) or equity offering by any direct or indirect parent company, whether or not consummated;

provided that, for purposes of this clause (h), for so long as any such direct or indirect parent company owns no material assets other than cash, Permitted Investments, and equity interests of any member or members of the Repauno Group (or of another direct or indirect parent of any member or members of the Repauno Group), any requirement herein that the applicable costs and expenses be attributable to the ownership or operations of such member or members of the Repauno Group shall be deemed satisfied, plus

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(i) filings or other costs required in connection with the maintenance of the first priority Security Interest of the Secured Parties in the Collateral;

provided, that, the following shall be excluded from the foregoing items (a) through (h):

(i) payments of (A) principal, interest or fees with respect to any Bonds and other Indebtedness permitted under the Secured Obligation Documents (other than payments in respect of ordinary cash management services), or (B) rent under the Company Sub-Sublease or otherwise intended to service any such Indebtedness;

(ii) capital expenditures or contributions paid with funds made available to any member of the Repauno Group by Additional Equity Contributions;

(iii) capital expenditures for Capital Projects permitted under the Financing Documents;

(iv) any payments, dividends or distributions to any Person in respect of any capital stock of any member of the Repauno Group, except as set forth in clause (h) above; and

(v) depreciation, amortization of intangibles and other non-cash accounting entries of a similar nature for such period.

O&M Expenditures are not to be considered investments for the purposes of the Collateral Agency Agreement. O&M Expenditures that are attributable to any Project and incurred prior to the applicable Final Substantial Completion Date shall be deemed Project Costs; and, accordingly, shall be payable under the Third clause of Section 5.02(b) as Project Costs rather than under the Fourth clause of Section 5.02(b) as O&M Expenditures. Notwithstanding the foregoing, to the extent any of the foregoing costs (x) are directly and exclusively incurred by Repauno Holdco for the sole benefit of Repauno Holdco, or (y) result from a breach of Section 10.08, such costs shall not be deemed O&M Expenditures.

“Operating Account” means the Main Operating Accounts and each additional Operating Account subject to the security interest of UMB Bank, N.A., as Collateral Agent, established with the Deposit Account Bank in accordance with Section 5.01(b) of the Collateral Agency Agreement and subject to an Account Control Agreement.

“Ordinary Course Settlement Payments” means all regularly scheduled payments due under any Permitted Swap Agreement with a Swap Bank from time to time, calculated in accordance with the terms of such Permitted Swap Agreement, but excluding, for the avoidance of doubt, any Swap Termination Payments due and payable under such Permitted Swap Agreement.

“Organizational Documents” means, for any Repauno Group Member, the organizational documents governing its creation, existence and actions, as in effect on the date in question.

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“Other Proceeds Sub-Account” means the Other Proceeds Sub-Account established within the Construction Account created and designated as such by Section 5.01 of the Collateral Agency Agreement.

“Outstanding” with respect to any Bonds has the meaning assigned thereto in the applicable Bond Indenture.

“Owner” of one or more Bonds means the registered owner of such Bonds as shown in the registration records of the applicable Bond Trustee.

“Payment Date” means an Interest Payment Date or a Principal Payment Date.

“Payment in Full” or “Paid in Full” means the payment in full in cash and performance in full of all Secured Obligations (other than contingent indemnification obligations for which no claim shall have been asserted) and termination or expiration of all Commitments, and termination of all letters of credit issued pursuant to any Financing Obligation Document (or other arrangements reasonably satisfactory to the applicable Secured Debt Representative and issuing bank with respect to such letters of credit have been made).

“Permitted Activities”: the acquisition, ownership, holding, marketing, operation, management, maintenance, repair, replacement, renovation, restoration, improvement, design, development, construction, financing and/or the refinancing of facilities for the transport, storage and transloading of products, including without limitation hydrocarbons liquids, energy transition products, and/or other cargoes, products and commodities, and activities related, supplemental or incidental to any of the foregoing.

“Permitted Additional Senior Indebtedness” means:

 (a)          Indebtedness pursuant to a credit facility not to exceed $25,000,000 at any time outstanding.

 (b)          initial Indebtedness under the Taxable Term Loan.

 (c)          Other Indebtedness; provided that (x) the aggregate principal amount of all such Indebtedness outstanding at any time pursuant to this clause (c) shall not exceed $50,000,000 and (y) the proceeds of such Indebtedness shall be used (i) to finance, pay or reimburse the costs of the Projects (including but not limited to O&M Expenditures and Project Costs) or (ii) to finance interest expense under the Taxable Term Loan. including any interest which is added to the principal of the relevant Indebtedness (including in a refinancing thereof);

 (d)          Purchase Money Debt in a cumulative aggregate principal amount not to exceed $20,000,000 at any time outstanding.

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 (e)         Indebtedness refinancing any Permitted Additional Senior Indebtedness (“Refinancing Senior Indebtedness”); provided that (x)(i) no Refinancing Senior Indebtedness matures prior to, or has a shorter weighted average life than, or has mandatory redemption features that could result in redemptions of such Refinancing Senior Indebtedness prior to, the maturity date of the applicable Senior Indebtedness that is being refinanced and (ii) the debt service payable on such Refinancing Senior Indebtedness does not exceed the debt service payable on the Senior Indebtedness being refinanced or (y) the incurrence of such Refinancing Senior Indebtedness satisfies the Cash Flow Test (as defined below) and Senior Leverage Test (as defined below). It is understood and agreed that for purposes of the foregoing, any amounts of such Refinancing Senior Indebtedness incurred pursuant to clause (c)(ii) above shall not be required to be included in any relevant tests set forth above, as reasonably determined by DRP in good faith.

 (f)          Any other Indebtedness; provided that calculated on a pro forma basis to give effect to all scheduled principal and interest payments in respect of Indebtedness proposed to be incurred in reliance on this clause (f), (i) Cash Flow Available for Debt Service of the Repauno Entities is greater than or equal to (x) 150% of the total Senior Principal and Interest Requirements for the 12-month period ending on the last day of the most recent full calendar month prior to the incurrence of such Indebtedness and (y) 150% of the Senior Principal and Interest Requirements projected in any full fiscal year (including debt service related to the proposed Indebtedness to be refinanced under this clause (f), but excluding the principal amount of the proposed Indebtedness to be refinanced under this clause (f)) (the “Cash Flow Test”) and (ii) Senior Indebtedness outstanding shall not exceed an amount equal to (x) 0.60 multiplied by (y) Total Capitalization (the “Senior Leverage Test”).

In each case of clauses (a) through (f) above, that shall be payable, pro rata with any applicable Bonds (with respect to the applicable Issuer Lease Agreement, if any), any Additional Bonds and any other Financing Obligation Document, pursuant to the Collateral Agency Agreement, and may, at the option of the Repauno Entities, be secured by all of the Collateral under the Collateral Agency Agreement, or may be unsecured; provided that if such Permitted Additional Senior Indebtedness is unsecured, it will be junior to the Secured Obligations (as defined herein) upon the exercise of remedies against the Collateral to the extent of the value of the Collateral as provided in Section 9.08 of the Collateral Agency Agreement. For purposes of the Cash Flow Test, (i) with respect to any period, Cash Flow Available for Debt Service shall be calculated on a pro forma basis to give effect to revenues attributable to the Projects pursuant to contracts or agreements in effect as of the date of calculation, as determined by the applicable Repauno Entity in good faith and (ii) any non-amortizing Indebtedness shall be deemed to amortize with level debt service payments over a 30-year period.

“Permitted Amounts” means, without duplication, (a) amounts payable for uncompleted Punchlist Items, (b) Retainage Amounts and (c) Disputed Amounts.

“Permitted Business Activities” means the undertaking of the Projects (including all Permitted Activities) and any business that is ancillary and related thereto.

“Permitted Easements” means all rights-of-way, easements, rights of use, rights of access, or similar rights granted by any Repauno Entity over all or any portion of any Project, or any land, which, in the aggregate, do not materially (i) diminish the value of any Project encumbered thereby or (ii) interfere with the ordinary conduct of the business of the applicable Repauno Entity with respect to any Project encumbered thereby, in each instance under clauses (i) or (ii), as conclusively established by a resolution of such Repauno Entity. For the avoidance of doubt, any of the foregoing which would create or result in a Material Adverse Effect is strictly prohibited.

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“Permitted Indebtedness” means, without duplication:

 (a)          Any Indebtedness incurred under the Financing Documents applicable to the DRP 4 Series 2025 Bonds;

 (b)         Additional Bonds and Permitted Additional Senior Indebtedness (including, without limitation, initial Indebtedness incurred under the Financing Documents applicable to the Taxable Term Loan), subject to the terms of the Financing Documents;

 (c)          Indebtedness and any interest accruing thereon existing as of the Closing Date for the DRP 4 Series 2025 Bonds that is identified in Attachment A to this Agreement, and all Indebtedness incurred to refund, refinance, extend, renew or replace any Indebtedness incurred pursuant to this clause (c) so long as the principal amount of such Indebtedness is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, the committed amount of such Permitted Indebtedness on the initial Closing Date, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refunding, refinancing, extension, renewal or replacement;

 (d)        Indebtedness (including Capitalized Lease Obligations) incurred to finance or refinance the purchase, lease, development, ownership, construction, maintenance or improvement of real or personal property or equipment that is used or useful in any Project or any other Permitted Business Activities and all Indebtedness incurred to refund, extend, renew, refinance or replace such Indebtedness; provided, however, that, (i) the aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (d), and including all Indebtedness incurred to refund, extend, renew, refinance or replace any other Indebtedness incurred pursuant to this clause (d) does not exceed $20,000,000, and (ii) such Indebtedness (other than Indebtedness incurred to refund, extend, renew, refinance or replace any other Indebtedness incurred pursuant to this clause (d)) is incurred within 365 days after the completion of such purchase, lease, development, construction, maintenance or improvement. Such Indebtedness is payable on the same basis as the Additional Senior Unsecured Indebtedness under Section 5.02(b) of the Collateral Agency Agreement, and such Indebtedness shall not be secured by the Collateral;

 (e)          (i) Indebtedness incurred constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of (x) workers’ compensation claims, health, disability or other benefits (including contractual and statutory benefits) to employees or former employees or their families or property, casualty, credit or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, (y) any obligations described in clauses (f) or (g) of this definition, (ii) other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, and (iii) Indebtedness incurred to refund, extend, renew, refinance or replace any other Indebtedness incurred pursuant to this clause (e); provided, however, that (1) upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence and (2) the aggregate principal amount which, when aggregated with the then outstanding principal amount of all other Indebtedness incurred pursuant to this clause (e) and including al Indebtedness incurred to refund, extend, renew, refinance or replace any other Indebtedness incurred pursuant to this clause (e), does not exceed $25,000,000;

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 (f)         Permitted Swap Agreements for the purpose of limiting: (i) interest rate risk; (ii) exchange rate risk with respect to any currency exchange; (iii) commodity risk; or (iv) any combination of the foregoing;

 (g)        Obligations in respect of performance, bid, appeal and surety bonds, bids, trade contracts, leases (other than Capitalized Lease Obligations), statutory obligations, government contracts and or indemnification obligations (or guarantees thereof) incurred in the ordinary course of business or consistent with past practice or industry practice;

 (h)          Indebtedness consisting of the financing of insurance premiums in the ordinary course of business, and Indebtedness incurred to refund, extend, renew, refinance or replace such Indebtedness;

 (i)         Indebtedness consisting of take-or-pay obligations contained in supply or transportation arrangements with third parties in connection with the terminal services business, and Indebtedness incurred to refund, extend, renew, refinance or replace such Indebtedness; provided, however, that the aggregate principal amount which, when aggregated with the then outstanding principal amount of all other Indebtedness incurred pursuant to this clause (i) and including all Indebtedness incurred to refund, extend, renew, refinance or replace any other Indebtedness incurred pursuant to this clause (i), does not exceed $10,000,000;

 (j)           Permitted Subordinated Debt;

 (k)          Endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

 (l)           Intercompany advances from time to time between any Repauno Entities;

 (m)        Indebtedness in respect of netting services, overdraft protection and similar arrangements, in each case, in connection with cash management and deposit accounts;

 (n)         Indebtedness representing deferred compensation to directors, officers, employees of any Repauno Entity incurred in the ordinary course of business;

 (o)         Guarantees by any Repauno Entity of (i) any Indebtedness of any other Repauno Entity permitted hereunder or (ii) leases (other than Capitalized Leases) entered into in the ordinary course of business;

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 (p)          Obligations in respect of the Subleases; and

 (q)          Obligations in respect of the Ground Leases.

“Permitted Investments” means any of the following obligations or securities: (a)(i) direct obligations of, or obligations the payment of principal of and interest on which are unconditionally guaranteed as to full and timely payment by, the United States of America, the Federal National Mortgage Association, Government National Mortgage Association, or Federal Home Loan Mortgage Corporation and (ii) prefunded obligations rated AAA by Moody’s or Aaa by S&P of any state of the United States, any political subdivision thereof or any agency or instrumentality thereof, if such obligations are secured by direct obligations of, or obligations the principal and interest on which are fully or unconditionally guaranteed by, the United States, and the principal of and interest on which will be sufficient to pay as due the principal of and interest on such obligations (collectively referred to herein as “Government Obligations”); (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in national, state or foreign commercial banks whose outstanding long term debt is rated at least A by S&P and at least A by Moody’s; (c) bankers’ acceptances drawn on and accepted by any domestic or foreign commercial banks whose outstanding long term debt is rated at least A by S&P and at least A by Moody’s; (d)(i) direct obligations of, (ii) obligations the principal of and interest on which are unconditionally guaranteed by, and (iii) any other obligations the interest on which is excluded from gross income for federal income tax purposes issued by, any state of the United States, the District of Columbia or the Commonwealth of Puerto Rico, or any political subdivision, agency, authority or other instrumentality of any of the foregoing, which are rated at least A or the equivalent by S&P and Moody’s; (e) commercial paper issued by any corporation which is rated at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (f) instruments issued by investment companies having a portfolio consisting of 95% or more of the securities described in (a) through (e) above; (g) repurchase agreements with banking institutions and securities dealers recognized as primary dealers by the Federal Reserve Bank of New York whose outstanding long term and short term debt is rated at least A or the equivalent by S&P or Moody’s; (h) money market funds (including, without limitation, those for which the Bond Trustee or any Affiliate thereof receives compensation with respect to such investment), the assets of which are obligations of or guaranteed by the United States of America or which funds are rated in one of the two highest rating categories of money market funds at the time of purchase; and (i) corporate bonds which are rated at least A or the equivalent by S&P and Moody’s and mature within 2 years from the date of acquisition; provided, that each of the investments described in clauses (g) and (i) above shall contain a provision for the immediate unwinding of such investment if the long term or short term debt rating of the bank, primary dealer or other financial institution, as the case may be, providing such investment falls below A or the equivalent by S&P or Moody’s or such entity defaults on the payment of any of its obligations to the applicable Repauno Entity, unless such investment is immediately collateralized with Governmental Obligations in an amount equal to 102% of the face amount of such investments.

“Permitted Sales and Dispositions” means:

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(a)         Sales or other dispositions of equipment, property or other assets, or any of its Affiliates, provided that the sale or disposition is for fair market value and at least 75% of the consideration therefor is paid in cash or, in the case of a joint venture or similar transaction, is consummated in connection with entering into a commercial contract with a creditworthy counterparty of such Repauno Entity and under which such Repauno Entity is expected to receive aggregate economic benefit reasonably equivalent to fair market value consideration for the applicable sale or disposition;

(b)          Sales or other dispositions of any obsolete, damaged, defective or worn out equipment or tangible personal property in the ordinary course of business; any inventory or goods held for sale in the ordinary course of business; or any abandoned property;

(c)          Sales or other dispositions of personal property not required for the construction or operation of a Project, or of any real property solely if and to the extent that (i) such real property is not required, nor reasonably anticipated to be required, for the construction or operation of a Project; (ii) such real property (A) is not developable or (B) is not sold or otherwise transferred for development as part of the Repauno Port & Rail Terminal; (iii) the sale or disposition of such real property does not materially adversely affect, or interfere with, the operations or business of the Repauno Entities; and (iv) the proceeds of any such sale or disposition shall be deemed part of the Collateral hereunder;

(d)           Sales or other dispositions of cash or Permitted Investments;

(e)           Sales or other dispositions that would constitute Permitted Indebtedness;

(f)           The sale or discount of delinquent notes or accounts receivable arising in the ordinary course of business in connection with the compromise, settlement or collection thereof or in bankruptcy or similar proceeding;

(g)          The surrender, waiver, amendment or modification of contract rights or the settlement, release or surrender of a contract, tort or other claim of any kind, in each case, in the ordinary course of business;

(h)           The granting of any Permitted Easement or Permitted Security Interest;

(i)            The transfer of any deed in lieu of condemnation by a governmental entity;

(j)            Any distribution from the Distribution Account permitted pursuant to the Collateral Agency Agreement;

(k)           Sales, transfers, leases or other dispositions of property of any Repauno Entity to any other Repauno Entity;

(l)            Leases of real property and fixtures to customers and right-of-way leases, in each case, entered into in the ordinary course of business;

(m)         Any other sale, transfer or other disposition of any property that together with all other property of the Repauno Entities previously leased, sold, transferred or disposed of pursuant to this clause (m) during any Fiscal Year, does not exceed $100,000 in the aggregate;

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(n)         Issuer Lease Agreements, or conveyances to Issuers coupled with leases back to Repauno Entities, pursuant to which leases the applicable Repauno Entity is obligated to make payments to the Issuer by reference to amounts of interest and principal on the applicable Bonds.

(o)         Licenses, sublicenses, leases, subleases or easements granted in respect of any land and not interfering in any material respect with the business of the Repauno Entities, taken as a whole;

(p)          Dispositions and trading of any bulk cargo or commodities or any securities or other financial instruments based on, involving or settled by reference to bulk cargo or commodities in the ordinary course of business, consistent with industry practice;

(q)          Foreclosures on assets or dispositions of assets required by Law, governmental regulation or any order of any court, administrative agency or regulatory body, and transfers resulting from or in connection with a Casualty Event or Expropriation Event; and

(r)          The lapse, expiry or abandonment of intellectual property rights, permits, licenses and other rights and interests that in the good faith determination of the applicable Repauno Entity are not material to the conduct of the business of such Repauno Entity, or that the Repauno Entities are not, by the exercise of commercially reasonable efforts, able to maintain, renew, extend or otherwise continue, as applicable.

“Permitted Security Interest” means:

 (a)       Any Security Interest arising by operation of law or in the ordinary course of business in connection with or to secure the performance of bids, tenders, contracts, leases, subleases, licenses or sublicenses of real property, personal property or intellectual property, statutory obligations, surety bonds or appeal bonds, or in connection with workers’ compensation laws, unemployment insurance laws, old age benefits, social security obligations, statutory obligations or similar legislation, good faith cash deposits in connection with tenders, contracts or leases to which any Repauno Entity is a party (or other cash deposits required to be made in the ordinary course of business), or securing letters of credit supporting such obligations;

 (b)         Any mechanic’s, materialmen’s, workmen’s, repairmen’s, employees’, warehousemens’, landlords’, carriers’ or any like lien or right of set-off arising in the ordinary course of business or under applicable Law, securing obligations incurred in connection with a Project or otherwise which are not overdue by more than sixty (60) days or are adequately bonded, are being contested in good faith, or, in accordance with clause (y) of “Disputed Amounts”, that are the subject of settlement discussions or in respect of which the Repauno Entity reasonably anticipates in good faith that applicable proceedings or settlement discussions will be initiated; provided that the applicable Repauno Entity shall, to the extent required by GAAP, set aside adequate reserves with respect thereto;

 (c)          Any Security Interest for taxes, assessments or governmental charges not yet overdue for a period of more than forty-five (45) days or being contested in good faith in accordance with the relevant procedures of the applicable governmental entity (provided that the applicable Repauno Entity shall, to the extent required by GAAP, set aside adequate reserves with respect thereto);

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 (d)         Any Security Interest securing judgments for the payment of money not constituting an “Event of Default” under the Issuer Lease Agreement hereof so long as such liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

 (e)        Any Security Interest created pursuant to or contemplated by the Financing Documents or to secure the Bond Obligations, the Taxable Term Loan Obligations or Permitted Additional Senior Indebtedness secured by Collateral (on a pari passu basis with all other Bond Obligations and all other Permitted Additional Senior Indebtedness secured by Collateral and subject to the terms of the Collateral Agency Agreement);

 (f)          Any Security Interest, not securing debt for borrowed money, that is granted over assets with an aggregate value (at any time while such Security Interest is in place) not exceeding 3% of the sum of the original principal amount of the DRP 4 Series 2025 Bonds and any other Permitted Additional Senior Indebtedness and Additional Bonds then outstanding;

 (g)          Any Security Interests securing Permitted Indebtedness described in clause (d) of the definition of Permitted Indebtedness; provided that such Security Interest may not extend to any property owned by the Repauno Entities other than the specific property or asset being financed by the Permitted Indebtedness described in clause (d) of the definition of Permitted Indebtedness or proceeds thereof;

 (h)          (i) Any Security Interest arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights to set-off or similar rights, and (ii) any Security Interests on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

 (i)         Any Security Interest existing on any property or asset prior to the acquisition thereof by a Repauno Entity, including any acquisition by means of a merger or consolidation with or into such Repauno Entity; provided that (i) such Security Interest is not created in contemplation of or in connection with such acquisition and (ii) such Security Interest may not extend to any other property owned by the applicable Repauno Entity (other than extensions, renewals, replacements or proceeds of such property, or assets or property affixed or appurtenant thereto);

 (j)           Permitted Easements;

 (k)          Existing Security Interests;

 (l)          Security Interests securing Permitted Swap Agreements and the costs thereof (including Security Interests on any cash or cash equivalents, commodities or any marketable securities or other financial instruments based on, involving or settled by reference to commodities);

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 (m)        Security Interests arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Repauno Entities in the ordinary course of business;

 (n)         Security Interests on equipment of the Repauno Entities granted in the ordinary course of business to the Repauno Entities’ client, customer or supplier at which such equipment is located;

 (o)        Security Interests to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by a Permitted Security Interest under clauses (g), (i) or (k) of this defined term; provided, however, that (1) such new Security Interest shall be limited to all or part of the same property that secured the original Security Interest (plus extensions, renewals, replacements or proceeds of such property, or assets or property affixed or appurtenant thereto), (2) the Indebtedness secured by such Security Interest at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, the committed amount of such Permitted Indebtedness at the time the original Security Interest became a Permitted Security Interest, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (3) the new Security Interest has no greater priority and the holders of the Indebtedness secured by such Permitted Security Interest have no greater intercreditor rights relative to the Owners of the Bonds and the owners of Permitted Additional Senior Indebtedness then outstanding, if any, than the original Security Interest and the related Indebtedness;

 (p)        Security Interests securing reimbursement obligations with respect to letters of credit and other credit facilities that constitute Permitted Indebtedness and that encumber documents and other property relating to such letters of credit and products and proceeds thereof;

 (q)          As to any portion of the Collateral comprised of real property, any Security Interest that would not have a Material Adverse Effect;

 (r)       Security Interests that are contractual rights of set-off relating to purchase orders and other agreements entered into with counterparties of the Repauno Entities in the ordinary course of business;

 (s)         Security Interests arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Repauno Entities in the ordinary course of business;

 (t)           Non-exclusive licenses of intellectual property granted in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of any Repauno Entity;

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 (u)         Security Interests on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto described in clause (h) of the definition of Permitted Indebtedness;

 (v)          Security Interests consisting of an agreement to sell, transfer or otherwise dispose of any property permitted hereunder or under any Secured Obligation Document, solely to the extent such disposition would have been permitted on the date of the creation of such Security Interest;

 (w)         Security Interests encumbering any cash deposits or cash equivalents securing any letters of credit or bank guarantees described in clause (e) of the definition of Permitted Indebtedness;

 (x)         Security Interests not otherwise described in this definition so long as the lesser of the amount secured by such Security Interests and the fair market value of the property subject to such Security Interests does not exceed $500,000 in the aggregate at any time;

 (y)        Security Interests encumbering any escrow account established for the payment of environmental remediation obligations with respect to any portion of the Collateral;

 (z)        Security Interests arising or granted in the ordinary course of business in favor of Persons performing credit card processing, clearinghouse or similar services for the Repauno Entities, so long as such Security Interests are on cash or cash equivalents that are subject to holdbacks by, or are pledged to, such Persons to secure amounts that may be owed to such Persons under the applicable Repauno Entity’s agreements with them in connection with their provision of credit card processing, clearinghouse or similar services to such Repauno Entity;

 (aa)       Any Security Interest created to secure Permitted Subordinated Debt secured by Collateral (on a subordinate basis to the Security Interest on the Collateral securing all Bond Obligations, the Taxable Term Loan Obligations and all other Permitted Additional Senior Indebtedness); and

 (bb)        Any Security Interest granted to a Governmental Authority in connection with grant funding awarded to any Repauno Entity.

“Permitted Senior Commodity Swap” means any Swap Obligation under a Permitted Swap Agreement related to hedging of fluctuations of prices for oil and fuel permitted to be paid pari passu with Senior Indebtedness in the Flow of Funds in accordance with the Financing Obligation Documents.

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“Permitted Subordinated Debt” means Indebtedness subordinate to all Bond Obligations, the Taxable Term Loan Obligations and all other Permitted Additional Senior Indebtedness and payable only in accordance with levels Eleventh, Twelfth and Fourteenth of the Flow of Funds set forth in the Collateral Agency Agreement; provided that notwithstanding the existence of any event of default (including payment defaults) on any Permitted Subordinated Debt, so long as any Bonds or any Additional Bonds are outstanding, the holders of the Permitted Subordinated Debt (or a trustee for the benefit of such holders) shall not have the right (i) to foreclose on the Collateral; (ii) to accelerate or terminate the Permitted Subordinated Debt; (iii) to commence any suit, action or proceeding to enforce or collect payment of amounts due and payable under the Permitted Subordinated Debt, or (iv) to commence a bankruptcy, reorganization or liquidation against any Repauno Group Member.

“Permitted Swap Agreement” means any Swap Agreement, foreign currency trading transaction or other similar transaction or agreement entered into by the applicable Repauno Entity in the ordinary course of its business in connection with interest rate, foreign exchange or inflation risks to its business, or commodity risks for fuel and oil prices, and not for speculative purposes.

“Permitted Swap Counterparty” means any bank, trust company or financial institution which has (or whose parent company has) outstanding unguaranteed and unsecured long-term Indebtedness that is rated or which itself is rated “A-” or better by S&P or “A3” or better by Moody’s or the equivalent by another Nationally Recognized Rating Agency, or any other counterparty permitted under the applicable Secured Obligation Documents or otherwise approved by the Collateral Agent (acting at the direction of the Required Secured Creditors).

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity, municipality, county, or any other person having separate legal personality.

“Plans and Specifications” means, in respect of a Project, the then current drawings, plans and specifications for prepared by or on behalf of the applicable Repauno Entity and made available to the applicable Technical Advisor as agreed upon by such Repauno Entity and the Technical Advisor, if such agreement by the Technical Advisor is required by the Financing Documents applicable to such Project.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the date of this Agreement, by and among the Pledgors and the Collateral Agent.

“Pledged Collateral” has the meaning assigned to it in the Pledge Agreement.

“Pledgors” has the meaning assigned to it in the preamble hereto.

“Potential Secured Obligation Event of Default” means an event, which with the giving of notice or lapse of time would become an “Event of Default” under any Financing Obligation Document.

“Principal Account” means the “Principal Account” created by and designated as such by the applicable Bond Indenture.

“Principal Payment Date” means, with respect to any Financing Obligations, the dates on which Principal Payments are due under the applicable Financing Obligation Documents (as applicable).

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“Principal Payments” means, with respect to a payment date, the principal (including the principal component of the redemption price due in connection with any mandatory redemption payment on any Financing Obligation) due or to become due prior to the next succeeding Principal Payment Date.

“Project” means:

(a) in respect of DRP 1, a project, completed prior to the date of this Agreement, to construct, develop, redevelop, repurpose, manage and operate a pre-existing subterranean hard rock cavern for the storage of liquefied petroleum gases, with a capacity of approximately 7.8 million gallons, including the construction of ancillary equipment and facilities related to the use of such cavern, together with related amenities, fixtures, improvements and personal property;

(b) in respect of DRP 2, a project, completed prior to the date of this Agreement, to demolish certain pre-existing wharf improvements and to construct, develop, redevelop, manage and operate a marginal wharf approximately 730’ in length, together with related amenities, fixtures, other improvements, and personal property;

(c) in respect of DRP 3, a project, completed prior to the date of this Agreement, to construct, develop, redevelop, manage and operate facilities to enable transloading of liquefied petroleum gases between railcars and ships, along with associated fill and grading, and with improvements including rail spurs and storage tracks, a double-sided rail rack for the transloading of liquified petroleum gases, aboveground piping and their associated support racks, and an operations/control building, together with related amenities, fixtures, other improvements and personal property;

(d) in respect of DRP 4, the “Project” as defined in the Issuer Lease Agreement entered into by DRP 4 on the date hereof;

(e) in respect of DRP 5, a proposed project to develop, install, manage and operate up to six “bullet” storage tanks, having approximately 90,000 gallons of storage each, and associated piping and terminal infrastructure for the storage and conveyance of certain liquefied petroleum gases;

(f) in respect of DRP, each project, whether completed prior to the date of this Agreement or hereafter, to construct, develop, redevelop, manage and operate any facilities at the Repauno Port & Rail Terminal if such project is not a “Project” of another Repauno Entity; and

(g) in respect of any other Repauno Entity, the “Project” as defined in the applicable Issuer Lease Agreement or other Financing Obligation Document (or such other term as may be used for the equivalent purpose in place thereof).

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“Project Accounts” means the following accounts (and sub-accounts of such accounts) of the Repauno Entities, established pursuant to the Collateral Agency Agreement: (a) the Revenue Account, including the Bonds Interest Sub-Account, the Bonds Principal Sub-Account, the Taxable Debt Principal Sub-Account, the Taxable Debt Interest Sub-Account and any other sub-accounts created thereunder; (b) the Loss Proceeds Account; (c) the Construction Account, including the Debt Proceeds Sub-Account and each sub-account thereof, the Equity Contribution Sub-Account, the Other Proceeds Sub-Account and any other sub-accounts created thereunder; (d) the Mandatory Prepayment Account and any sub-accounts created thereunder; (e) the Repair and Replacement Reserve Account, including the Non-Completed Work Sub-Account; (f) the Ramp-Up and Project Operating Reserve Account; (g) the Equity Lock-Up Account; (h) the Capital Projects Account; (i) any Operating Account; (j) the Equity Funded Account; (k) any Collection Account; (l) the Debt Service Reserve Account; and (m) all other Funds or Accounts created hereunder and designated a Project Account. For the avoidance of doubt, the Distribution Account is not a “Project Account”.

“Project Costs” means, in respect of any Project, all costs and expenses incurred in connection with the design, permitting, construction, commissioning and financing of such Project, including amounts payable under all construction, engineering, technical and other contracts entered into by any Repauno Entity in connection with such Project and, all O&M Expenditures attributable to such Project to the extent incurred prior to the applicable Final Substantial Completion Date, Costs of Issuance, financing costs, fees, interest during construction, initial working capital costs, funding of reserves, development fees, payable by any Repauno Entity in connection with such Project. For the avoidance of doubt, “Project Costs” shall also include reimbursement for the prior payment of any of the foregoing costs and expenses and “Project Costs” shall not include any O&M Expenditures incurred on or after the Final Substantial Completion Date applicable to such Project.

“Project Operating Reserve Requirement” means, with respect to the Ramp-Up and Project Operating Reserve Account, the aggregate amount of the greater of (a) the next three (3) months of O&M Expenditures budgeted by the each Repauno Entity, calculated on any Transfer Date and (b) the amount required to be deposited into the Ramp-Up and Project Operating Reserve Account by any Bond Indenture or any Additional Senior Indebtedness Document and which is not in contravention of the terms of any Financing Obligation Documents in effect at such time.

“Project Revenues” means for any period (without duplication), all revenues received in cash by or on behalf of any Repauno Entity during such period, including but not limited to third party revenues, interest on any Project Accounts (or other accounts created under the Transaction Documents), proceeds from any business interruption insurance, revenue derived from any third-party concession, lease or contract, any other receipts otherwise arising or derived from or paid or payable in respect of the Projects and all other revenues received by any Repauno Entity during such period, together with future revenues projected in good faith by any Repauno Entity to be received by such Repauno Entity during such period under then-existing contracts, provided that such revenues shall exclude any net insurance proceeds received by such Repauno Entity and required to be deposited to the Loss Proceeds Account except to the extent such proceeds are later transferred from the Loss Proceeds Account to the Revenue Account in accordance with the Secured Obligation Documents; provided, further, that, with respect to DRP, on each Transfer Date, each Repauno Entity (other than DRP) shall be permitted to make distributions to its direct parent (without any requirement to satisfy the Restricted Payment Conditions) in the aggregate amount necessary to allow such parent to make transfers or distributions applicable to such parent in clauses First through Tenth of Section 5.02(b) on such Transfer Date, and such distributions made to such parent pursuant to this proviso shall, without duplication of “Project Revenues” of any other Repauno Entity, constitute “Project Revenues” of such parent.

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“Punchlist Items” means, in respect of any Project, minor or insubstantial details of construction or mechanical adjustment, the non-completion of which, when all such items are taken together, will not interfere in any material respect with the use or occupancy of the applicable Project for its intended purposes or the ability of the owner or lessee, as applicable, to perform work that is necessary to prepare for such use or occupancy, which remains incomplete at the Final Substantial Completion Date for such Project.

“Purchase Money Debt” means any Indebtedness (including Capitalized Lease Obligations) of the type described in clause (d) of the definition of Permitted Indebtedness.

“Qualified Costs” means Project Costs that are capitalizable costs, for federal income tax purposes, of (a) dock and wharf facilities, within the meaning of Section 142(a)(2) of the Code, and (b) facilities that are functionally related and subordinate thereto.

“Qualified Reserve Account Credit Instrument” means (a) an Acceptable Letter of Credit or (b) a surety bond or non-cancelable insurance policy (i) issued by an Acceptable Surety, (ii) the reimbursement obligations with respect to which shall not be recourse to any Repauno Entity, (iii) the term of which is at least one year from the date of issue (except where such instrument is issued to satisfy a requirement under the Financing Obligation Documents that expires less than one year after issuance, then the term shall be for such shorter period) and (iv) allows drawing (A) during the 30 day period prior to expiry (unless replaced or extended), (B) upon downgrade of the issuer such that it is no longer an Acceptable Surety and, (C) if such instrument is used to fund any reserve account established under the Collateral Agency Agreement, when funds would otherwise be drawn from such reserve account, in each case, unless otherwise agreed by the applicable Secured Debt Representative for the applicable sub-account of the Debt Service Reserve Account..

“Reaffirmation Agreement” means a reaffirmation agreement substantially in the form attached as Exhibit G to this Agreement.

“Ramp-Up and Project Operating Reserve Account” means the Ramp-Up and Project Operating Reserve Account created and described as such by Section 5.01 of the Collateral Agency Agreement.

“Rebate Funds” means the “Rebate Fund” established under the applicable Bond Indenture and any similar rebate fund established with respect to any future tax-exempt borrowings comprising Additional Bonds.  The DRP 4 Series 2025 Bonds Rebate Fund is a Rebate Fund.

“Release” means any new or historical spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, migrating, abandoning or discarding.

“Repair and Replacement Reserve Account” means the Repair and Replacement Reserve Account created and described as such by Section 5.01 of the Collateral Agency Agreement.

“Repair and Replacement Reserve Required Balance” means, with respect to the Repair and Replacement Reserve Account, at any time, the aggregate amount equal to the Major Maintenance Costs for the Repauno Entities estimated to be due for the four Fiscal Quarters starting at and including the Fiscal Quarter considered for the calculation.

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“Repauno Port & Rail Terminal” means that certain port and rail terminal located on a site within an approximately 1,630-acre property in Gibbstown, New Jersey, located in the Township of Greenwich County of Gloucester, New Jersey.

“Required Secured Creditors” means, at any time, Secured Creditors representing more than 50% of the Combined Exposure, as determined by the Collateral Agent pursuant to Section 8.03 of this Agreement; provided that in no event shall the Required Secured Creditors include any Non-Voting Creditor; provided further that (A) in the event that a Secured Obligation Event of Default under Sections 6.1(a) (other than with respect to the Secured Obligation Event of Default mentioned in clause (B) below), 6.1(c) (solely with respect to a default in the observance or performance of any agreement contained in Sections 5.20 (only with respect to the sale of all or substantially all of a Project not otherwise permitted by the Taxable Term Loan), 5.21 and 5.22 of the Taxable Term Loan, and Sections 10.10 and 10.18 of the Collateral Agency Agreement), 6.1(f), 6.1(i) and 6.1(j)) of the Taxable Term Loan occurs and is continuing and the Required Secured Creditors have not provided a Direction Notice to the Collateral Agent within 120 days of the Taxable Term Loan Administrative Agent providing a Notice of Default pursuant to Section 9.02, the Taxable Term Loan Administrative Agent (i) shall be permitted to provide a Direction Notice to the Collateral Agent in respect of such Secured Obligation Event of Default and (ii) shall be deemed to constitute the Required Secured Creditors in respect of such Direction Notice for purposes of Section 9.03, and (B) solely with respect to, and immediately upon the occurrence of, a Secured Obligation Event of Default pursuant to Section 6.1(a) of the Taxable Term Loan (solely to the extent arising out of a failure to pay amounts due and payable under Section 2.11(c)(i) of the Taxable Term Loan), the Taxable Term Loan Administrative Agent (i) shall be permitted to provide a Direction Notice to the Collateral Agent in respect of such Secured Obligation Event of Default and (ii) shall be deemed to constitute the Required Secured Creditors in respect of such Direction Notice for purposes of Section 9.03. Notwithstanding the foregoing, the second proviso of this definition shall not apply from and after any refinancing of the Taxable Term Loan.

“Reserved Amount” means, as of any date of determination, the aggregate of (a) 120% of the amounts payable for uncompleted Punchlist Items and (b) 120% of the aggregate of all Disputed Amounts.

“Responsible Officer” means (i) with respect to any Repauno Group Member, any manager, the chief executive officer, the chief financial officer or any other authorized designee of such Person, and when used with reference to any act or document of such Repauno Group Member, also means any other person authorized to perform the act or execute the document on behalf of such Repauno Group Member, (ii) with respect to any Issuer, means the Issuer Representative for such Issuer and (iii) with respect to any Bond Trustee, the Taxable Term Loan Administrative Agent, the Collateral Agent, the Account Bank or any other Person, any officer with primary responsibility to perform the act or execute the document on behalf of such Person.

“Restoration”, “Restore” or “Restoring” means repairing, rebuilding or otherwise restoring any applicable Project.

“Restricted Payment Conditions” means with respect to a particular Distribution Date:

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(i)          all transfers and distributions required to be made pursuant to clauses First through Tenth (in the case of payment of any interest on any Permitted Subordinated Debt), First through Eleventh (in the case of payment of any scheduled principal on any Permitted Subordinated Debt), or First through Thirteenth (in the case of transfer of funds to the Distribution Account) of the Flow of Funds on or prior to the Distribution Date shall have been satisfied in full;

(ii)         each required reserve account under the Collateral Agency Agreement, to the extent required by the Secured Obligation Documents, shall have been fully funded in cash or, to the extent permitted by the Secured Obligation Documents, with a Qualified Reserve Account Credit Instrument;

(iii)       the Total DSCR on the Distribution Date shall be at least equal to the Lock-Up Total DSCR, and the Total DSCR for the 12-month period following the Distribution Date, taking into account the transfer requested pursuant to the Distribution Release Certificate, is projected by the Repauno Entities to be at least equal to the Lock-Up Total DSCR (as set forth in the Distribution Release Certificate);

(iv)        no Potential Secured Obligation Event of Default or Secured Obligation Event of Default shall have occurred and be continuing or would exist as a result of the making of any transfer pursuant to the Distribution Release Certificate; and

(v)          any other set of conditions limiting the distribution of funds for distributions and other purposes of any Repauno Entity, pursuant to any Secured Obligation Documents;

“Retainage Amounts” means, at any time, amounts that have accrued and are owing under the terms of a contract for work, materials or services already provided but which at such time (in accordance with the terms of the contract) are being withheld from payment to the Contractor thereunder until certain subsequent events (e.g., completion benchmarks) have been achieved.

“Revenue Account” means the Revenue Account created and designated as such by Section 5.01 of the Collateral Agency Agreement.

“Revolver Availability” means, as of the applicable date, the amount of any unused committed availability under any Revolving Facility.

“Revolving Facility” means any revolving credit facility dated after the date of this Agreement, entered into between, amongst others (if applicable), any Repauno Entity and the lender or lenders thereunder.

“S&P” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, and any successor to its rating agency business.

“Secured Creditors” means each of (i) the Owners of the Bonds, (ii) any Additional Senior Secured Indebtedness Holders (including the lending institutions of the Taxable Term Loan), and (iii) each Person party to a Permitted Swap Agreement with any Repauno Entity related to Additional Senior Secured Indebtedness or for a Permitted Senior Commodity Swap, including by way of assignment, if at the time the applicable Repauno Entity enters into such Permitted Swap Agreement, in each case that is or becomes (or whose Secured Debt Representative is or becomes) a party to the Collateral Agency Agreement by executing and delivering an Accession Agreement and Reaffirmation Agreement (or becomes party to this Agreement by operation of law).

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“Secured Debt Representative” means:

 (a)          in the case of any Bonds, on behalf of the Owners of such Bonds and the applicable Issuer, the applicable Bond Trustee, including any permitted successor, assign or replacement;

 (b)           in the case of the Taxable Term Loan, the Taxable Term Loan Administrative Agent;

 (c)          in the case of any other Secured Obligation Document, the administrative agent, trustee or other representative acting for the Secured Parties thereunder, or if there is no such agent, trustee or other representative, then each Secured Party thereunder; and

 (d)           in the case of each Permitted Swap Agreement, the applicable Secured Swap Debt Representative as the representative of the Swap Bank.

Each reference herein to the Secured Debt Representatives (on behalf of the Secured Parties) shall mean a reference to each Secured Debt Representative on behalf of solely the Secured Parties represented by it and is a reference to such Secured Debt Representative only in its respective capacity as such and not its individual capacity.

“Secured Obligation Documents” means, collectively and without duplication, (a) the Financing Documents, (b) Additional Senior Secured Indebtedness Documents, (c) any other credit agreement, note purchase agreement, indenture, reimbursement agreement or other agreement or instrument creating or evidencing Secured Obligations (other than a Permitted Swap Agreement), (d) each Permitted Swap Agreement with a Swap Bank provided such Swap Bank (or its Secured Debt Representative) is a party hereto or has validly executed and delivered an Accession Agreement and Reaffirmation Agreement and (e) the Security Documents, in each case in effect at the relevant time of determination; provided, that in each of clauses (b) and (c), the relevant Secured Creditors (or their respective Secured Debt Representatives) are party to the Collateral Agency Agreement or become (or the Secured Debt Representative becomes) a party to the Collateral Agency Agreement by delivering an Accession Agreement and Reaffirmation Agreement.

“Secured Obligation Event of Default” means an “Event of Default” as set forth or defined in any Financing Obligation Document.

“Secured Obligations” means, collectively, without duplication: (a) the Bonds, (b) all of each Repauno Entity’s Indebtedness, financial liabilities and obligations, of whatsoever nature and however evidenced (including, but not limited to, principal, interest, make-whole amount, premium, fees, reimbursement obligations, Ordinary Course Settlement Payments, Swap Termination Payments, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the Secured Parties in their capacity as such under the Secured Obligation Documents, including the “Obligations” as defined in the Taxable Term Loan; (c) any and all sums advanced by the Agents in order to preserve the Collateral or preserve the security interest in the Collateral in accordance with the Security Documents; and (d) in the event of any proceeding for the collection or enforcement of the obligations described in clauses (a), (b) or (c) above, after a Secured Obligation Event of Default has occurred and is continuing and unwaived, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights under the Security Documents; provided that the Secured Obligations shall not include any Excluded Swap Obligations.

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“Secured Parties” means (a) the Agents, (b) the Secured Creditors and (c) the Issuers.

“Secured Swap Debt Representative” means with respect to any Permitted Swap Agreement, the Swap Bank specified to be the Secured Debt Representative with respect thereto pursuant to Section 7.06 of the Collateral Agency Agreement, provided that such Swap Bank shall have executed an Accession Agreement and Reaffirmation Agreement in accordance with Section 7.06 of the Collateral Agency Agreement.

“Secured Swap Transaction” means any interest rate or oil or fuel commodities hedging transaction governed by a Permitted Swap Agreement.

“Securities Accounts” has the meaning given such term in Section 5.01(a) of the Collateral Agency Agreement.

“Security Agreement” means that certain Security Agreement by and among each Repauno Entity and the Collateral Agent dated as of the date of this Agreement.

“Security Documents” means the Security Agreement, the Pledge Agreement, the Collateral Agency Agreement, the Direct Agreements, each Mortgage, the Account Control Agreement, all UCC financing statements required by any Security Document and any other security agreement, account control agreement or instrument or other document to be executed or filed pursuant hereto or to any other Secured Obligation Document or any other Security Document or otherwise to create or perfect in favor of the Collateral Agent, on behalf of the Secured Parties, a Security Interest in Collateral.

“Security Interest” means: (a) a mortgage, pledge, lien, charge, assignment, hypothecation, security interest, title retention arrangement, preferential right, trust arrangement or other arrangement having the same or equivalent commercial effect as a grant of security; or (b) any agreement to create or give any arrangement referred to in clause (a) of this definition.

“Senior Indebtedness” means (without duplication) the Bonds, the indebtedness incurred by the applicable Repauno Entity under the Financing Documents applicable to the Taxable Term Loan, and the indebtedness incurred by any Repauno Entity under any Issuer Lease Agreement, any Additional Bonds Loan Agreement (if executed) and the Additional Senior Indebtedness Documents, and the indebtedness incurred by the applicable Repauno Entity under the Financing Documents applicable to the Taxable Term Loan, in each case in effect at the relevant time of determination.

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“Senior Principal and Interest Requirements” means the aggregate amount of outstanding principal of Senior Indebtedness and interest thereon that is due and payable by each Repauno Entity.

“Series 2025 Indenture” means that certain Indenture of Trust dated as of May 28, 2025, by and between the Issuer and the Trustee, and any amendment or supplement thereto permitted thereby.

“Series 2025 Lease Agreement” means that certain Lease Agreement, dated as of May 28, 2025, by and between The New Jersey Economic Development Authority and DRP 4.

“Subleases” means, collectively, any sublease of land and associated lease of facilities from any Repauno Entity as the sublessor party to any other Repauno Entity as the subtenant party.

“Substantial Completion Certificate” means, in respect of any Project, a certificate to be delivered to the applicable Repauno Entity and the Collateral Agent by the applicable Technical Advisor in accordance with paragraph (e) of the definition of Substantial Completion Requirements below.

“Substantial Completion Date” means, with respect to any Project, the date on which the applicable Repauno Entity has demonstrated to the applicable Technical Advisor that each of the Substantial Completion Requirements with respect to such Project has been satisfied and the Technical Advisor has issued a Substantial Completion Certificate with respect to such Project.

“Substantial Completion Deadline” means, with respect to any Project, the date that is defined as the “Substantial Completion Deadline” (or similar defined term) in the applicable Secured Obligation Documents. In respect of the “Project” as defined in the Issuer Lease Agreement entered into by DRP 4 on the date hereof, the Substantial Completion Deadline is December 31, 2026.

“Substantial Completion Requirements” means, with respect to any Project, the following:

(a)           the applicable Repauno Entity shall have delivered to the applicable Technical Advisor (with a copy to the Collateral Agent):

 (i)           a certificate of a Responsible Officer of such Repauno Entity, certifying that:

   (A)          except with respect to the Punchlist Items, such Repauno Entity has completed or caused the completion of all acquisition, equipping and construction of such Project, in accordance with the requirements of the Transaction Documents and Plans and Specifications, such that it is in a condition that can be used for normal and safe operations;

   (B)           such Project is ready for normal and continuous operations and use;

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  (C)          all material Governmental Approvals with respect to the operation of such Project in all material respects have been issued and are in full force and effect and are not subject to appeal;

   (D)        all amounts required to be paid to Contractors in connection with completing the design and construction of such Project have been paid, other than Permitted Amounts, so long as the Reserved Amount has been reserved in the Construction Account; and

   (E)          such Repauno Entity has received lien releases and waivers from each Contractor that has timely filed a notice to owner or other notice sufficient to perfect such Contractor’s right to a lien in compliance with Law, other than with respect to Permitted Amounts and Permitted Security Interests; and

 (ii)          a confirmation of the Technical Advisor, confirming the factual certification described in clause (i) above.

(b)          the applicable Repauno Entity shall have delivered a list of any remaining Punchlist Items (which shall be a reasonable final punchlist in all material respects for a project of the same type, size and scope as the applicable Project) to the Technical Advisor and the Collateral Agent;

(c)         the applicable Repauno Entity shall have delivered a statement setting forth its budgeted costs with respect to Punchlist Items to the Technical Advisor and the Collateral Agent;

(d)          any port-associated transload facilities are constructed in accordance with applicable Law in all material respects; and

(e)          upon satisfaction of (a) through (d) above, the Technical Advisor shall issue the Substantial Completion Certificate.

“Supplemental Indenture” means any indenture supplementing or amending the applicable Bond Indenture that is adopted pursuant to such Bond Indenture.

“Swap Agreement” means any agreement or instrument (including a cap, swap, collar, option, forward purchase agreement or other similar derivative instrument) relating to the hedging of any interest under Indebtedness or hedging of any fluctuation of prices for oil or fuel.

“Swap Bank” means, at any time, any Permitted Swap Counterparty party to a Permitted Swap Agreement.

“Swap Early Termination Date” means the date of early termination of any Permitted Swap Agreement, which date has occurred or is designated in accordance with the terms thereof.

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

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“Swap Termination Certificate” means a certificate of any Swap Bank stating that a Swap Early Termination Date has occurred or has been designated under a Permitted Swap Agreement constituting a Secured Obligation Document to which it is a party and setting forth the resulting Swap Termination Payment.

“Swap Termination Payment” means any amount payable by the applicable Repauno Entity in connection with an early termination (whether as a result of the occurrence of an event of default or other termination event) of any Permitted Swap Agreement with a Swap Bank in accordance with the terms thereof.

“Tax-Exempt Funded Interest Sub-Account” means the Tax-Exempt Funded Interest Sub-Account created and designated as such by Section 5.01 of the Collateral Agency Agreement.

“Taxable Funded Interest Sub-Account” means the Taxable Funded Interest Sub-Account created and designated as such by Section 5.01 of the Collateral Agency Agreement.

“Taxable Term Loan” means that that certain credit agreement, dated as of the date that such agreement becomes effective pursuant to the terms thereof, by and among the applicable Repauno Entity, as borrower, the lenders party thereto and the Taxable Term Loan Administrative Agent; provided that the Taxable Term Loan (i) shall be in an initial aggregate principal amount no greater than $106,000,000, (ii) will have an initial interest rate of 8.50% for interest paid in cash and an initial interest rate of 9.50% for interest paid in kind and (iii) will mature no earlier than 18 months from the Closing Date of the DRP 4 Series 2025 Bonds.

“Taxable Term Loan Debt Service Reserve Sub-Account” has the meaning assigned thereto in Section 5.01(a)(iv)(b).

“Taxable Term Loan Obligations” means all obligations of the applicable Repauno Entity under the Financing Documents applicable to the Taxable Term Loan.

“Taxable Term Loan Administrative Agent” means Deutsche Bank Trust Company Americas, in its capacity as administrative agent for the Taxable Term Loan.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Technical Advisor” means, in respect of any Project, any independent construction engineer familiar with the Project and appropriately qualified to evaluate the construction and operation of port-associated transload facilities.

“Technical Advisor Certificate” means the Technical Advisor Certificate substantially in the form attached as Exhibit J to the Collateral Agency Agreement.

“Termination Date” means the date when all Secured Obligations to be Paid in Full or performed by each Repauno Entity have been paid and performed in full.

“Title Company” means the title insurance company that issued the relevant Title Policy.

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“Title Policy” means the title insurance policy delivered to insure the lien of the Mortgage delivered to secure the DRP 4 Series 2025 Bonds, as may be as amended, supplemented or issued from time to time pursuant to Section 7.08(b) of the Collateral Agency Agreement.

“Total Capitalization” means the sum of Senior Indebtedness outstanding, invested equity of the Repauno Entities, Permitted Subordinated Debt and Additional Equity Contributions.

“Total Debt Service Coverage Ratio” or “Total DSCR” means (i) for the 12-month period ending on a Calculation Date (or, if prior to the first anniversary of the applicable Final Substantial Completion Date, any shorter period from such Final Substantial Completion Date annualized for a 12-month period), or (ii) if a different calculation date or calculation period is specified in a Financing Obligation Document, then for such specified period ending or beginning on the specified calculation date (as applicable), the ratio of A divided by B where:

A = the Cash Flow Available for Debt Service for such period; and

B = all scheduled principal and interest payments on account of the Financing Obligations then outstanding for such period, minus funds on deposit in the Funded Interest Accounts for such period.

“Transaction Documents” means the Material Project Contracts and the Financing Obligation Documents.

“Transfer Date” means the fifteenth calendar day of each month.

“Treasury Regulation” means the temporary, proposed or final federal income tax regulations promulgated by the U.S. Department of the Treasury, together with the other published written guidance thereof as applicable to the Bonds under the Code.

“U.S.” means the United States of America.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unanimous Voting Parties” means, with respect to any proposed decision or action hereunder, 100% of the votes of the Secured Parties. For the avoidance of doubt, Unanimous Voting Parties shall not include any votes from any Additional Senior Unsecured Indebtedness Holders.

“Underwriter” means Morgan Stanley & Co. LLC and Jefferies LLC.

“Voting Party Percentage” means, in connection with any proposed decision or action under the Collateral Agency Agreement, the actual percentage, as determined pursuant to Section 8.03(b), of allotted votes of the Secured Parties entitled to vote with respect to such decision or action cast in favor of such decision or action.

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RULES OF INTERPRETATION

(a)          Principles of Construction. Except as otherwise expressly provided, the following rules of interpretation shall apply to the Collateral Agency Agreement, the applicable Issuer Lease Agreement, the applicable Bond Indenture, and each other Secured Obligation Document that incorporates the definitions of the Collateral Agency Agreement by reference:

 (i)           the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;

 (ii)          whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;

 (iii)         the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;

 (iv)         the word “will” shall be construed to have the same meaning and effect as the word “shall”;

 (v)          unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein) and shall include any appendices, schedules, exhibits, clarification letters, side letters and disclosure letters executed in connection therewith;

 (vi)        any reference herein to any Person shall be construed to include such Person’s successors and assigns to the extent permitted under the Secured Obligation Documents and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities;

 (vii)       the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to the Collateral Agency Agreement in its entirety and not to any particular provision thereof;

 (viii)      all references in the Collateral Agency Agreement to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Collateral Agency Agreement;

 (ix)        the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

 (x)         each reference to a Law shall be deemed to refer to such Law as the same may in effect from time to time, as from time to time amended, supplemented or otherwise modified, and any successor thereto;

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 (xi)        references to days shall refer to calendar days unless Business Days are specified; references to weeks, months or years shall be to calendar weeks, months or years, respectively;

 (xii)       except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP; and

 (xiii)      where definitions of terms herein refer to terms defined in more than one other document, in the event of any ambiguity, the definition resulting in a more restrictive covenant with respect to any Repauno Entity shall apply.

(b)         Withdrawals to Occur on a Business Day. In the event that any withdrawal, transfer or payment to or from any Account contemplated under the Collateral Agency Agreement shall be required to be made on a day that is not a Business Day, such withdrawal, transfer or payment shall be made on the immediately succeeding Business Day.

(c)          Delivery or Performance to Occur on a Business Day. In the event that any document, agreement or other item or action is required by any Secured Obligation Document to be delivered or performed on a day that is not a Business Day, the due date thereof shall be extended to the immediately succeeding Business Day.

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EXHIBIT B
FORM OF FUNDS TRANSFER CERTIFICATE

Funds Transfer Certificate No. [●]

Date: [●]
Date of Requested Transfer: [●]

UMB Bank, N.A.
5555 San Felipe Street, Suite 870
Houston, Texas 77056
Attention: Jully Jiang
Telephone: (713) 300-0590
Email: Jully.jiang@umb.com

Re:          DRP Urban Renewal Project

Ladies and Gentlemen:

Reference is made to that certain Collateral Agency, Intercreditor and Accounts Agreement, dated as of May 28, 2025 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Collateral Agency Agreement”), among Repauno Financing Holdco LLC, a Delaware limited liability company (“Repauno Holdco”), Delaware River Partners LLC, a Delaware limited liability company (“DRP” and, together with Repauno Holdco, the “Pledgors”); DRP Urban Renewal 1, LLC, a New Jersey limited liability company (“DRP 1”); DRP Urban Renewal 2, LLC, a New Jersey limited liability company (“DRP 2”); DRP Urban Renewal 3, LLC, a New Jersey limited liability company (“DRP 3”); DRP Urban Renewal 4, LLC, a Delaware limited liability company (“DRP 4”); DRP Urban Renewal 5, LLC, a Delaware limited liability company (“DRP 5”, and collectively with DRP, DRP 1, DRP 2, DRP 3, DRP 4, and each other entity other than DRP that is, as of the date thereof, or thereafter becomes, a direct or indirect subsidiary of either of the Pledgors, the “Repauno Entities”; and the Repauno Entities, collectively with Repauno Holdco, the “Repauno Group”, and each a “Repauno Group Member”); UMB Bank, N.A., in its capacity as the Bond Trustee on behalf of the Owners of the DRP 4 Series 2025 Bonds; UMB Bank, N.A., in its capacity as collateral agent on behalf of itself and the other Secured Parties (in such capacity, together with any permitted successors and assigns, the “Collateral Agent”); UMB Bank, N.A., in its capacity as securities intermediary and account bank (in such capacities, together with any permitted successors and assigns, the “Account Bank”); Deutsche Bank Trust Company Americas, as the Administrative Agent for the Taxable Term Loan, and each other Secured Party (as defined therein) that becomes a party thereto from time to time. Capitalized terms used and not otherwise defined herein have the meanings assigned thereto (whether directly or by reference to another agreement) in the Collateral Agency Agreement.

The undersigned is a Responsible Officer of [Insert Applicable Repauno Entity] and is delivering this certificate (this “Funds Transfer Certificate”) pursuant to Section(s) [5.02(b),] [5.02(c),] [5.02(d),] [5.03,] [5.06,] [5.07,] [5.10(c),] [5.11(b)] [and] [5.12] of the Collateral Agency Agreement.

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1.           Revenue Account. The following transfers are requested to be made from the Revenue Account on [date] in accordance with this Funds Transfer Certificate as set forth in greater detail in Part A of the attached Schedule I:

(a)
[For Transfer Dates.] In accordance with Section 5.02(b) clause First of the Collateral Agency Agreement, we request that the Collateral Agent make disbursements in an aggregate amount of $[●] from the Revenue Account, which amount is equal to the amount of (x) fees and expenses (including any fees payable under the Financing Obligations Documents in respect of the Taxable Term Loan), and (y) any Administration Expenses (as defined in the applicable Issuer Lease Agreement), currently due and payable (or becoming due and payable prior to the next Transfer Date) by any Repauno Entity, to the Agents, any Issuer (only to the extent of its Reserved Rights, as defined in the applicable Bond Indenture), and any Nationally Recognized Rating Agency currently rating any of the Secured Obligations.

(b)
[For Transfer Dates.] In accordance with Section 5.02(b) clause Second of the Collateral Agency Agreement, we request that $[●] be withdrawn from the Revenue Account and transferred to the Rebate Funds.

(c)
[For Transfer Dates.] In accordance with Section 5.02(b) clause Third of the Collateral Agency Agreement, we request that $[●] be withdrawn from the Revenue Account and transferred to the Operating Account with account number [●] for the payment of Project Costs (x) currently due and payable or (y) becoming due and payable prior to the next Transfer Date, by the applicable Repauno Entity.  DRP hereby certifies that (i) this request is being made after the application of any remaining available funds in the Construction Account (or other amounts available therefor) and (ii) in connection with sub-clause (y) above, such applicable Project Costs have been reasonably estimated by DRP in good faith.

(d)
[For Transfer Dates.] In accordance with Section 5.02(b) clause Fourth of the Collateral Agency Agreement, we request that $[●] be transferred from the Revenue Account to the Operating Account with account number [●], which amount is an amount equal to, together with amounts on deposit in the Operating Accounts, the projected O&M Expenditures for the period ending on the immediately succeeding Transfer Date. DRP hereby certifies that O&M Expenditures for Major Maintenance (if any) are only included in the amount requested hereby to the extent that (i) such costs are currently due or are projected to become due prior to the next Transfer Date and (ii) amounts on deposit in the Repair and Replacement Reserve Account are insufficient to pay such costs.

(e)	[For Transfer Dates.] In accordance with Section 5.02(b) clause Fifth of the Collateral Agency Agreement, we request that:

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(i)
$[●] be withdrawn from the Revenue Account and transferred to the Bonds Interest Sub-Account, which shall be equal to one-sixth (1/6) of the amount of interest payable on the Bonds on the next Interest Payment Date plus any deficiency from a prior Transfer Date. If the current Transfer Date is a Transfer Date occurring immediately prior to an Interest Payment Date, the amount requested pursuant to this Section 1(e)(i) shall be equal to the amount required (taking into account the amounts then on deposit in the Bonds Interest Sub-Accounts) to pay the interest due on the Bonds on such Interest Payment Date.  DRP hereby certifies that this request is being made after the application of any remaining available funds in the Tax-Exempt Funded Interest Sub-Account.

[To the extent any Taxable Term Loans are Outstanding on such Transfer Date:]

(ii)
$[●] be withdrawn from the Revenue Account and transferred to the Taxable Debt Interest Sub-Account, which shall be equal to one-sixth (1/6) of the amount of interest payable on the Taxable Term Loan on the next Interest Payment Date plus any deficiency from a prior Transfer Date. If the current Transfer Date is a Transfer Date occurring immediately prior to an Interest Payment Date, the amount requested pursuant to this Section 1(e)(ii) shall be equal to the amount required (taking into account the amounts then on deposit in the Taxable Debt Interest Sub-Account) to pay the interest due on such Interest Payment Date. DRP hereby certifies that this request is being made after the application of any remaining available funds in the Taxable Funded Interest Sub-Account.

[To the extent any Additional Senior Indebtedness is Outstanding on such Transfer Date:]

(iii)
$[●] be withdrawn from the Revenue Account and transferred to the [applicable interest account established under the Collateral Agency Agreement for any outstanding Additional Senior Indebtedness and Purchase Money Debt] an amount equal to the amount of interest [and any Ordinary Course Settlement Payments related to such Senior Indebtedness or Purchase Money Debt] due on the next Interest Payment Date divided by the total number of months between Interest Payment Dates for such Additional Senior Indebtedness or Purchase Money Debt; plus, in each case any deficiency from a prior Transfer Date. If the current Transfer Date is a Transfer Date occurring immediately prior to an Interest Payment Date, the amount requested pursuant to this Section 1(e)(iii) shall be equal to the amount required (taking into account the amounts then on deposit in any [applicable interest payment account established hereunder and any applicable interest payment account established under the other Additional Senior Indebtedness Documents]) to pay the interest [and any Ordinary Course Settlement Payments related to such Senior Indebtedness or Purchase Money Debt] due on such Interest Payment Date.

[To the extent [Insert Applicable Repauno Entity] has any Permitted Senior Commodity Swaps Outstanding on such Transfer Date:]

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(iv)
$[●] be withdrawn from the Revenue Account and transferred to the [applicable Swap Bank], which amount equals the amount of Ordinary Course Settlement Payments related to [refer to applicable Permitted Senior Commodity Swap] due on or before the Transfer Date pursuant to the [applicable Permitted Swap Agreement] plus, in each case, any deficiency from a prior Transfer Date.

[For Transfer Dates Immediately Preceding an Interest Payment Date (after giving effect to the transfers contemplated above in this clause (e)):]

(vi)
$[●] be withdrawn from the Bonds Interest Sub-Accounts and transferred to the Interest Account, for the payment of interest related to such Senior Indebtedness due on the applicable Senior Indebtedness on the next Interest Payment Date;

(vii)
$[●] be withdrawn from the Taxable Debt Interest Sub-Account and transferred in accordance with the Financing Documents for the Taxable Term Loan, for the payment of interest and any Ordinary Course Settlement Payments related to such Senior Indebtedness due on the applicable Senior Indebtedness on the next Interest Payment Date; and

(viii)
$[●] be withdrawn from the applicable interest account for Additional Senior Indebtedness and any Purchase Money Debt established under the Collateral Agency Agreement and transferred in accordance with the applicable Additional Senior Indebtedness Documents or, for Purchase Money Debt, the related financing documents, for the payment of interest and any Ordinary Course Settlement Payments related to such Senior Indebtedness or Purchase Money Debt due on the applicable Senior Indebtedness or Purchase Money Debt on the next Interest Payment Date.

(f)	[For Transfer Dates.] In accordance with Section 5.02(b) clause Sixth of the Collateral Agency Agreement, we request that:

[For any Bonds, for each Transfer Date occurring within 12 months of any Principal Payment Date.]

(i)
$[●] be withdrawn from the Revenue Account and transferred to the Bonds Principal Sub-Account, which shall be equal to one twelfth (1/12) of the amount of principal due on the next Principal Payment Date if the Transfer Date is within 12 months of such Principal Payment Date plus, any deficiency from a prior Transfer Date. If the current Transfer Date is a Transfer Date occurring immediately prior to a Principal Payment Date, the amount requested pursuant to this Section 1(f)(i) shall be equal to the amount required to pay the principal payment due on such Principal Payment Date for such Bonds (taking into account the amount then on deposit in the Bonds Principal Sub-Account and the Principal Account).

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[To the extent any Taxable Term Loans or Additional Senior Indebtedness is Outstanding on such Transfer Date.]

(ii)
$[●] be withdrawn from the Revenue Account and transferred to [Taxable Debt Principal Sub-Account] / [the principal payment account established under the Collateral Agency Agreement for Additional Senior Indebtedness [and/or Purchase Money Debt]], which amount is equal to [the amount of principal required to be deposited into the Taxable Debt Principal Sub-Account] / [the amount of principal required to be deposited into such principal payment account] for [the Taxable Term Loan] / [such Additional Senior Indebtedness [and/or Purchase Money Debt]] as set forth in the [Financing Documents applicable to the Taxable Term Loan] / [Additional Senior Indebtedness Documents [and/or the financing documents related to such Purchase Money Debt]] plus, in each case, any deficiency from a prior Transfer Date. If the current Transfer Date is a Transfer Date occurring immediately prior to a Principal Payment Date, [with respect to the Taxable Term Loan, the amount requested pursuant to this Section 1(f)(ii) shall be equal to the amount required to pay the principal payment due on such Principal Payment Date for the Taxable Term Loan (taking into account the amount then on deposit in the Taxable Debt Principal Sub-Account)] / [with respect to any Additional Senior Indebtedness or any Purchase Money Debt, the amount requested pursuant to this Section 1(f)(ii) shall be equal to the amount required to pay the full principal payment due on such Principal Payment Date for the applicable Additional Senior Indebtedness or Purchase Money Debt, including in the case of any Permitted Swap Agreement related to such Senior Indebtedness or Purchase Money Debt, Swap Termination Payments (taking into account the amounts then on deposit in any principal payment sub-account established hereunder or under the applicable Additional Senior Indebtedness Documents or, with respect to any Purchase Money Debt, the related financing documents for the payment of principal on such Additional Senior Indebtedness or Purchase Money Debt)] / [with respect to any Permitted Senior Commodity Swap, on the Transfer Date occurring immediately before a Swap Termination Payment due date under the applicable Permitted Swap Agreement, to the applicable Swap Bank, an amount equal to the amount required to pay such Swap Termination Payment due on such due date pursuant to the applicable Permitted Swap Agreement].

[To the extent [Insert Applicable Repauno Entity] has any Permitted Senior Commodity Swaps Outstanding on such Transfer Date and such Transfer Date Occurs Immediately Prior to a Swap Termination Payment due date for such Permitted Senior Commodity Swap:]

(iii)
$[●] be withdrawn from the Revenue Account and transferred to [applicable Swap Bank], which shall be equal to the amount required to pay the Swap Termination Payment due on [insert due date] pursuant to [describe applicable Permitted Swap Agreement].

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[For Transfer Dates Immediately Preceding a Principal Payment Date (after giving effect to the transfers contemplated above in this clause (f)):]

(iv)	amounts on deposit in the Bonds Principal Sub-Account (if any) be transferred to the Principal Account;

(v)	amounts on deposit in the Taxable Debt Principal Sub-Account (if any) be transferred in accordance with the Financing Documents for the Taxable Term Loan; and

(vi)
amounts on deposit in any other principal account for Additional Senior Indebtedness and any Purchase Money Debt established hereunder be transferred in accordance with the applicable Additional Senior Indebtedness Documents or, with respect to any Purchase Money Debt, the related financing documents, in each case, for the payment of principal due on the applicable Senior Indebtedness or Purchase Money Debt on the next Principal Payment Date, including in the case of any Permitted Swap Agreement related to such Senior Indebtedness or Purchase Money Debt, Swap Termination Payments.

(g)
[For Transfer Dates on and after the Final Substantial Completion Date for the DRP 4 Series 2025 Project.] In accordance with Section 5.02(b) clause Seventh of the Collateral Agency Agreement, we request that $[●] be withdrawn from the Revenue Account and transferred to the [DRP 4 Series 2025 Bonds Debt Service Reserve Sub-Account] / [Taxable Term Loan Debt Service Reserve Sub-Account] / [sub-account of the Debt Service Reserve Account with account number [●]], in each case, which amount is equal to the amount necessary to fund such account so that the balance therein (taking into account the amount available for drawing under any Qualified Reserve Account Credit Instrument provided with respect thereto) equals the Debt Service Reserve Requirement in effect for each such sub-account for the immediately preceding Calculation Date.

(h)
[For Transfer Dates beginning after the earliest Substantial Completion Date of any Project (but in any event, not before December 31, 2025).] In accordance with Section 5.02(b) clause Eighth of the Collateral Agency Agreement, we request that $[●] be withdrawn from the Revenue Account and transferred to the Repair and Replacement Reserve Account, which amount is equal to the amount to fund such account so that the aggregate balance therein, when added to any Draw Availability not allocated to any other account, equals the applicable Repair and Replacement Reserve Required Balance in-effect on such date.

(i)
[For Transfer Dates.] In accordance with Section 5.02(b) clause Ninth of the Collateral Agency Agreement, we request that $[●] be withdrawn from the Revenue Account and transferred to the Ramp-Up and Project Operating Reserve Account, which amount is equal to the amount necessary to fund such account so that the aggregate balance therein, when added to any Draw Availability not allocated to any other account, equals the applicable Project Operating Reserve Requirement in-effect on such date.

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(j)
[For Transfer Dates.] In accordance with Section 5.02(b) clause Tenth of the Collateral Agency Agreement, we request that $[●] be withdrawn from the Revenue Account and transferred to the Person identified on Part A of Schedule I hereto, to pay any debt service due or becoming due prior to the next Transfer Date on Indebtedness [or under any Permitted Swap Agreement] permitted under the Secured Obligation Documents (other than the Indebtedness or Permitted Swap Agreements otherwise serviced pursuant to this Funds Transfer Certificate), including interest, fees, principal and premium, if any, in respect of such Indebtedness [and Ordinary Course Settlement Payments and Swap Termination Payments in respect of such Permitted Swap Agreements].

(k)
[For dates within the 15-day period commencing on a Distribution Date.] In accordance with Section 5.02(b) clause Eleventh of the Collateral Agency Agreement, we request that, solely with respect to funds remaining on deposit in the Revenue Account after application pursuant to the above clauses of this Funds Transfer Certificate, $[●] be withdrawn from the Revenue Account and transferred to the Person identified on Part A of Schedule I hereto, to pay interest on Permitted Subordinated Debt (whether due and payable, or becoming due and payable prior to the next Transfer Date). In connection herewith, [Insert Applicable Repauno Entity] is delivering a duly executed Distribution Release Certificate (attached hereto) substantially in the form of Exhibit E to the Collateral Agency Agreement, certifying that the Restricted Payment Conditions have been satisfied as of the applicable Distribution Date.

(l)
[For dates within the 15-day period commencing on a Distribution Date.] In accordance with Section 5.02(b) clause Twelfth of the Collateral Agency Agreement, we request that, solely with respect to funds remaining on deposit in the Revenue Account after application pursuant to the above clauses of this Funds Transfer Certificate, $[●] be withdrawn from the Revenue Account and transferred to the Person identified on Part A of Schedule I hereto, to pay any principal payment then due (or expected to be due prior to the next Transfer Date) on any Permitted Subordinated Debt. In connection herewith, [Insert Applicable Repauno Entity] is delivering a duly executed Distribution Release Certificate (attached hereto) substantially in the form of Exhibit E to the Collateral Agency Agreement, certifying that the Restricted Payment Conditions have been satisfied as of the applicable Distribution Date.

(m)	[For Transfer Dates.] In accordance with Section 5.02(b) clause Thirteenth of the Collateral Agency Agreement, we request that, on a pro rata basis:

(i)
$[●] be withdrawn from the Revenue Account and transferred to the [Bond Trustee] as identified on Part A of Schedule I hereto for repayment of the Bonds at [Insert Applicable Repauno Entity]’s option in accordance with the applicable Bond Indenture. Such prepayment is in accordance with the applicable Indenture.

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(ii)
$[●] be withdrawn from the Revenue Account and transferred to the Person identified on Part A of Schedule I hereto, for repayment of the Taxable Term Loan at [Insert Applicable Repauno Entity]’s option in accordance with the Financing Obligation Documents applicable to the Taxable Term Loan. Such prepayment is in accordance with the Financing Obligation Documents applicable to the Taxable Term Loan.

(iii)
$[●] be withdrawn from the Revenue Account and transferred to the Person identified on Part A of Schedule I hereto, for optional prepayment or optional redemption at [Insert Applicable Repauno Entity]’s option [on the Secured Obligations]. Such amount includes any interest or premium payable in connection with such prepayment or redemption and such prepayment or optional redemption is in accordance with the [Secured Obligation Documents].

(n)
[For dates within the 15-day period commencing on a Distribution Date.] In accordance with Section 5.02(b) clause Fourteenth of the Collateral Agency Agreement, we request that, solely with respect to funds remaining on deposit in the Revenue Account after application pursuant to the above clauses of this Funds Transfer Certificate:

(i)	$[●] be withdrawn from the Revenue Account and transferred to the Person identified on Part A of Schedule I hereto, for repayment of [Insert Applicable Repauno Entity]’s Permitted Subordinated Debt.

(ii)
$[●] be withdrawn from the Revenue Account and transferred to the Distribution Account, which amount represents the amount remaining on deposit in the Revenue Account after giving effect to the withdrawals and transfers referred to in clauses (a) through (m) and (n)(i) above on the Transfer Date that constituted the applicable Distribution Date and does not exceed the amounts on deposit in the Revenue Account as of such Transfer Date.

In connection herewith, [Insert Applicable Repauno Entity] is delivering a duly executed Distribution Release Certificate (attached hereto) substantially in the form of Exhibit E to the Collateral Agency Agreement, certifying that the Restricted Payment Conditions have been satisfied as of the applicable Distribution Date.

[If the Restricted Payment Conditions have not been satisfied as of such date:]

$[●] be withdrawn from the Revenue Account and transferred to the Equity Lock-Up Account, which amount represents the amount remaining on deposit in the Revenue Account after giving effect to the withdrawals and transfers referred to in clauses (a) through (m) above on the Transfer Date that constituted the applicable Distribution Date and does not exceed the amounts on deposit in the Revenue Account as of such Transfer Date.

(o)	[If any Repauno Entity receives a payment in respect of the actual or estimated loss of such Repauno Entity’s future Project Revenues:]

In accordance with Section 5.02(c) of the Collateral Agency Agreement, we request that:

(i)
$[●] be withdrawn from the Revenue Account, which shall be an amount equal to a payment in respect of the actual or estimated loss of such Repauno Entity’s future Project Revenues, and transferred to [the applicable sub-account of the Revenue Account for such purpose].[1] DRP hereby certifies that the applicable Repauno Entity has provided to the Collateral Agent (for subsequent dissemination to the Secured Parties) a calculation in reasonable detail showing the future years for which such amount would have been paid as compensation in respect of the loss of Project Revenues[; and][.]

[In the event that such amount is deposited into such sub-account, as of the commencement of each year for which such compensation would have been paid:]

[(ii)
$[●] be withdrawn from [the applicable sub-account of the Revenue Account], which is equal to the portion of the amount withdrawn from the Revenue Account pursuant to clause (o)(i) above that such Repauno Entity determines constitutes a payment for the loss of Project Revenues for each Fiscal Quarter during such year, together with interest or other earnings accrued thereon from the date of deposit, and transferred to the Revenue Account and applied in accordance with Section 5.02(b) of the Collateral Agency Agreement during such Fiscal Quarter.]

2.            Loss Proceeds Account.

(a)           In accordance with Section 5.03(a) of the Collateral Agency Agreement, we request that $[●] be withdrawn from the Loss Proceeds Account and transferred to [Insert Applicable Repauno Entity] to be applied to Restore the Facilities or any portion thereof at and in accordance with the written direction of [Insert Applicable Repauno Entity], as set forth in greater detail in Part B of the attached Schedule I. [If applicable:] [To the extent that (i) amounts on deposit in the Loss Proceeds Account exceed the amount required to Restore the Facilities or any portion thereof to the condition existing prior to the Loss Event or (ii) the affected property cannot be Restored to permit operation of the Facilities on a Commercially Feasible Basis, $[●] shall be withdrawn from the Loss Proceeds Account and transferred to [the applicable sub-account of the Mandatory Prepayment Account] to cause the pro rata extraordinary mandatory redemption of the applicable Secured Obligations in accordance with the Secured Obligation Documents, [and [Solely if funds remain] $[●] be withdrawn from the Loss Proceeds Account and transferred to [the applicable sub-account of the Mandatory Prepayment Account to cause the prepayment of any other Senior Indebtedness in accordance with the applicable Financing Obligation Documents], [and [Solely if funds remain] $[●] be withdrawn from the Loss Proceeds Account and transferred to the Revenue Account to be applied in accordance with Section 5.02(b) of the Collateral Agency Agreement]. We have delivered to the Collateral Agent a certificate of a Responsible Officer of [Insert Applicable Repauno Entity] (attached hereto) certifying to the foregoing sub-section [[(a)(i)] / [(a)(ii)]].

1 To be established upon written instruction to the Collateral Agent and Account Bank by the applicable Repauno Entity.

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[If an amount of any insurance claim on deposit in the Loss Proceeds Account has been paid out of the Revenue Account]

(b)        In accordance with Section 5.03(b) of the Collateral Agency Agreement, we request that $[●] be withdrawn from the Loss Proceeds Account and transferred to the Revenue Account.  In connection herewith, we have delivered to the Collateral Agent a certificate of a Responsible Officer of [Insert Applicable Repauno Entity] (attached hereto) certifying that $[●], being an amount of an insurance claim on deposit in or credited to the Loss Proceeds Account, has been paid out of moneys withdrawn from the Revenue Account in accordance with Section 5.02 of the Collateral Agency Agreement.

3.          Repair and Replacement Reserve Account. In accordance with Section 5.06 of the Collateral Agency Agreement, the following transfers are requested to be made from the Repair and Replacement Reserve Account in accordance with this Funds Transfer Certificate as set forth in greater detail in Part C of the attached Schedule I:

(a)
[Commencing on the first Transfer Date immediately following the earliest Substantial Completion Date of any Project (but in any event, not before December 31, 2025), on each Transfer Date on which Major Maintenance Costs are due and payable or reasonably expected to become due and payable prior to the next succeeding Transfer Date.] In accordance with Sections 5.06(b) of the Collateral Agency Agreement, we request that $[●] be withdrawn from the Repair and Replacement Reserve Account and transferred to the [Operating Account with account number [●]] as set forth in greater detail in Part C of the attached Schedule I. Such amounts are being used to pay Major Maintenance Costs in accordance with the Major Maintenance Plan.

(b)
[To the extent there are funds on deposit in the Non-Completed Work Sub-Account.] In accordance with Section 5.06(c) of the Collateral Agency Agreement, we request that $[●] be withdrawn from the Non-Completed Work Sub-Account and transferred to the Person specified in greater detail in Part C of the attached Schedule I. Such amounts are being used to pay the costs of completing the Non-Completed Work for which such amounts were initially deposited into the Non-Completed Work Sub-Account.

(c)
[To the extent there are funds on deposit in the Non-Completed Work Sub-Account after making withdrawals and transfers specified in clauses (a) and (b) above.] In accordance with Section 5.06(c) of the Collateral Agency Agreement, we request that $[●] be withdrawn from the Non-Completed Work Sub-Account and transferred to the Revenue Account. The Non-Completed Work for which such amounts were initially deposited into the Non-Completed Work Sub-Account has been completed.

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(d)
[To the extent that on any Transfer Date there are funds on deposit in the Repair and Replacement Reserve Account in excess of the applicable Repair and Replacement Reserve Required Balance.] In accordance with Section 5.06(e) of the Collateral Agency Agreement, we request that $[●] be withdrawn from the Repair and Replacement Reserve Account and transferred to the Revenue Account, such amounts are in excess of the Repair and Replacement Reserve Required Balance.

4.          Ramp-Up and Project Operating Reserve Account. In accordance with Section 5.07 of the Collateral Agency Agreement, the following transfers are requested to be made from the Ramp-Up and Project Operating Reserve Account in accordance with this Funds Transfer Certificate as set forth in greater detail in Part D of the attached Schedule I:

(a)
[If prior to the Completion Date for the Project of DRP 4] we request that $[●] be withdrawn from the Ramp-Up and Project Operating Reserve Account and transferred to the [Operating Account with account number [●]] as set forth in greater detail in Part D of the attached Schedule I. Such amounts are being used to pay (i) subject to the certification below, Project Costs and (ii) O&M Expenditures in connection with the anticipated ramp-up of operations of such Project, and with facilities functionally related and subordinate to such Project. Solely in connection with sub-section (a)(i) above, DRP hereby certifies that (A) moneys available in the DRP 4 Series 2025 Debt Proceeds Sub-Account and the DRP 4 Series 2025 Debt Proceeds Capital Contingency Reserve Sub-Account are insufficient to provide for the completion of such applicable Project and (B) the withdrawal requirements specified in Section 5.04 of the Collateral Agency Agreement have been satisfied.

[If after the Completion Date for the Project of DRP 4] we request that $[●] be withdrawn from the Ramp-Up and Project Operating Reserve Account and transferred to the [Operating Account with account number [●]] as set forth in greater detail in Part D of the attached Schedule I. Such amounts are being used to pay for O&M Expenditures, and DRP hereby certifies that other moneys are not available therefor from Draw Availability allocated to the Ramp-Up and Project Operating Reserve Account or in the Operating Accounts, the Revenue Account, the Repair and Replacement Reserve Account or the Equity Lock-Up Account in accordance with the Collateral Agency Agreement.

(b)
[To the extent that on any Transfer Date there are funds on deposit in the Ramp-Up and Project Operating Reserve Account in excess of the applicable Project Operating Reserve Requirement.] In accordance with Sections 5.02(d) and 5.07(d) of the Collateral Agency Agreement, we request that $[●] be withdrawn from the Ramp-Up and Project Operating Reserve Account and transferred to the Revenue Account.  DRP hereby certifies that such amount represents, when added to any Draw Availability not allocated to any other account, the excess of the applicable Project Operating Reserve Requirement.

54

5.           Mandatory Prepayment Account. The following transfers are requested to be made from the Mandatory Prepayment Account in accordance with this Funds Transfer Certificate as set forth in greater detail in Part E of the attached Schedule I:

(a)
In accordance with Section 5.09(a) of the Collateral Agency Agreement, we request that $[●] be withdrawn from the [applicable sub-account created under the Mandatory Prepayment Account] and transferred to the Bond Trustee to repay, as applicable to such sub-account and [Insert Applicable Repauno Entity], the Bonds in accordance with the applicable Bond Indenture.

[To the extent any Taxable Term Loan is Outstanding on such Date:]

(b)
In accordance with Section 5.09(a) of the Collateral Agency Agreement, we request that $[●] be withdrawn from the [applicable sub-account created under the Mandatory Prepayment Account] for the prepayment of the Taxable Term Loan and transferred to the Taxable Term Loan Administrative Agent.

[To the extent any Additional Senior Secured Indebtedness is Outstanding on such Date:]

(c)
In accordance with Section 5.09(a) of the Collateral Agency Agreement, we request that $[●] be withdrawn from the [applicable sub-account created under the Mandatory Prepayment Account] for the prepayment of [the Additional Senior Secured Indebtedness] and transferred to the applicable Secured Debt Representative.

6.            Equity Lock-Up Account. The following transfers are requested to be made from the Equity Lock-Up Account in accordance with this Funds Transfer Certificate as set forth in greater detail in Part F of the attached Schedule I:

(a)
[For dates within the 15 days after any Distribution Date following the applicable Final Substantial Completion Date.] In accordance with Section 5.11(b) of the Collateral Agency Agreement, we request that $[●] be withdrawn from the Equity Lock-Up Account and transferred to the Distribution Account. DRP hereby certifies that such amount is not in excess of the amount of funds in the Equity Lock-Up Account on the Distribution Date. In connection herewith, [Insert Applicable Repauno Entity] is delivering a duly executed Distribution Release Certificate (attached hereto) substantially in the form of Exhibit E to the Collateral Agency Agreement, certifying that the Restricted Payment Conditions have been satisfied.

(b)
In accordance with Section 5.11(c) of the Collateral Agency Agreement, we request that $[●] be withdrawn from the Equity Lock-Up Account and transferred to the applicable Secured Debt Representatives to make such mandatory prepayment or redemption as is required under the applicable Secured Obligation Documents as a result of a failure to satisfy the Restricted Payment Conditions.

55

7.            Capital Projects Account. The following transfers are requested to be made from the Capital Projects Account in accordance with this Funds Transfer Certificate as set forth in greater detail in Part G of the attached Schedule I:

(a)
In accordance with Section 5.12 of the Collateral Agency Agreement and the requirements of Section [●] of [applicable Issuer Lease Agreement] [applicable Financing Obligation Document], we request that $[●] be withdrawn from the Capital Projects Account and used to pay the costs of Capital Projects as set forth in Part G of Schedule I attached hereto. DRP hereby certifies that such Capital Projects are permitted pursuant to Section [●] of [applicable Issuer Lease Agreement] [applicable Financing Obligation Document].

[Each of] DRP [and [Insert Applicable Repauno Entity]] hereby certifies that the withdrawals and transfers requested above comply in all respects with the requirements of the Collateral Agency Agreement.

56

IN WITNESS WHEREOF, [each of] DRP [and [Insert Applicable Repauno Entity]] has caused this Funds Transfer Certificate to be duly executed and delivered by a Responsible Officer of such Person as of the date first written above.

DELAWARE RIVER PARTNERS LLC,
a Delaware limited liability company

By:
Name:
Title:

[INSERT APPLICABLE REPAUNO ENTITY],
a [__]

By:
Name:
Title:]

57

Schedule I
to Funds Transfer Certificate

DETAILED DISBURSEMENTS

[[Insert Applicable Repauno Entity] to attach excel spreadsheets (in pdf format) with appropriate detail, divided by Parts A through G]

Part A: Disbursements from Revenue Account

Part B: Disbursements from Loss Proceeds Account

Part C: Disbursements from Repair and Replacement Reserve Account

Part D: Disbursements from Ramp-Up and Project Operating Reserve Account

Part E: Disbursements from Mandatory Prepayment Account

Part F: Disbursements from Equity Lock-Up Account

Part G: Disbursements from Capital Projects Account

58

EXHIBIT C
ACCOUNTS

[Omitted]

EXHIBIT D
FORM OF INCUMBENCY CERTIFICATE

[REPAUNO FINANCING HOLDCO LLC][DELAWARE RIVER PARTNERS LLC]/[DRP URBAN RENEWAL 1, LLC]/[DRP URBAN RENEWAL 2, LLC]/[DRP URBAN RENEWAL 3, LLC]/[DRP URBAN RENEWAL 4, LLC]/[DRP UPRBAN RENEWAL 5, LLC]/[INSERT NAME OF ANY NEW SUBSIDIARY]

The undersigned certifies that s/he is the [INSERT TITLE] of Repauno Financing Holdco LLC, a Delaware limited liability company (“Repauno Holdco”), Delaware River Partners LLC, a Delaware limited liability company (“DRP” and, together with Repauno Holdco, the “Pledgors”); DRP Urban Renewal 1, LLC, a New Jersey limited liability company (“DRP 1”); DRP Urban Renewal 2, LLC, a New Jersey limited liability company (“DRP 2”); DRP Urban Renewal 3, LLC, a New Jersey limited liability company (“DRP 3”); DRP Urban Renewal 4, LLC, a Delaware limited liability company (“DRP 4”); DRP Urban Renewal 5, LLC, a Delaware limited liability company (“DRP 5”, and collectively with DRP, DRP 1, DRP 2, DRP 3, DRP 4, and each other entity other than DRP that is, as of the date hereof, or thereafter becomes, a direct or indirect subsidiary of either of the Pledgors, the “Repauno Entities”; and the Repauno Entities, collectively with Repauno Holdco, the “Repauno Group”, and each a “Repauno Group Member”), and as such s/he is authorized to execute this Certificate and further certifies that the following persons have been elected or appointed, are qualified, and are now acting as officers of [Insert Applicable Repauno Entity] in the capacity or capacities indicated below, and that the signatures set forth opposite their respective names are their true and genuine signatures. S/he further certifies that any of the persons listed below is authorized [CHOOSE ONE: individually or jointly with one other person] to sign agreements and give written instructions with regard to any matters pertaining to the Collateral Agency Agreement:

Name	Title / Phone	Signature

/

/

/

IN WITNESS WHEREOF, I have duly executed and delivered this Incumbency Certificate of [Insert Applicable Repauno Group Member] this ___________ day of _________, 20__.

By:
Name:
Title:

EXHIBIT E
FORM OF DISTRIBUTION RELEASE CERTIFICATE

Date: [●]
Date of Requested Distribution: [●]

UMB Bank, N.A.
5555 San Felipe Street, Suite 870
Houston, Texas 77056
Attention: Jully Jiang
Telephone: (713) 300-0590
Email: Jully.jiang@umb.com

Re:         DRP Urban Renewal Project

Ladies and Gentlemen:

Reference is made to that certain Collateral Agency, Intercreditor and Accounts Agreement, dated as of May 28, 2025 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Collateral Agency Agreement”), among Repauno Financing Holdco LLC, a Delaware limited liability company (“Repauno Holdco”), Delaware River Partners LLC, a Delaware limited liability company (“DRP” and, together with Repauno Holdco, the “Pledgors”); DRP Urban Renewal 1, LLC, a New Jersey limited liability company (“DRP 1”); DRP Urban Renewal 2, LLC, a New Jersey limited liability company (“DRP 2”); DRP Urban Renewal 3, LLC, a New Jersey limited liability company (“DRP 3”); DRP Urban Renewal 4, LLC, a Delaware limited liability company (“DRP 4”); DRP Urban Renewal 5, LLC, a Delaware limited liability company (“DRP 5”, and collectively with DRP, DRP 1, DRP 2, DRP 3, DRP 4, and each other entity other than DRP that is, as of the date hereof, or thereafter becomes, a direct or indirect subsidiary of either of the Pledgors, the “Repauno Entities”; and the Repauno Entities, collectively with Repauno Holdco, the “Repauno Group”, and each a “Repauno Group Member”); UMB Bank, N.A., in its capacity as the Bond Trustee on behalf of the Owners of the DRP 4 Series 2025 Bonds; UMB Bank, N.A., in its capacity as collateral agent on behalf of itself and the other Secured Parties (in such capacity, together with any permitted successors and assigns, the “Collateral Agent”); UMB Bank, N.A., in its capacity as securities intermediary and account bank (in such capacities, together with any permitted successors and assigns, the “Account Bank”); Deutsche Bank Trust Company Americas, as the Administrative Agent for the Taxable Term Loan, and each other Secured Party (as defined therein) that becomes a party thereto from time to time. Capitalized terms used and not otherwise defined herein have the meanings assigned thereto (whether directly or by reference to another agreement) in the Collateral Agency Agreement.

This certificate (this “Distribution Release Certificate”) is delivered to you in connection with Section [5.02(b)] [and 5.11(b)] of the Collateral Agency Agreement and in connection with the transfer of funds from [the Revenue Account] [Equity Lock-Up Account] to the [Distribution Account by [Insert Applicable Repauno Entity][payment of Permitted Subordinated Debt by [Insert Applicable Repauno Entity]].

The undersigned is a Responsible Officer of [Insert Applicable Repauno Entity] and in such capacity does hereby certify on behalf of [Insert Applicable Repauno Entity] with respect to the transfer of funds to the [Distribution Account][payment of Permitted Subordinated Debt] (the “Restricted Payment”) requested hereby: [If any Additional Senior Indebtedness is outstanding, insert any additional Restricted Payment Conditions in accordance with the applicable Additional Senior Indebtedness Documents]

1.
All transfers and distributions required to be made pursuant to clauses First through [Tenth] [Eleventh] [Thirteenth] of the Flow of Funds on or prior to such Distribution Date will have been satisfied in full.

2.
Each required reserve account, to the extent required by the Secured Obligation Documents, is fully funded in cash or, to the extent permitted by the Secured Obligation Documents, with a Qualified Reserve Credit Instrument and satisfying the other conditions to delivery and maintenance thereof.

3.
The Total DSCR is at least equal to the Lock-Up Total DSCR, and the Total DSCR for the 12-month period following such Distribution Date, taking into account the transfer requested herein, is projected to be at least equal to the Lock-Up Total DSCR (as demonstrated on Annex A attached hereto).

4.	No Potential Secured Obligation Event of Default or Secured Obligation Event of Default has occurred and is continuing or would exist as a result of making the payment requested herein.

*          *          *

IN WITNESS WHEREOF, the undersigned, a Responsible Officer of [Insert Applicable Repauno Entity], has duly executed and delivered this Distribution Release Certificate as of the date first written above.

[Insert Applicable Repauno Entity],
a [__]

By:
Name:
Title:

Annex A
to Distribution Release Certificate

CALCULATIONS DEMONSTRATING THE TOTAL DSCR AND PROJECTED TOTAL DSCR

[See attached.]

EXHIBIT F
FORM OF ACCESSION AGREEMENT

[date]

To:	UMB Bank, N.A., as Collateral Agent

From: [Name of Additional Secured Party]

Reference is made to that certain Collateral Agency, Intercreditor and Accounts Agreement, dated as of May 28, 2025 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Agreement”), among Repauno Financing Holdco LLC, a Delaware limited liability company (“Repauno Holdco”), Delaware River Partners LLC, a Delaware limited liability company (“DRP” and, together with Repauno Holdco, the “Pledgors”); DRP Urban Renewal 1, LLC, a New Jersey limited liability company (“DRP 1”); DRP Urban Renewal 2, LLC, a New Jersey limited liability company (“DRP 2”); DRP Urban Renewal 3, LLC, a New Jersey limited liability company (“DRP 3”); DRP Urban Renewal 4, LLC, a Delaware limited liability company (“DRP 4”); DRP Urban Renewal 5, LLC, a Delaware limited liability company (“DRP 5”, and collectively with DRP, DRP 1, DRP 2, DRP 3, DRP 4, and each other entity other than DRP that is, as of the date hereof, or thereafter becomes, a direct or indirect subsidiary of either of the Pledgors, the “Repauno Entities”; and the Repauno Entities, collectively with Repauno Holdco, the “Repauno Group”, and each a “Repauno Group Member”); UMB Bank, N.A., in its capacity as the Bond Trustee on behalf of the Owners of the DRP 4 Series 2025 Bonds; UMB Bank, N.A., in its capacity as collateral agent on behalf of itself and the other Secured Parties (in such capacity, together with any permitted successors and assigns, the “Collateral Agent”); UMB Bank, N.A., in its capacity as securities intermediary and account bank (in such capacities, together with any permitted successors and assigns, the “Account Bank”); Deutsche Bank Trust Company Americas, as the Administrative Agent for the Taxable Term Loan, and each other Secured Party (as defined therein) that becomes a party thereto from time to time. Capitalized terms used and not otherwise defined herein have the meanings assigned thereto (whether directly or by reference to another agreement) in the Agreement.

To secure each Repauno Group Member’s obligations with respect to the Secured Obligations, the Repauno Group Members have entered into certain Security Documents, including, but not limited to, the Agreement. A Person shall become a Secured Party under the Agreement by executing and delivering, or upon the execution and delivery by its Secured Debt Representative of, a copy of this Accession Agreement to the Collateral Agent.

This Accession Agreement is being delivered to you pursuant to Section 7.06 of the Agreement. In consideration of the undersigned becoming a Secured Party in accordance with Section 7.06 of the Agreement, by executing and delivering this Accession Agreement the undersigned hereby confirms that from the date of delivery of this Agreement, in accordance with Section 7.06 it shall become a party to the Agreement as a [counterparty to a Permitted Swap Agreement] [Secured Debt Representative] for all purposes thereof. As a party to the Agreement, the undersigned agrees to be bound as a [counterparty to a Permitted Swap Agreement] [Secured Debt Representative] by all of the terms and conditions of the Agreement and the other Security Documents as a [counterparty to a Permitted Swap Agreement] [Secured Debt Representative] for all purposes thereof on the terms set forth therein as fully as if the undersigned had executed and delivered the Agreement as of the date thereof as a [counterparty to a Permitted Swap Agreement] [Secured Debt Representative]. The undersigned agrees to be bound by any amendment, waiver or modification to the Agreement, and any direction issued thereunder, as if a party to the Agreement as a [counterparty to a Permitted Swap Agreement] [Secured Debt Representative] on the date thereof. Furthermore, the undersigned undertakes to perform all obligations of a [counterparty to a Permitted Swap Agreement] [Secured Debt Representative] under the Agreement and the other Security Documents.

The undersigned is duly authorized to execute and deliver this Accession Agreement. The execution by the undersigned of this Accession Agreement shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Agreement.

Upon execution of this Accession Agreement, the Agreement shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Agreement are hereby ratified, confirmed and approved in all respects.

UMB Bank, N.A. is hereby appointed by the undersigned as the Collateral Agent pursuant to the Agreement, and the Collateral Agent is irrevocably authorized and empowered to act as Collateral Agent on behalf of the undersigned under the Agreement.

The provisions of Article XIV of the Agreement will apply with like effect to this Accession Agreement.

For purposes of Section 14.03 of the Agreement, the address and the contact number of the undersigned are as follows:

[address]
Attention: [●]
Email: [●]
Telephone: [●]

IN WITNESS WHEREOF, the undersigned has caused this Accession Agreement to be duly executed as of the date first set forth above.

[NAME OF ADDITIONAL SECURED PARTY]

By:
Name:
Title:

Acknowledged and agreed:
UMB BANK, N.A.,
not in its individual capacity but solely as
Collateral Agent

By:
Name:
Title:

EXHIBIT G
FORM OF REAFFIRMATION AGREEMENT

Reference is made to that certain Collateral Agency, Intercreditor and Accounts Agreement, dated as of May 28, 2025 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and after giving effect to the accession agreement dated as of the date hereof, between [________] and the Collateral Agent, the “Agreement”), among Repauno Financing Holdco LLC, a Delaware limited liability company (“Repauno Holdco”), Delaware River Partners LLC, a Delaware limited liability company (“DRP” and, together with Repauno Holdco, the “Pledgors”); DRP Urban Renewal 1, LLC, a New Jersey limited liability company (“DRP 1”); DRP Urban Renewal 2, LLC, a New Jersey limited liability company (“DRP 2”); DRP Urban Renewal 3, LLC, a New Jersey limited liability company (“DRP 3”); DRP Urban Renewal 4, LLC, a Delaware limited liability company (“DRP 4”); DRP Urban Renewal 5, LLC, a Delaware limited liability company (“DRP 5”, and collectively with DRP, DRP 1, DRP 2, DRP 3, DRP 4, and each other entity other than DRP that is, as of the date hereof, or thereafter becomes, a direct or indirect subsidiary of either of the Pledgors, the “Repauno Entities”; and the Repauno Entities, collectively with Repauno Holdco, the “Repauno Group”, and each a “Repauno Group Member”); UMB Bank, N.A., in its capacity as the Bond Trustee on behalf of the Owners of the DRP 4 Series 2025 Bonds; UMB Bank, N.A., in its capacity as collateral agent on behalf of itself and the other Secured Parties (in such capacity, together with any permitted successors and assigns, the “Collateral Agent”); UMB Bank, N.A., in its capacity as securities intermediary and account bank (in such capacities, together with any permitted successors and assigns, the “Account Bank”); Deutsche Bank Trust Company Americas, as the Administrative Agent for the Taxable Term Loan, and each other Secured Party (as defined therein) that becomes a party thereto from time to time. Capitalized terms used and not otherwise defined herein have the meanings assigned thereto (whether directly or by reference to another agreement) in the Agreement.

This Reaffirmation Agreement is being executed and delivered as of [date] in connection with Additional Senior Indebtedness incurred as of even date herewith and an Accession Agreement of even date herewith.  [Insert Applicable Repauno Entity] hereby designates the New Debt (as defined below) as Additional Senior Indebtedness entitled to the benefit of the Agreement.  Pursuant to the Accession Agreement, [name of new Secured Debt Representative] (the “New Representative”), among other things, has agreed to become bound by all terms of the Agreement and has reaffirmed and appointed UMB Bank, N.A. as the Collateral Agent for the benefit of the applicable Additional Senior Indebtedness Holders, the other Secured Parties, and the successors and assigns of each of the foregoing.

Each Repauno Group Member hereby consents to the designation of the additional obligations owed pursuant to that certain [describe loan agreement or other debt document including date and parties] (the “New Debt”) as Additional Senior Indebtedness and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of the Agreement and the other Security Documents, and agrees that, notwithstanding the designation of such additional indebtedness or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each Secured Obligation Document to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and such Additional Senior Indebtedness shall be entitled to all of the benefits of such Secured Obligation Documents.

To secure the prompt and complete payment, performance and observance of all of the Secured Obligations (and, in any event, the New Debt) and all amendments, modifications, and supplements thereto and renewals, extensions, restructurings and refinancings thereof, (i) each Repauno Entity does hereby grant and pledge to the Collateral Agent, for the benefit of the Secured Parties, a continuing first-priority security interest in all of such Repauno Entity’s estate, right, title and interest in, to and under all of the Grantor Collateral (as defined in the Security Agreement), whether now owned or hereafter existing or acquired and (ii) each Pledgor, as collateral security for the payment in full (whether at stated maturity, upon acceleration or otherwise) and performance of any and all of the Secured Obligations, does hereby confirm and hereby collaterally assign, pledge and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under the Pledged  Collateral (as defined in the Pledge Agreement), whether now owned or hereafter acquired or coming into existence. In addition, the undersigned hereby authorizes the filing of, and agrees to file, financing statements and/or amendments to financing statements in any jurisdiction and with any filing office.  Each Repauno Entity agrees that such financing statements may describe the Grantor Collateral in the same manner as described in the Security Agreement or as “all assets” or “all personal property”, whether now owned or in the future acquired by each Repauno Entity and whether now existing or in the future coming into existence and wherever located or words of similar meaning or such other description as the Collateral Agent determines is necessary or advisable.  The provisions of Article XIV of the Agreement will apply with like effect to this Reaffirmation Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.

REPAUNO FINANCING HOLDCO LLC,
a Delaware limited liability company

By:
Name:
Title:

DELAWARE RIVER PARTNERS LLC,
a Delaware limited liability company

By:
Name:
Title:

DRP URBAN RENEWAL 1 LLC,
a New Jersey limited liability company

By:
Name:
Title:

DRP URBAN RENEWAL 2 LLC,
a New Jersey limited liability company

By:
Name:
Title:

DRP URBAN RENEWAL 3 LLC,
a New Jersey limited liability company

By:
Name:
Title:

DRP URBAN RENEWAL 4 LLC,
a Delaware limited liability company

By:
Name:
Title:

DRP URBAN RENEWAL 5 LLC,
a Delaware limited liability company

By:
Name:
Title:

Acknowledged and agreed:
UMB BANK, N.A.,
not in its individual capacity but
solely as Collateral Agent

By:
Name:
Title:

Acknowledged and agreed:
[ADDITIONAL SECURED DEBT
REPRESENTATIVE]

By:
Name:
Title:

EXHIBIT H
FORM OF MORTGAGE MODIFICATION CERTIFICATE

Date: [●]

UMB Bank, N.A.
5555 San Felipe Street, Suite 870
Houston, Texas 77056
Attention: Jully Jiang
Telephone: (713) 300-0590
Email: Jully.jiang@umb.com

Re:         DRP Urban Renewal Project

Ladies and Gentlemen:

Reference is made to that certain Collateral Agency, Intercreditor and Accounts Agreement, dated as of May 28, 2025 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Collateral Agency Agreement”), among Repauno Financing Holdco LLC, a Delaware limited liability company (“Repauno Holdco”), Delaware River Partners LLC, a Delaware limited liability company (“DRP” and, together with Repauno Holdco, the “Pledgors”); DRP Urban Renewal 1, LLC, a New Jersey limited liability company (“DRP 1”); DRP Urban Renewal 2, LLC, a New Jersey limited liability company (“DRP 2”); DRP Urban Renewal 3, LLC, a New Jersey limited liability company (“DRP 3”); DRP Urban Renewal 4, LLC, a Delaware limited liability company (“DRP 4”); DRP Urban Renewal 5, LLC, a Delaware limited liability company (“DRP 5”, and collectively with DRP, DRP 1, DRP 2, DRP 3, DRP 4, and each other entity other than DRP that is, as of the date hereof, or thereafter becomes, a direct or indirect subsidiary of either of the Pledgors, the “Repauno Entities”; and the Repauno Entities, collectively with Repauno Holdco, the “Repauno Group”, and each a “Repauno Group Member”); UMB Bank, N.A., in its capacity as the Bond Trustee on behalf of the Owners of the DRP 4 Series 2025 Bonds; UMB Bank, N.A., in its capacity as collateral agent on behalf of itself and the other Secured Parties (in such capacity, together with any permitted successors and assigns, the “Collateral Agent”); UMB Bank, N.A., in its capacity as securities intermediary and account bank (in such capacities, together with any permitted successors and assigns, the “Account Bank”); Deutsche Bank Trust Company Americas, as the Administrative Agent for the Taxable Term Loan, and each other Secured Party (as defined therein) that becomes a party thereto from time to time. Capitalized terms used and not otherwise defined herein have the meanings assigned thereto (whether directly or by reference to another agreement) in the Collateral Agency Agreement.

This certificate (this “Mortgage Modification Certificate”) is delivered to you in connection with Section 13.01(b) of the Collateral Agency Agreement and Section [●] of the Mortgage attached hereto as Exhibit A. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Mortgage.

The undersigned is a Responsible Officer of [Insert Applicable Repauno Entity] and in such capacity does hereby certify on behalf of [Insert Applicable Repauno Entity] with respect to the Mortgage Modification requested hereby:

1.	The transaction relating to the requested Mortgage Modification is described on Exhibit B attached hereto.

2.	The requested Mortgage Modification is attached hereto as Exhibit C.

3.	That such Mortgage Modification (x) will not materially adversely affects the rights of the Secured Parties and (y) is authorized as permitted by Section 13.01(b)[__].

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned, a Responsible Officer of [Insert Applicable Repauno Entity], has duly executed and delivered this Mortgage Amendment Certificate as of the date first written above.

[Insert Applicable Repauno Entity],
a [__]

By:
Name:
Title:

EXHIBIT I
FORM OF CONSTRUCTION ACCOUNT WITHDRAWAL CERTIFICATE

Requisition No. [●]

UMB Bank, N.A.
5555 San Felipe Street, Suite 870
Houston, Texas 77056
Attention: Jully Jiang
Telephone: (713) 300-0590
Email: Jully.jiang@umb.com

Ladies and Gentlemen:

Reference is made to that certain Collateral Agency, Intercreditor and Accounts Agreement, dated as of May 28, 2025 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Collateral Agency Agreement”), among Repauno Financing Holdco LLC, a Delaware limited liability company (“Repauno Holdco”), Delaware River Partners LLC, a Delaware limited liability company (“DRP” and, together with Repauno Holdco, the “Pledgors”); DRP Urban Renewal 1, LLC, a New Jersey limited liability company (“DRP 1”); DRP Urban Renewal 2, LLC, a New Jersey limited liability company (“DRP 2”); DRP Urban Renewal 3, LLC, a New Jersey limited liability company (“DRP 3”); DRP Urban Renewal 4, LLC, a Delaware limited liability company (“DRP 4”); DRP Urban Renewal 5, LLC, a Delaware limited liability company (“DRP 5”, and collectively with DRP, DRP 1, DRP 2, DRP 3, DRP 4, and each other entity other than DRP that is, as of the date hereof, or thereafter becomes, a direct or indirect subsidiary of either of the Pledgors, the “Repauno Entities”; and the Repauno Entities, collectively with Repauno Holdco, the “Repauno Group”, and each a “Repauno Group Member”); UMB Bank, N.A., in its capacity as the Bond Trustee on behalf of the Owners of the DRP 4 Series 2025 Bonds; UMB Bank, N.A., in its capacity as collateral agent on behalf of itself and the other Secured Parties (in such capacity, together with any permitted successors and assigns, the “Collateral Agent”); UMB Bank, N.A., in its capacity as securities intermediary and account bank (in such capacities, together with any permitted successors and assigns, the “Account Bank”); Deutsche Bank Trust Company Americas, as the Administrative Agent for the Taxable Term Loan, and each other Secured Party (as defined therein) that becomes a party thereto from time to time. Capitalized terms used and not otherwise defined herein have the meanings assigned thereto (whether directly or by reference to another agreement) in the Collateral Agency Agreement.

[On behalf of [Insert Applicable Repauno Entity], I hereby requisition, pursuant to Section [5.04(c)][5.04(e)] of the Collateral Agency Agreement, from the [applicable sub-account of the Debt Proceeds Sub-Account][Equity Contribution Sub-Account][Other Proceeds Sub-Account] of the Construction Account the sums identified in Exhibit A attached hereto to be paid to the persons listed in Exhibit A, in the amounts and at the addresses and for the purposes set forth therein.]

OR

[[If the Final Substantial Completion Date has occurred] On behalf of [Insert Applicable Repauno Entity], I hereby requisition, pursuant to Section [5.04(h)] of the Collateral Agency Agreement, from the Construction Account any funds remaining on deposit in the Construction Account or any sub-account thereof to be paid as specified in Exhibit A, in the amounts and for the purposes set forth therein.  DRP hereby certifies that (x) the Final Substantial Completion Date has occurred and (y) this requisition is made in full compliance with Section 5.04(h) of the Collateral Agency Agreement.]

Invoices or other appropriate evidence of the incurrence of each obligation described in Exhibit A are attached hereto and on file with [Insert Applicable Repauno Entity].

I hereby certify that:

(a)         This is requisition number [●] and such requisition requisitions funds from the [applicable sub-account of the Debt Proceeds Sub-Account][Equity Contribution Sub-Account][Other Proceeds Sub-Account] of the Construction Account created by the Collateral Agency Agreement.

(b)           The requested date of disbursement of funds under this requisition number [●] is [date].

(c)          The name(s), address(es) and wire instruction(s), as applicable, of the person(s), firm(s), account(s) or corporation(s) to whom payment is due are reflected on Exhibit A attached hereto.

(d)         The total amount to be disbursed from the [applicable sub-account of the Debt Proceeds Sub-Account][Equity Contribution Sub-Account][Other Proceeds Sub-Account] pursuant to this requisition is $[●].

(e)          The purpose(s) (in reasonable detail) of the payment (and if payee is [Insert Applicable Repauno Entity] for reimbursement of certain Project Costs previously paid by [Insert Applicable Repauno Entity], the basis for the reimbursement)2 is as set forth on Exhibit A hereto.

(f)           As of the date of this requisition and the proposed disbursement date, the conditions to disbursements set forth in Section [5.04(c)][5.04(e)] of the Collateral Agency Agreement have been satisfied.

(g)        As of the date of this requisition, the work on the Project performed has been performed generally consistent with the terms of the Transaction Documents and such amount does not exceed the amount of Project Costs due and payable or which are due and payable within 30 days of the requested disbursement date.

2           Funds may also be used to pay interest on the applicable Bonds upon written request of the applicable Bond Trustee solely after all funds available for such payments in the Tax-Exempt Funded Interest Sub-Account have been used

(h)          [After giving effect to this requisition, the Substantial Completion Date for the construction project components of the applicable Project is reasonably expected to be achieved on or prior to the applicable Substantial Completion Deadline [with funds on deposit in the Construction Account together with cash on-hand or available from committed sources]3] OR [[Upon a determination that the Substantial Completion Date for such Project will not occur on or before the Substantial Completion Deadline for such Project], [As of the date of this requisition, we have submitted to the Technical Advisor a satisfactory remediation plan demonstrating that the applicable Substantial Completion Date can be achieved on or before the applicable Extended Substantial Completion Deadline, and the Technical Advisor has delivered to the Collateral Agent a duly executed Technical Advisor Certificate (attached hereto) in the form attached to the Collateral Agency Agreement as Exhibit J] / [[Insert Applicable Repauno Entity] is able to satisfy its obligations to customers in all material respects under then-existing commercial contracts using assets or equipment previously constructed, and in commercial operation] and the Technical Advisor has delivered to the Collateral Agent a duly executed Technical Advisor Certificate (attached hereto) in the form attached to the Collateral Agency Agreement as Exhibit J.

(i)           The amounts requisitioned in this requisition have been incurred in connection with the planning, design, developing, equipping, renovating, financing and construction and placing into service of the Project. Each item is a Project Cost and a proper charge against the applicable sub-account from which such amounts are being drawn. Such amounts have not been the basis for a prior requisition that has been paid.

(j)          All amounts previously drawn for the payment or reimbursement of Project Costs through the procedures set forth in Section 5.04 of the Collateral Agency Agreement have been fully applied and have been applied solely to pay or reimburse Project Costs.

(k)         No Potential Secured Obligation Event of Default or Secured Obligation Event of Default has occurred and is continuing (unless such disbursement will cure such Potential Secured Obligation Event of Default or Secured Obligation Event of Default) or will occur as a result of the disbursement.

(l)          As of the date of this requisition, the representations and warranties given by [Insert Applicable Repauno Entity] under the Financing Obligation Documents are true and correct in all material respects, except to the extent such representations or warranties specifically refer to an earlier date, in which case it shall be true and correct in all material respects as of such date.

(m)        As of the date of this requisition, copies of all documentation, reports and affidavits, in each case as required to be delivered to [Insert Applicable Repauno Entity] pursuant to the [applicable Issuer Lease Agreement or other Financing Obligation Document], have been delivered to the Collateral Agent

(n)          As of the date of this requisition, no Bankruptcy Event with respect to any Repauno Group Member has occurred and is continuing;

3          Include if this Certificate is with respect to a disbursement to fund the Project.

(n)           [If amounts are requested to be disbursed from the applicable sub-account of the Debt Proceeds Sub-Account or the Equity Contribution Sub-Account] Amounts to be disbursed from the applicable sub-account of the Debt Proceeds Sub-Account or the Equity Contribution Sub-Account pursuant to this requisition will not be used to acquire any building or facility that will be, during the term of any issued Bonds, used by, occupied by, leased to or paid for by any state, county, or municipal agency or entity, other than amounts to be disbursed in connection with the transactions contemplated by this Agreement or any other Financing Document;.

(o)        The funds being requisitioned will be used as represented and warranted in the applicable Issuer Lease Agreement or other Financing Obligation Document and to the extent applicable as stated in any Federal Tax Certificate and shall comply with any requirements related to an Issuer’s Affirmative Action Program and Prevailing Wage Rate Provisions in accordance with, and as defined under, the applicable Issuer Lease Agreement.

(p)          Attached hereto are all unconditional lien releases and waivers for all past Construction Account Withdrawal Certificates, in each case, from each Contractor that has timely filed a notice to owner sufficient to perfect such Contractor’s right to a lien in compliance with all applicable Laws and have not previously been delivered to the Collateral Agent, in each case, other than with respect to Permitted Security Interests.

(q)         All Governmental Approvals necessary to perform the work for which Project Costs are being requested pursuant to this requisition have been obtained and maintained or, if customary to obtain the same at a later date, shall be reasonably expected to be obtained and maintained as and when required under applicable Law and under the Transaction Documents, except where failure to obtain or maintain such Governmental Approval would not reasonably be expected to have a Material Adverse Effect.

[(s)      The amounts requested for disbursement from the Other Proceeds Sub-Account constitute solely the proceeds of Additional Senior Indebtedness.]

Date of Requisition: [●]

[Insert Applicable Repauno Entity],
a [__]

By:
Name:
Title:

Exhibit A to Requisition

[Applicable Sub-Account of the Debt Proceeds Sub-Account] in Construction Account

Payee	Amount	Purpose	Address/Wiring Instructions

Equity Contribution Sub-Account in Construction Account

Payee	Amount	Purpose	Address/Wiring Instructions

Other Proceeds Sub-Account in Construction Account

Payee	Amount	Purpose	Address/Wiring Instructions

EXHIBIT J
FORM OF TECHNICAL ADVISOR CERTIFICATE

UMB Bank, N.A.
5555 San Felipe Street, Suite 870
Houston, Texas 77056
Attention: Jully Jiang
Telephone: (713) 300-0590
Email: Jully.jiang@umb.com

Ladies and Gentlemen:

Any capitalized term used herein but not defined in this Certificate shall have the respective meanings assigned to such terms in that certain Collateral Agency Agreement (as defined in the attached Requisition No. [●]; the “Requisition”).

We hereby certify that [the Substantial Completion Date for the construction project components of the applicable Project is reasonably expected to be achieved on or prior to its applicable the Substantial Completion Deadline with funds on deposit in the Construction Account together with cash on-hand or available from committed sources. Each construction project component of the applicable Project is on budget and the capital budget for the construction thereof is in balance and will remain in balance after the disbursement described in the Requisition]4 [we are satisfied that [Insert Applicable Repauno Entity]’s remediation plan demonstrates that the Substantial Completion Date for each construction project component can be achieved on or prior to the applicable Extended Substantial Completion Deadline] [and we are reasonably satisfied that [Insert Applicable Repauno Entity] is able to satisfy its obligations to customers in all material respects under then-existing commercial contracts using assets or equipment previously constructed, and in commercial operation].

Date: [●]

Authorized Representative of the Technical Advisor

4          Include if the Requisition is with respect to a disbursement to fund the Project.

EXHIBIT K
FORM OF EQUITY TRANSFER CERTIFICATE

Equity Transfer Certificate No. [●]

EQUITY TRANSFER CERTIFICATE

Date: [●]
Date of Requested Transfer: [●]

UMB Bank, N.A.
5555 San Felipe Street, Suite 870
Houston, Texas 77056
Attention: Jully Jiang
Telephone: (713) 300-0590
Email: Jully.jiang@umb.com

Re:         DRP Urban Renewal Project

Ladies and Gentlemen:

Reference is made to that certain Collateral Agency, Intercreditor and Accounts Agreement, dated as of May 28, 2025 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Collateral Agency Agreement”), among Repauno Financing Holdco LLC, a Delaware limited liability company (“Repauno Holdco”), Delaware River Partners LLC, a Delaware limited liability company (“DRP” and, together with Repauno Holdco, the “Pledgors”); DRP Urban Renewal 1, LLC, a New Jersey limited liability company (“DRP 1”); DRP Urban Renewal 2, LLC, a New Jersey limited liability company (“DRP 2”); DRP Urban Renewal 3, LLC, a New Jersey limited liability company (“DRP 3”); DRP Urban Renewal 4, LLC, a Delaware limited liability company (“DRP 4”); DRP Urban Renewal 5, LLC, a Delaware limited liability company (“DRP 5”, and collectively with DRP, DRP 1, DRP 2, DRP 3, DRP 4, and each other entity other than DRP that is, as of the date hereof, or thereafter becomes, a direct or indirect subsidiary of either of the Pledgors, the “Repauno Entities”; and the Repauno Entities, collectively with Repauno Holdco, the “Repauno Group”, and each a “Repauno Group Member”); UMB Bank, N.A., in its capacity as the Bond Trustee on behalf of the Owners of the DRP 4 Series 2025 Bonds; UMB Bank, N.A., in its capacity as collateral agent on behalf of itself and the other Secured Parties (in such capacity, together with any permitted successors and assigns, the “Collateral Agent”); UMB Bank, N.A., in its capacity as securities intermediary and account bank (in such capacities, together with any permitted successors and assigns, the “Account Bank”); Deutsche Bank Trust Company Americas, as the Administrative Agent for the Taxable Term Loan, and each other Secured Party (as defined therein) that becomes a party thereto from time to time.

The undersigned is a Responsible Officer of [Insert Applicable Repauno Entity] and is delivering this certificate (this “Equity Transfer Certificate”) pursuant to Section 5.04(d) the Collateral Agency Agreement.

In accordance with Section 5.04(d) of the Collateral Agency Agreement, we request that the Collateral Agent transfer $[●] from the [Equity Contribution Sub-Account] [Other Proceeds Sub-Account] to the [Equity Contribution Sub-Account] [Other Proceeds Sub-Account] on [date]. [DRP hereby certifies that (x) such funds constitute proceeds of [an Additional Equity Contribution] [Additional Senior Indebtedness] [Permitted Subordinated Debt] and (y) this transfer is in compliance with all applicable Financing Obligation Documents.]

*          *          *

IN WITNESS WHEREOF, the undersigned, a Responsible Officer of [Insert Applicable Repauno Entity], has duly executed and delivered this Equity Transfer Certificate as of the date first written above.

[Insert Applicable Repauno Entity],
a [__]

By:
Name:
Title:

EXHIBIT L
FORM OF ACKNOWLEDGEMENT OF COLLATERAL ASSIGNMENT

[Insert Contractor] acknowledges and agrees that [Insert Applicable Repauno Entity] has collaterally assigned all of its right, title and interest in and to this [Insert Contract] to UMB Bank, N.A., or its successors or assigns (the “Collateral Agent”), as collateral agent pursuant to a certain Security Agreement, dated as of [●], 2025 (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among [Insert Applicable Repauno Entity], the Collateral Agent and certain other parties party thereto. [Insert Contractor] shall, upon giving [Insert Applicable Repauno Entity] notice of any [Insert Applicable Repauno Entity] default hereunder, at the same time give a copy of such notice to the Collateral Agent, and no notice to [Insert Applicable Repauno Entity] of any [Insert Applicable Repauno Entity] default hereunder shall be deemed to be duly given unless and until a copy thereof shall have been so given to the Collateral Agent. The Collateral Agent, or its designee, may (but shall not be obligated to) cure any such [Insert Applicable Repauno Entity] default within thirty (30) days after the date of such notice; or, if such [Insert Applicable Repauno Entity] default cannot reasonably be cured by the Collateral Agent within such 30-day period, within such longer period of time not to exceed ninety (90) days as is reasonably necessary to effect such cure (“Cure Period”), provided that Collateral Agent (a) notifies [Insert Contractor] of its intent to cure such [Insert Applicable Repauno Entity] default and commences action to cure such [Insert Applicable Repauno Entity] default within such initial 30-day period and (b) thereafter proceeds to cure such [Insert Applicable Repauno Entity] default with reasonable diligence. In that event, [Insert Contractor] shall accept such performance as if the same were done by [Insert Applicable Repauno Entity]. This [Insert Contract] shall not be terminated by [Insert Contractor] during any period in which the Collateral Agent is entitled to attempt, and is attempting, to cure a default, in each case, during the Cure Period. Should the Collateral Agent or its designee succeed to [Insert Applicable Repauno Entity]’s rights hereunder, [Insert Contractor] will thereafter tender performance of this [Insert Contract] to the Collateral Agent or its designee, in which event, the Collateral Agent or such designee shall assume all of the obligations of [Insert Applicable Repauno Entity] under this [Insert Contract] arising from and after the date the Collateral Agent or its designee succeeds to [Insert Applicable Repauno Entity]’s rights hereunder.

[Insert Contractor] hereby consents to the collateral assignment under the Security Agreement of all of [Insert Applicable Repauno Entity]’s right, title and interest in, to and under this [Insert Contract], including, without limitation, all of [Insert Applicable Repauno Entity]’s rights to receive payment and all payments due and to become due to [Insert Applicable Repauno Entity] under or with respect to this [Insert Contract] (collectively, the “Assigned Interests”) and acknowledges the right of the Collateral Agent, in the exercise of the Collateral Agent’s rights and remedies pursuant to the Security Agreement and the other Financing Documents, upon written notice to [Insert Contractor], to make all demands, give all notices, take all actions and exercise all rights of [Insert Applicable Repauno Entity] under this [Insert Contract] (including, without limitation, subsequent assignments of this [Insert Contract] or the Assigned Interests). [Insert Contractor] shall pay all amounts (if any) payable by it under this [Insert Contract] in the manner and as and when required by this [Insert Contract] directly into the account specified by the Collateral Agent, or to such other person, entity or different account as shall be specified from time to time by the Collateral Agent to [Insert Contractor] in writing. All payments required to be made by [Insert Contractor] under this [Insert Contract] shall be made without any offset, recoupment, abatement, withholding, reduction or defense whatsoever, other than those explicitly allowed by the terms of this [Insert Contract]. In the event that this [Insert Contract] is rejected or terminated as a result of any bankruptcy, insolvency, reorganization or similar proceeding affecting [Insert Applicable Repauno Entity], [Insert Contractor] shall, at the option of the Collateral Agent exercised within 60 days after the Collateral Agent’s actual knowledge of such rejection or termination, enter into a new agreement with the Collateral Agent having identical terms as this [Insert Contract] (subject to any conforming changes necessitated by the substitution of parties and other changes as the parties may mutually agree).

[Insert Contractor],

By:
Name:
Title:

ATTACHMENT A

CLOSING DATE PERMITTED INDEBTEDNESS

[Omitted]

ATTACHMENT B

MATERIAL PROJECT CONTRACTS

 [Omitted]